AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION MAY 22, 2001
                                                      REGISTRATION NO. 333-31276
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM SB-2/A
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                (AMENDMENT NO. 2)

                         -------------------------------

                          E-AUCTION GLOBAL TRADING INC.
             (Exact name of registrant as specified in its charter)

NEVADA                                    7389 (services- Business services)           n/a
 (State or other jurisdiction of           (Primary Standard Industrial                 (I.R.S. Employer
incorporation or organization)            Classification Code Number)                  Identification Number)

                         220 KING STREET WEST, SUITE 200
                                TORONTO, ONTARIO
                                 CANADA M5H 1K4
                                 (416) 214-1587
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  DAVID HACKETT
                         220 KING STREET WEST, SUITE 200
                                TORONTO, ONTARIO
                          CANADA M5H 1K4 (416) 214-1587
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable following the date on which this registration statement becomes effective

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If this Form is a post-effective amendment filed pursuant to Rule 462
(c) under the Securities Act, check the following box and list the Securities
Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If this Form is a post-effective amendment filed pursuant to Rule 462
(d) under the Securities Act, check the following box and list the Securities
Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If delivery of the prospectus is expected to be made pursuant to Rule
434, please check the following box. [_]

--------------------------------------- ----------------------- ------------------ --------------------- ---------------------
Title of Each Class of securities to    Amount to be            Offering Price     Aggregate Offering    Amount of
be registered                           Registered              Per Unit           Price                 registration Fee
--------------------------------------- ----------------------- ------------------ --------------------- ---------------------
Common Stock, par value $0.001 per      43,064,567 shares       $0.18(1)            $7,751,622           $1,937.91(2)
share
--------------------------------------- ----------------------- ------------------ --------------------- ---------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based on the high and low sales price of the Common shares on May 18, 2001.
(2) No fee is currently due, based upon prior payment by the Company of a fee, in the amount of $53,373.35, in connection with its registration statement on Form S-1 (No. 333-31276) filed February 28, 2000, to which registration statement this Form SB-2 is being filed as an amendment.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFIC ALL Y STATES THAT THIS REGISTRATION STATEMENT SHALL THERE AFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

         INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


PROSPECTUS (SUBJECT TO COMPLETION)

           ----------------------------------------------------------
                          E-AUCTION GLOBAL TRADING INC.
                        43,064,567 SHARES OF COMMON STOCK
           ----------------------------------------------------------

         This prospectus relates to the sale by the selling shareholders of up to 43,064,567 shares of common stock, $0.001 par value per share, of e-Auction Global Trading Inc.

         The shares of our common stock being registered were issued by us to the selling shareholders in certain private placements during the last two years.

         We will not receive any of the proceeds from the sale of the shares of common stock by the selling stockholders.

         Since October 25, 2000, our shares of common stock are quoted on the OTC Bulletin Board under the symbol "EAUC". On May 18, 2001, the closing price for shares of our common stock as reported on the OTC Bulletin Board was $0.18 per share.

         THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" COMMENCING ON PAGE 7.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR ACCURATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

             -------------------------------------------------------

                  The Date of this prospectus is May 22, 2001

                               PROSPECTUS SUMMARY

         THE FOLLOWING SUMMARY MAY NOT CONTAIN ALL OF THE INFORMATION IMPORTANT TO OR NEEDED BY AN INVESTOR WHEN MAKING AN INVESTMENT DECISION IN OUR COMPANY. REFERENCE SHOULD ALSO BE MADE TO THE MORE DETAILED INFORMATION AND THE CONSOLIDATED FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION AND NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS, INCLUDING THE INFORMATION UNDER "RISK FACTORS."

                                ABOUT OUR COMPANY

         e-Auction Global Trading Inc. is becoming an e-business services provider to perishable commodity markets, evolving from being a technology solutions provider to providing additional services around the perishable commodity auction space. The worldwide market for perishable commodities is estimated at over US $400 billion dollars, with approximately 20% sold through auctions. Our goal is to provide multi-functional Internet-enabled, real-time electronic trading systems that integrate financial, logistics, information and infrastructure services. Our short term objective is to deliver these integrated electronic trading systems in the perishable commodities marketplace. In the longer term, we intend to expand our products and services to electronic commodity auctions generally. Through acquisitions and additional personnel, we believe that our current technology can be readily adapted, without substantial cost or time, to provide services to other commodity auctions.

         In working towards these goals, we have made strategic acquisitions, including the purchase of the proprietary internet auctioning technology of Generated Solutions Ltd. on February 1, 1999 and the acquisition of Schelfhout Computer Systemen N.V. on January 10, 2000. Schelfhout is a technology solutions provider to perishable commodity auction houses, having access to over 150 perishable commodity auctions in Europe. More recently, on November 1, 2000, we acquired the Dutch company Kwatrobox B.V., the parent company of Nieaf Systems B.V. and Automatiseringsbureau Palm B.V., and on November 27, 2000 we acquired i-Three Inc., a professional services firm specializing in real-time, business-to-business infrastructure technology.

         Through our newly acquired wholly-owned subsidiary, Schelfhout, we intend to leverage Schelfhout's existing European market share to launch a new product called "EuroNet Trading Portals." In December 2000, we launched a pilot project with a group of six (6) fish auction houses in the Dutch electronic fish market to test our credit reservation system. We expect that this pilot project will be completed during the second quarter of 2001, after which time we intend to make such services commercially available to our other customers. EuroNet Portals will act as a pan-European network designed to link Schelfhout's existing standalone European systems, which currently trade approximately US $7.0 billion in perishable commodities per year. These EuroNet Portals are intended to become "end-to-end" solutions, providing clients with efficient and centralized financial settlement, foreign exchange and credit services and, more importantly, all owing individual buyers to participate in the auction process remotely. To our knowledge, no such end-to-end solutions are currently available to the perishable commodity auction market.

         Our Company was incorporated in the State of Nevada on January 8, 1998 under the name "Kazari International Inc." Pursuant to a share exchange agreement dated February 26, 1999 among e-Auction Global Trading Inc. (Barbados), QFG Holdings Limited, Inc. and us, the shareholders of e-Auction (Barbados) completed a reverse-takeover of our Company, at which time we changed our name to e-Auction Global Trading Inc.

         Our principal Executive offices are located at 220 King Street West, Suite 200, Toronto, Ontario, Canada M5H 1K7. Our telephone number is (416) 214-1587.

                      SELECTED CONSOLIDATED FINANCIAL DATA

         The following selected consolidated financial data should be read in conjunction with our consolidated financial statements and related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus. The consolidated statement of operations data for the twelve (12) month period ended December 31, 1999 and December 31, 2000 and the consolidated balance sheet data at December 31, 1999 and December 31, 2000 are derived from the audited and unaudited interim consolidated financial statements included elsewhere in this Prospectus. Historical results are not necessarily indicative of results to be expected in the future.

CONSOLIDATED STATEMENT OF OPERATIONS DATA:

                                                                                   YEAR ENDED     QUARTER ENDED
                                                            YEAR ENDED             DECEMBER 31,   MARCH 31, 2001
                                                        DECEMBER 31, 1999             2000         (UNAUDITED)
                                                        -----------------     -----------------   --------------
Revenue:                                              $             0              $4,858,963       $1,966,175
Cost of Goods Sold                                                  0               1,969,666        1,001,509
Gross Margin                                                        0               2,889,297          964,666
Expense:
Sales, General and Administration                           2,654,432               5,698,828        2,518,766
Research and development costs                                      0                       0          415,265

Depreciation and Amortization                                       0               1,749,312          737,832

Net Income (Loss) for the Year                        $    (2,654,432)             (4,665,934)      (2,436,170)

Pro forma basic and diluted net income (loss) per
share (1)                                                       (0.07)                  (0.09)           (0.04)
Shares used in computing pro forma basic                   34,432,329              59,196,743       62,714,551

CONSOLIDATED BALANCE SHEET DATA:

                                                                AS AT                                  AS AT
                                                             DECEMBER 31,              AS AT         MARCH 31,
                                                                 1999                DECEMBER 31,      2001
                                                                                        2000        (UNAUDITED)
                                                      ---------------------    ----------------    -------------
Cash and cash equivalents                             $         179,394               6,205,169      4,039,187
Deposit                                                       1,000,000
Investment                                                            0                 514,835        692,866
Total Assets                                                  5,213,641              21,411,771     19,316,793
Payables and Accruals                                           749,050               2,703,079      2,670,120
Loans payable and shareholder loans                           4,200,000                       0              0
Deferred Revenue                                                200,000               1,323,874      1,454,906
Long-term debt, less current portion                                  0                 392,718        429,240
Mandatorily redeemable shares of common stock                         0               4,574,364      4,574,364
Shareholders' Equity (Deficit)                        $      (2,654,431)           $ 10,415,200      8,355,147

(1) See "Notes to Consolidated Financial Statements" for an explanation of the determination of the shares used in computing pro forma basic and diluted net loss per share.

         SUMMARY PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

         This financial information has been prepared in connection with our acquisition of Kwatrobox B.V. in a purchase agreement dated November 1, 2000. The condensed unaudited pro forma income statement reflects the combined operations for the year ended December 31, 2000 as if the acquisition had taken place at January 1, 1999.

         The financial information for the respective companies is based on audited financial statements. The Kwatrobox financial information was prepared in accordance with US generally accepted accounting principles. The exchange rate used to convert Kwatrobox's historical income statement was 0.4182, this is the average exchange rate for 2000 between Guilders and U.S. dollars.

SUMMARY PRO FORMA STATEMENT OF OPERATIONS DATA: (UNAUDITED)

                                                                                  PROFORMA
                                             E-AUCTION(1)       KWATROBOX        ADJUSTMENTS        PROFORMA
                                              YEAR ENDED     10 MONTHS ENDED                       YEAR ENDED
                                          DECEMBER 31, 2000  OCTOBER 31, 2000                  DECEMBER 31, 2000
Revenue                                            4,858,963         3,176,078                -         8,035,041
Cost of goods sold                               (1,969,666)       (2,546,279)                -       (4,515,945)
                                          ------------------------------------------------------------------------
                                                   2,889,297           629,799                -         3,519,096

OPERATING EXPENSES
 Sales, general and administrative                 5,698,828         1,947,059                -         7,628,392
 Depreciation and amortization                     1,749,312            81,466          827,473         2,675,746


                                          ------------------------------------------------------------------------
                                                   7,448,140         2,028,525          827,473        10,304,138

LOSS BEFORE THE UNDERNOTES                       (4,558,844)       (1,398,726)        (827,473)       (6,785,042)
Non-controlling interest                               1,417                 -                -             1,417
Share of loss of equity investment                 (193,168)                                            (193,168)
Interest Income                                    (189,392)            23,595                -         (165,797)
                                          ------------------------------------------------------------------------
Loss before income taxes                         (4,561,203)       (1,422,321)        (827,473)       (6,810,997)
Income tax expense                                   104,731                 -                -           104,731

                                          ------------------------------------------------------------------------
LOSS FOR THE YEAR                                (4,665,934)       (1,422,321)        (827,473)       (6,915,728)
Accretion on mandatorily redeemable                (938,000)                 -                -         (938,000)
common stock to redemption value
                                          ------------------------------------------------------------------------
Loss availoable to common shareholders           (5,603,934)       (1,422,321)        (827,473)       (7,853,728)

Unrealized foreign exchange gain                   (124,822)                 -                -         (124,822)
                                          ------------------------------------------------------------------------
COMPREHENSIVE LOSS                               (4,790,756)       (1,422,321)        (827,473)       (7,040,550)
                                          ------------------------------------------------------------------------
Proforma                                                                                                   (0.13)

(1) e-Auction Global Trading Inc statement of operations for the year ended December 31, 2000 including 2 months of the results of operations of Kwatrobox B.V.


                                  RISK FACTORS
WE HAVE A LIMITED OPERATING HISTORY AND AN          Although the  completion of our  acquisition of Schelfhout
EVOLVING BUSINESS MODEL                             Computer  Systemen N.V.  provides us with more extensive operating knowledge, we have a limited operating history under the
                                                    current business model upon which we can be evaluated. Because our business model relies on use of the Internet, our
                                                    prospects must also be considered in light of the risks and uncertainties encountered by companies that operate in the new and rapidly evolving Internet market. There can be no
                                                    assurance that we will be successful in addressing the risks inherent in our business model and the failure to do so could depress our business operations and lead to financial
                                                    hardship.

THE COMPANY HAS NEVER BEEN PROFITABLE AND MAY       We have not  made a profit  to date and may not be able to
NOT BE PROFITABLE IN THE FUTURE                     do so in the future.  The Company is operating  at a net loss, and we expect to continue to experience losses for the foreseeable future.
                                                    We cannot be certain when we will become profitable, if at all. Our failure to achieve and maintain profitability could adversely affect the market price of our common stock as well as our ability to finance continued operations.

IF WE DO NOT RECEIVE ADDITIONAL FINANCING TO        Our lack of operating history and the uncertainty of the
OPERATE OUR BUSINESS WE WILL NOT BE ABLE TO         Internet market make any prediction of our future results of
EXPAND OUR OPERATIONS OR ADEQUATELY RESPOND TO      operations difficult or impossible. Nonetheless, our business
COMPETITIVE PRESSURES                               plan demands that we incur significant operating expenses in order to develop and extend our business model and operations, as well as respond to unanticipated competitive pressures or take advantage of unanticipated opportunities, including
                                                    acquisitions of complementary businesses or technologies.
                                                    Anticipated rapid growth may also require additional funds to expand our operations or enlarge our organization. We do not expect that our revenue will cover those expenses. As a
                                                    result, we intend to raise additional capital through public or private debt or the sale of equity and/or debt securities.

                                                             We cannot assure you that additional financing will
                                                    be available on terms favorable to us, or that additional
                                                    financing will be available at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to take advantage of unanticipated opportunities,
                                                    develop new technologies or other-wise respond to
                                                    unanticipated competitive pressures, or continue to fund our operations.

OUR USE OF THE INTERNET PRESENTS SYSTEM                      Our software products are based on programming
DEVELOPMENT AND OPERATIONAL RISKS                   languages which, to date, have been used primarily for
                                                    specialized applications on the desktop. Our future success will depend, in large part, on the development of specialized programming languages geared to facilitate Internet based
                                                    applications with a particular emphasis on widespread
                                                    commercial use in a server

                                      -5-

                                                    based environment. In addition, rapid technological change, dynamic demands and frequent introductions of new products and product enhancements characterize the market for our services.
                                                    Customer requirements for services can change rapidly as a result of innovations and changes within the computer hardware and software industries and the customers' vertical markets, the introductions of new products and technologies and the emergence, evolution or widespread adoption of industry
                                                    standards. The actual or anticipated introduction of new
                                                    services can render existing services obsolete or unmarketable or result in delays in the purchase of such services. Delays in the development or adoption of new standards or protocols required to handle increased levels of Internet activity and increased governmental regulation or taxation of Internet
                                                    commerce may restrict the growth of the Internet. Capacity constraints within our systems could result in: (1) system disruptions; (2) inaccessibility of our network; (3) long
                                                    response times; (4) impaired quality; and (5) loss of
                                                    important reporting data.

                                                             Our future success will depend in large part on our
                                                    ability to improve our current services and to develop and market new services that address these changing markets and market requirements on a timely basis. We will be required to add additional software and hardware and further develop and upgrade our existing technology, transaction processing
                                                    capability and network infrastructure to accommodate increased traffic over our supported networks due to increased auction volumes as we expand our business. Any inability to do so may cause system disruptions, slower response times and
                                                    degradation in auction service levels. There can be no
                                                    assurance that we will be able to upgrade our systems as
                                                    necessary in a timely manner or to integrate smoothly any
                                                    newly developed or purchased upgrades or enhancements to our current systems or that the necessary infrastructure or
                                                    complementary products and services are not developed. Any inability to do so could adversely effect our ability to
                                                    adequately compete or continue our operations.

THE MARKET MAY NOT ACCEPT OUR SOLUTIONS,                     The majority of our revenues will be derived from the
RESULTING IN LOST BUSINESS AND REDUCED BUSINESS     implementation of software solutions around the perishable
PROSPECTS                                           commodity auction process. Our success will depend on the
                                                    acceptance of financial services and settlement services
                                                    application software and services by the market, as well as our ability to enhance our products and services to meet the evolving needs of customers on a timely basis. While we
                                                    believe that the commodity auction market place will embrace the advent of integrated financial services and settlement software applications and, further, that we will be able to develop these products efficiently (and through our business relationship with ABN AMRO), there can be no assurance that the perishable commodity auction market place and the business to business electronic commerce market place will continue to exist, of the market's acceptance of our solutions, or our ability to meet customers' needs.

                                      -6-

IF THE COMPANY'S ONLINE SERVERS BECAME                       We could lose users and customers for our online
ISP UNAVAILABLE, WE COULD LOSE CUSTOMERS            portal and business if we do not have ready access to our
                                                    online servers, or if our online servers and computer systems do not perform reliably and to our customers' satisfaction.
                                                    Network interruptions or other computer system shortcomings, including inadequate capacity, could reduce customer
                                                    satisfaction with our services or prevent customers from
                                                    accessing our services and seriously damage our reputation.
                                                    Our computer and communication systems are also vulnerable to computer viruses, physical or electronic break-in and other disruptions. These problems could lead to interruptions,
                                                    delays, loss of data or the ineffective operation of the our server. Any of these outcomes could seriously harm our
                                                    business.

THERE ARE INHERENT SECURITY RISKS IN OUR                     We rely on encryption and authentication technology
E-COMMERCE BUSINESS                                 licensed from third parties to provide the security and
                                                    authentication necessary to effect secure transmission of
                                                    confidential information, such as customer credit information.
                                                    There can be no assurance that advances in computer
                                                    capabilities, new discoveries in the field of cryptography, or other events or developments will not result in a compromise or breach of the algorithms used by the Company to protect customer and supplier transaction data. In the event an
                                                    unauthorized party is able to circumvent the Company's
                                                    security measures, such party could misappropriate proprietary information or cause interruptions in our operations. Any
                                                    compromise of our security could have a material adverse
                                                    effect on our business, requiring us to expend significant capital and other resources to protect against such security breaches or to alleviate problems caused by such breaches. To the extent that activities of the Company or third-party
                                                    contractors involve the storage and transmission of
                                                    proprietary information, such as credit information, security breaches could damage the our reputation and expose us to a risk of loss or litigation and possible liability.

GOVERNMENTAL REGULATION OF THE INTERNET AND                   To our knowledge, the operation of e-Auction is not
ONLINE COMMERCE                                      currently subject to direct regulation by any domestic or
                                                     foreign governmental agency, other than regulations applicable to businesses generally, and laws or regulations directly
                                                     applicable to access to online commerce. However, due to the increasing popularity and use of the Internet and other online services, it is possible that a number of laws and regulations may be adopted with respect to the Internet or other online services covering issues such as user privacy, pricing,
                                                     content, copyrights, distribution, and characteristics and quality of products and services. Furthermore, the growth and development of the market for online commerce may prompt more stringent consumer protection laws that may impose additional burdens on those companies conducting business online. The adoption of any additional laws or regulations may decrease the growth of the Internet of other online services which
                                                     could, in turn, decrease the demand for our products and
                                                     services and increase our cost of doing business.

                                      -7-

                                                             Moreover, the applicability to the Internet and other
                                                    online services of existing laws in various jurisdictions
                                                    governing issues such as property ownership, sales and other taxes and personal privacy is uncertain and would take time to resolve. In addition, as the Company's service is available over the Internet in multiple states and foreign countries, and as the Company sells to numerous consumers residing in such states and foreign countries, such jurisdictions may
                                                    claim that the Company is required to qualify to do business as a foreign corporation in each such state and foreign
                                                    country. Failure by the Company to qualify as a foreign
                                                    corporation in a jurisdiction where it is required to do so could subject the Company to taxes and penalties for the
                                                    failure to qualify. Any such new legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to the Company's business, or the application of existing laws and regulations to the
                                                    Internet and other online services could have a material
                                                    adverse effect on our results of operations and financial
                                                    condition

DUE TO THE RAPID CHANGES AND INTENSE COMPETITION             The e-commerce business to business market is highly
IN OUR INDUSTRY, OUR ABILITY TO COMPETE AND         competitive, is rapidly changing, and is significantly
GENERATE REVENUE MAY BE HINDERED                    affected by new product introductions and geographical
                                                    regional market growth. Barriers to entry into this market are relatively low and we expect that competition will intensify in the future. Specific factors upon which we compete include, but are not limited to, functionality of our applications and services, technological sophistication, ease of use, timing for implementation, quality of support and services, price and breadth of experience. We believe that we will compete
                                                    favorably on all of these competitive factors. However, there remains significant risk that competitive forces may affect our ability to compete and generate revenue. Some of our
                                                    potential competitors, as well as a number of potential new competitors, have longer operating histories, greater brand name recognition, larger customer bases and significantly
                                                    greater financial, technical and marketing resources than we
                                                    do.

                                                    Our competitors include:
                                                    o        in the fish commodity space, Fishmonger, Gofish, French
                                                             Fish and OES;
                                                    o        in the flower commodities space, WCOL, American Clock,
                                                             and OES; and
                                                    o        in the fruits and vegetables commodities space, WCOL and
                                                             OES.
                                                             Such competition could result in reduced margins,
                                                    lower growth or loss of market share.

OUR PAST AND FUTURE ACQUISITIONS MAY AFFECT OUR              We intend to engage in selective acquisitions of
BUSINESS PROSPECTS                                  perishable commodity businesses in the future, which may
                                                    include software vendors, auction houses and information
                                                    technology service companies. There can be no assurance,
                                                    however, that we will be successful in identifying, financing and completing any acquisitions.

                                      -8-

                                                             Moreover, there can be no assurance that we will
                                                    successfully integrate any of the acquired businesses into our operations, including our acquisition of Schelfhout and more recently, of Kwatrobox B.V. and I-Three. Any acquired business may not achieve desired levels of revenue, profitability or productivity or otherwise perform as expected. In addition, growth through acquisition of existing companies involves
                                                    risks such as diversion of management's attention,
                                                    difficulties in the integration of acquired operations,
                                                    difficulties in retaining personnel, increased off limits
                                                    conflicts, assumption of liabilities not known at the time of acquisition and tax and accounting issues, some or all of
                                                    which could have a material adverse effect on our business and our ability to expand and create further revenue streams.

                                                             The success of our proposed plan of operation depends
                                                    to a great extent on the operations, financial condition and management of Schelfhout, Kwatrobox and i-Three as well as other acquired or to be acquired companies or business
                                                    operations. While business combinations with entities having established operation histories are preferred, there are no assurances that we will be successful in locating candidates meeting such criteria. In the event that we complete business combinations, the success of our operations will depend on the management of the acquired companies and numerous other
                                                    factors.

OUR CONTINUED GROWTH MAY STRAIN OUR                          Any future growth may place a significant strain on
RESOURCES                                           our managerial, operational and financial resources. To manage our growth, we will be required to implement and improve our managerial controls and procedures and operational and
                                                    financial systems. In addition, our success will depend on our ability to hire and retain qualified personnel and to train, integrate and manage our work force, particularly our
                                                    technical support, advertising, sales and business development staff. Locating and retaining qualified personnel in our
                                                    business is extremely competitive. Although we can expect to hire new employees in the foreseeable future, we can give no assurances that we have adequately allowed for the costs and risks associated with our proposed expansion or that our
                                                    systems, procedures or controls will be adequate to support our operations, or that our management will be able to
                                                    successfully offer and expand our services. We can also give no assurances that we will be able to successfully locate, train and integrate personnel into our work force. If we are unable to manage our growth effectively, our results of
                                                    operations and plans for continued growth will likely be
                                                    impeded.

WE MAY NOT BE ABLE TO PROTECT OUR INTELLECTUAL               Our success depends, in part, upon the protection of
PROPERTY RIGHTS, AND ASSERTING OUR INTELLECTUAL     proprietary rights in our products, technology and trade
PROPERTY RIGHTS MAY SUBJECT THE COMPANY TO          secrets. We rely on a combination of patent, copyright, and
LITIGATION WHICH COULD HARM ITS OPERATING RESULTS   trademark laws, confidentiality procedures and licensing
                                                    arrangements to protect our proprietary rights.

                                      -9-

                                                    There can be no assurance, however, that the confidentiality and license agreements on which we rely to protect our trade secrets and proprietary technology will be adequate. Further, the laws of certain countries in which we do business do not protect our proprietary rights to the same extent as the laws of the United States. Legal protections of our proprietary rights may be ineffective in such countries. Policing
                                                    unauthorized use of our products is difficult, and litigation to defend and enforce our intellectual property rights could result in substantial costs and diversion of resources.
                                                    Despite our efforts to safeguard and maintain our proprietary rights both in the United States and abroad, there can be no assurance that we will be successful in doing so, or that the steps taken by us in this regard will be adequate to deter misappropriation or independent third party development of our technology or to prevent an unauthorized third party from
                                                    copying or otherwise obtaining and using our products or
                                                    technology. Any failure in the protection of our proprietary rights could hinder our operations and lead to costly
                                                    litigation.

WE MAY BE SUBJECT TO INFRINGEMENT CLAIMS                     As the number of industry specific packaged
OF THIRD PARTIES                                    application and service vendors in the industry increases and the functionality of these products further overlaps, software development and services companies like ours may increasingly be come subject to claims of infringement or misappropriation of the intellectual property rights of others. There can be no assurance that third parties will not assert infringement or misappropriation claims against us in the future with respect to current or future products. Any claims or litigation, with or without merit, could be time consuming, result in costly litigation, divert management's attention and cause product shipment delays or require us to enter into royalty or
                                                    licensing arrangements. Such royalty or licensing
                                                    arrangements, if required, may not be available on terms
                                                    acceptable to us, if at all, which could have a material
                                                    adverse effect on our business, financial condition and
                                                    results of operations. Adverse determinations in such claims or litigation could impede our ability to successfully compete within our industry.

OUR SUCCESS DEPENDS ON OUR ABILITY TO ATTRACT                The continued services of our founders and other key
AND RETAIN EMPLOYEES                                personnel are deemed important to our proper operation. The loss of the services of one or more of them could have a
                                                    material adverse effect on our business, financial condition, results of operations and prospects. Except for Daniel
                                                    McKenzie and David Hackett, the Chief Executive Officer and
                                                    Chief Financial Officer of our Company, respectively, none of our key management personnel has entered into employment
                                                    agreements obligating them to remain employed by us for any specific term nor are our key employees party at this time to non-solicitation, confidentiality or noncompetition agreements with us. In addition, we do not maintain "keyman" life
                                                    insurance policies on any of our founders or other key
                                                    personnel, and we may not be able to recover from the
                                                    unexpected loss of any of their services.

                                      -10-

                                                    If we lose such employees or other employees leave to work for our competitors or start their own competing business, such loss will likely have a materially adverse affect our
                                                    business, results of operations and financial condition. We will need to continue to recruit and retain additional members of senior management to manage anticipated growth, but there can be no assurance that we will be able to recruit or retain additional members of senior management on terms suitable to
                                                    us.

FUTURE ISSUANCE OF COMMON STOCK COULD ADVERSELY              Sales of substantial amounts of the common stock in
AFFECT THE MARKET AND DILUTE CURRENT SHAREHOLDERS   the public market, or the prospect of these sales, could
                                                    depress the prevailing market price of our common stock and its ability to raise equity capital in the future. At the time of filing, we had outstanding 66,350,915 shares of common
                                                    stock as well as options and other equity and/or debt
                                                    securities outstanding exercisable or convertible to purchase up to an additional 8,213,000 shares of our common stock,
                                                    assuming the maximum number of shares to be issued upon such exercise or conversion.

THE PRICE OF OUR COMMON STOCK MAY BE DEPRESSED               Of the 66,350,915 shares of our common stock issued
DUE TO POSSIBLE FUTURE SALES UNDER RULE 144 AND     and outstanding as of the time of filing, 60,910,915 shares
UPON THE EFFECTIVENESS OF THIS REGISTRATION         are "restricted securities" as defined by Rule 144 of the
STATEMENT                                           Securities Act. Under Rule 144, restricted securities which have been beneficially owned for at least one year maybe sold in brokers' transactions or directly to market makers, subject to certain quantity and other limitations. Generally, once restricted securities are eligible for sale under Rule 144, a person may sell, in any three month period, an amount equal to the greater of (i) the average weekly trading volume, if any, of the common stock during the four calendar weeks preceding the sale or (ii) 1% of the outstanding shares of our common stock. Shares beneficially owned for two years by
                                                    non-affiliates of our Company may be sold. A substantial
                                                    number of shares of common stock are already available for sale in the public market under Rule 144 of the Securities Act and additional shares may become available for sale in the near future. Sale of substantial amounts of such stock could have a depressive effect on the price of the common stock in any market which may develop.

                                                             If and when this registration statement becomes
                                                    effective, 43,064,567 restricted securities will be eligible to be sold without limitation. No prediction can be made as to the effect, if any, that sales of shares of common stock or the availability of such shares for sale will have on the
                                                    market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market would likely have a material adverse effect on prevailing market prices for the common stock and could impair our ability to raise capital through the sale of our equity securities.

                                      -11-

OUR SECURITIES ARE SUBJECT TO "PENNY STOCK"                  Our common stock may be deemed to be "penny stock" as
RULES AND MAY BE DIFFICULT TO RESELL                that term is defined in Rule 3a51-1 of the Securities and
                                                    Exchange Commission. Penny stocks are stocks (i) with a price of less than $5.00 per share; (ii) that are not traded on a
                                                    "recognized" national exchange; (iii) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stocks must still meet requirement (i) above); or (iv) of
                                                    issuers with net tangible assets less than $2,000,000 (if the issuer has been in continuous operation for at least three years) or $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than $6,000,000 for the last three years. Section 15(g) of the Securities
                                                    Exchange Act of 1934, as amended, and Rule 15g-2 of the
                                                    Securities and Exchange Commission require broker/dealers
                                                    dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document
                                                    before effecting any transaction in a penny stock for the
                                                    investor's account.

                                                             Moreover, Rule 15g-9 of the Securities and Exchange
                                                    Commission requires broker/dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This
                                                    procedure requires the broker/dealer to (i) obtain from the investor information concerning his or her Financial
                                                    situation, investment experience and investment objectives;
                                                    (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny
                                                    stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker/dealer made the determination in (ii) above; and (iv) receive a
                                                    signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's
                                                    financial situation, investment experience and investment
                                                    objectives. Compliance with these requirements may make it more difficult for investors in our common stock to resell their shares to third parties or to otherwise dispose of them.

LIMITATIONS ON THE LIABILITY OF OUR DIRECTORS                Our bylaws contain provisions limiting the liability
AND OFFICERS REDUCES THE LIKELIHOOD OF              of our directors for monetary damages to the fullest extent
DERIVATIVE SUITS UNDER CIRCUMSTANCES                permissible under Nevada law. This is intended to eliminate
WHERE SUCH SUITS WOULD BE APPROPRIATE               the personal liability of a director for monetary damages on an action brought by or in the right of our Company for breach of a director's duties to us or to our stockholders except in certain limited circumstances. Our bylaws also contain
                                                    provisions requiring us to indemnify our directors, officers, employees and agents serving at our request, against expenses, judgments (including derivative actions), fines and amounts paid in settlement. This indemnification is limited to actions taken in good faith in there as on able belief that the
                                                    conduct was lawful and in or not opposed to the best interests of our Company.

                                      -12-

                                                    The bylaws provide for the indemnification of directors and officers in connection with civil, criminal, administrative or investigative proceedings when acting in their capacities as agents for our Company. These provisions may reduce the
                                                    likelihood of derivative litigation against directors and
                                                    executive officers and may discourage or deter stockholders or management from suing directors or executive officers for
                                                    breaches of their duties to the Company, even though such an action, if successful, might otherwise benefit the Company and our stockholders.

            CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

         CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOUR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: ALL STATEMENTS, OTHER THAN HISTORICAL FACTS, INCLUDED IN THE FOREGOING NEWS RELEASE REGARDING E-AUCTION'S BUSINESS STRATEGY AND PLANS OF MANAGEMENT FOR FUTURE OPERATIONS ARE "FORWARD LOOKING STATEMENTS". THESE STATEMENTS, WHICH INCLUDE, BUT ARE NOT LIMITED TO, WORDS SUCH AS "EXPECT," "ANTICIPATE," "PLAN" AND "INTEND," ARE BASED ON MANAGEMENT'S BELIEFS AND ASSUMPTIONS, AND ON INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT. THESE STATEMENTS INVOLVE CERTAIN KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE COMPANY'S ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. THESE FACTORS INCLUDE, AMONG OTHERS, E-AUCTION'S ABILITY TO SUCCESSFULLY INTEGRATE ANY PRIOR AND FUTURE ACQUISITIONS; ANY UNCERTAINTIES RELATING TO BUSINESS AND ECONOMIC CONDITIONS IN MARKETS IN WHICH E-AUCTION OPERATES; ANY UNCERTAINTIES RELATING TO CUSTOMER PLANS AND COMMITMENTS; THE TIMELY DEVELOPMENT AND MARKET ACCEPTANCE OF E-AUCTION'S PRODUCTS AND TECHNOLOGIES; THE HIGHLY COMPETITIVE ENVIRONMENT IN WHICH E-AUCTION OPERATES; AND OTHER FACTORS SET FORTH ABOVE UNDER "RISK FACTORS."

                        MARKET PRICE OF OUR COMMON STOCK

         Our common stock are currently quoted on the OTC Bulletin Board under the symbol "EAUC."

         From January 19, 2000 to October 25, 2000, our common stock was quoted on the quotation system operated by the National Quotation Bureau, LLC, known as the "Pink Sheets" after our shares of common stock were delisted from quotation on the OTC Bulletin Board due to our inability to become a reporting issuer prior to the deadline imposed by the National Association of Securities Dealers, Inc.

         The following table sets forth the closing prices for the common stock during the periods indicated, as reported by the OTC Bulletin Board prior to January 19, 2000 and after October 24, 2000, and during the interim, as reported by the National Quotation Bureau, LLC Pink Sheets. The bid prices reflect inter-dealer quotations, do not include retail mark-ups, markdowns, or commissions and do not necessarily reflect actual transactions. To our knowledge, prior to February 26, 1999, no broker dealer made an active market or regularly submitted quotations for our common stock. During this period, there were only an infrequent number of trades and virtually no trading volume.

         YEAR ENDING DECEMBER 31, 1999                         COMMON STOCK
         -----------------------------                         ------------
                                                          PRICE HIGH   PRICE LOW
                                                          ----------   ---------
         First Quarter (commencing February 26, 1999 )   9.05             4.70
         Second Quarter                                 11.38             6.60
         Third Quarter                                   9.25             1.187
         Fourth Quarter                                  1.78             0.906

         YEAR ENDING DECEMBER 31, 2000
         -----------------------------
                                                         PRICE HIGH   PRICE LOW
                                                         ----------   ---------
         First Quarter                                   6.375            1.343
         Second Quarter                                  2.875            1.15
         Third Quarter                                   1.45             0.59
         Fourth Quarter (prior to October 25, 2000)      1.01             0.57
         Fourth Quarter (after October 25, 2000)         0.88             0.30


         YEAR ENDING DECEMBER 31, 2001
         -----------------------------
                                                         PRICE HIGH   PRICE LOW
                                                         ----------   ---------
         First Quarter                                   0.84             0.30
         Second Quarter (through May 16, 2001)              0             0.18

         As of May 18, 2001, we had 66,350,915 shares of common stock outstanding held by approximately 258 record holders.

DIVIDEND POLICY

         We have never declared or paid a cash dividend on our common stock. It is our present policy to retain earnings, if any, to finance the development and growth of our business. Accordingly, we do not anticipate that cash dividends will be paid until our earnings and Financial condition justify such dividends, and there can be no assurance that we can achieve such earnings.

                                 USE OF PROCEEDS

         We are not receiving any of the proceeds from the sale of the shares of our common stock being registered hereunder.

                                   OUR COMPANY

         We were originally incorporated in the State of Nevada on January 8, 1998 under the name "Kazari International, Inc." On February 26, 1999, we purchased all of the outstanding shares of common stock of e-Auction Global Trading Inc. (Barbados). Pursuant to the terms of the stock exchange agreement, we issued to the 11 shareholders of e-Auction (Barbados), on an one for one exchange basis, thirty-four million five-hundred thousand (34,500,000) shares of our common stock. We had no viable business activities at the time of the exchange agreement.

         On June 10, 1999, Kazari amended its articles of incorporation to change its name from "Kazari International, Inc." to "e-Auction Global Trading Inc." and increased the number of authorized shares of our common stock from forty million (40,000,000) shares to two hundred and fifty million (250,000,000) shares of common stock, par value $0.001 per share.

         We currently own the following:

         o        a 100% ownership interest in e-Auction Global Trading Inc.
                  (Barbados), which in turn has a wholly owned subsidiary, Aucxis Corp. (Canada). Prior to May 11, 2000, this subsidiary was known as e-Auction Global Trading Inc. (Canada).

         o a 100% ownership interest in Aucxis Corp. (Belgium) N.V., which in turn has a wholly owned subsidiary, Schelfhout Computer Systemen N.V. Prior to May 12, 2000, this subsidiary was known as e-Auction Belgium N.V.

         o a 99% ownership interest in SDL Invest N.V. a new legal entity formed March 22, 2000, in which we made a contribution in kind of certain real property and liabilities. In connection with the formation of SDL Invest N.V., we granted an option to Luc Schelfhout and Hilde De Laet to purchase the shares of SDL Invest N.V. for a nominal price equal to the book value.

         o a 100% ownership interest in v-Wholesaler N.V., which has a wholly-owned subsidiary, Kwatrobox B.V., which in turn includes 100% of Palm Veilingsystemenn b.v., 100% of Nieaf Systems b.v, 100% of Automatiseringsbureau, Palm b.v. and 80% of Scoop Software b.v.

         o        a 100% ownership interest in i-Three Inc.

         o a 48.2% equity interest in Aucxis Ltd., a publicly traded company on the Australian Stock Exchange under the symbol AXL.

OUR BUSINESS STRATEGY

         Electronic and remote (on line) auctions, which constitute approximately 10% of the entire auction market, represent an out growth of the auction market which had chiefly consisted of live auctions (see chart below).

         According to Forrester Research Inc.(1) ("Forrester"), the remote or on line auction market is divided into the following three categories: (i) commodity auctions; (ii) independent auctions selling goods; and (iii) private auctions. We intend to specialize in commodity auctions which Forrester estimates to account for approximately 50% of the total value of business auction transactions.

         The online auction model has emerged as a significant channel and electronic commerce methodology in the business to consumer market ("B2C"), also referred to as "Independent Auctions", with such companies as e-Bay, Onsale, uBid and Bid.com currently providing such services.

                     EVALUATION OF THE AUCTION SYSTEM MODEL
                              [GRAPH APPEARS HERE]


--------------------

         (1) Forrester Research Inc., Business Trade & Technology Strategies, March 1998.

         However, according to Forrester, the real potential for electronic auctions lies in the business to business market ("B2B") also referred to as "Commodity Auctions". Forrester predicts the trade in Commodity Auctions will reach US $32.2 billion by the year 2002 (versus only US $5.5 billion dollars for Independent Auctions ).

         We believe that an enormous opportunity awaits the Company which can successfully integrate and efficiently deliver the various components and services of a dynamic global trading solution. We intend to deliver such a global trading system in the form of an entirely new distribution channel which will:

         o improve economic efficiency in the management of sales and distribution;

         o improve information flow and product availability to potential purchasers; and

         o lower the cost of sales by exploiting Internet technologies and sharing a technology platform.

         Our management believes that we have the potential to be successful and profitable because we are targeting low risk established high volume B2B auction and commodity exchange markets. Our management further believes that our high value and high margin transactional revenue model will help ensure sustainable growth for the long term.

         With the capabilities acquired by our acquisitions of Schelfhout, Kwatrobox and its subsidiaries, Nieaf and Palm, and i-Three and our strategic alliance with ABN AMRO Bank N.V., we shall be able to provide real time, electronic auction and related financial services to auctioneers selling commodities. Our intent is to become a world leader in the electronic perishable commodity auctions in the short term, and expand our world leadership into the electronic commodity auctions in the longer term. We currently have the knowledge base, skills, equipment and software that is needed to provide electronic services for perishable commodity auction businesses. Our knowledge, skills, equipment and software, however, is not yet sufficient to provide electronic services for other commodity auction businesses.

         In accomplishing our goals, our intent is not to remove the traditional auction house from the electronic auction process, but rather to make the process more transparent to those involved in the auction process. Currently, there are multiple steps in the auction process (from the actual auction to providing foreign exchange services, settlement services, the insurance of goods in transit and the delivery of the goods). Therefore, individual buyers and sellers currently have to arrange the ancillary services around the auction themselves. We propose to provide a "cradle to grave" solution for the buyers and sellers.

         Initially, we will focus on the financial services component which includes foreign exchange services and settlement services. Towards this end, we entered into a strategic alliance with ABN AMRO on May 9, 2000, to jointly develop an internet based system to provide foreign exchange, credit management and settlement services, to our perishable commodity auction customers.

OUR PRODUCTS AND SERVICES

         Our trading platform is fully operational and used by over 150 customers worldwide. Through our acquisitions of Schelfhout and Nieaf, we now have a complete trading platform for perishable commodity auctions. This allows the Company to offer auction houses the ability to conduct remote and simultaneous auctions. Our trading platform consists of the following components (all of which are currently operational):

         ELECTRONIC AUCTION CLOCKS

         Since 1985, Schelfhout has been a constant innovator in auctions based on the "Dutch clock". The "Dutch Clock" is the electronic time-piece utilized in the Dutch auction system. Starting with (now primitive) projection systems, and evolving into digital and LED based clocks, the goal has always been to provide clock systems that maximize usability and auction throughput. Auction throughput refers to the number of transactions that occur over a stated period of time in an individual auction environment. Many auctions now employ several Schelfhout clocks simultaneously, substantially increasing the number of lots that can be sold on any given auction day.

         In some auctions, the clock is mobile: the so called "Moby Clock". This clock was developed to meet the specific needs of the fishing industry, where buyers and the clock can move through a fish market and conduct sales over the actual product.

         AUCTION CONTROLLER

         The auction master console runs the electronic clock and the digital displays of the auction. It also registers the winning bid made by either a local buyer or a buyer using a remote workstation. The console is a PC running Microsoft Windows (3.1, 9x, NT), and bids are logged into a local SQL database. At the time a bid is made, the controller also checks the credit position of the buyer to ensure that they have sufficient credit to cover the purchase. This credit information is also stored in a SQL database, and is one of the principal integration points between the existing Schelfhout systems and the Financial services offered by e-Auction.

         In some high volume auctions, a multi-transaction controller is used all owing several transactions to be processed every time the auction clock is stopped.

         REMOTE BIDDING SYSTEMS

         A number of auctions support buying through remote workstations, so that the buyers do not have to be physically present at the auction. In some cases, these remote terminals are actually in the auctions themselves, replacing the main electronic clock. In either case, the remote terminals connect to the main auction using dial up or ISDN, and make socket connections to the "syncrator", a dedicated server whose sole task is to determine which bid is the highest. Through logic that takes into account transmission delays, the syncrator ensures that, regardless of whether or not the bidder is physically present, the auction is always fair.

         As with the auction controller, the remote bidding clients are currently using PC based applications.

         MEDIATION SYSTEMS

         While most of Schelfhout's auction customers operate on a Dutch clock, there are some circumstances under which a different type of bidding is required. In these cases, a mediation system is used, where a server collects bids, relates them to asking prices by producers and their agents, and assigns lots to the relevant buyers. Schelfhout has been working on the development of a new, integrated trading system that builds on the vast experience gained over the last 15 years. The basic principle is that, to obtain the optimum price for a particular product, a variety of tools must be available to the selling organization, as well as detailed information services. The Multi-Trade product is designed to provide some or all of these tools at the sellers' discretion. On June 20, 2000, Schelfhout, through a wholly owned subsidiary, installed the first such multi-transaction electronic trading system in New Zealand for Turners & Growers Flower Group/Floramax of New Zealand ("Floramax"). The Floramax auction, which represents an estimated 60% of all New Zealand's domestic flower sales, can process more than 800 transactions an hour and uses the electronic market place to eliminate inefficiencies and boost flower-trading capabilities.

         Since the "new" Schelfhout system will allow individual buyers to conduct their auction purchases on the Internet in their own domestic currency, we will generate revenue from both the foreign exchange and the settlement services. Meanwhile, the existing Schelfhout computer system will continue to provide software solicitors to an existing customer base with international trade.

         OTHER CONTROLLERS

         Schelfhout has also developed a range of other controllers with microprocessors customized for the following market segments:

         o        (ultra low oxygen) preservation of hard fruit;

         o Short term preservation of soft fruit, exotic fruit, vegetables, plants and flowers; and

         o General temperature control for preservation of deep frozen and cooled products.

         Schelfhout's controllers are also used to control condensers, gas analysis, energy management, etc.

         Schelfhout has developed a graphic modular display panel on which text, logos and drawings can be displayed. This innovative concept offers numerous advantages over standard systems:

         o        unlimited dimensions;

         o        storage capacity of more than 100 graphic images; and

         o various special effects are included as standard: scrolling, blinking and animation via fast displays of successive images

         Our recent acquisition of Kwatrobox and its subsidiary, Automatiseringsbureau Palm B.V., enables us to offer software products launched in 2000 by Palm specifically designed to facilitate information flow management and logistics solutions to the flower industry. These products include:

         PBS VERDEEL

         Targeted to small businesses in the flower trade, Verdeel is a Windows-based logistics application that facilitates quick order entry processing, while automatically tracking available flower stock. The software is capable of linking to electronic auction systems, so that market activity is instantly fed through to the application, thus saving time and providing efficient tracking of business processes

         PBS INTERNET BESTEL SYSTEEM (IBS)

         IBS is an Internet trading system that enables flower trade companies to conduct business with their customers via the Web. This Web-based tool is compatible with all Palm systems and is designed to allow customers to complete order entry online, while providing businesses with a seamless interface to the back office.

         PBS KEURMERK

         Keurmerk is designed as a registration tool that tracks and traces buying and selling information to be used for effective customer relationship management. This information database helps companies locate the most relevant information, internal contact, buying history and claims procedures, thus promoting reliable and efficient service for all customers.

         With our acquisition of i-Three, Inc. in December 2000, we complement the foregoing trading platform product offerings with an increased ability to gather, sort and transmit large amounts of information over the internet and our trading platforms through various software applications having been developed by i-Three, as follows:

         AGGREGATION ENGINE

         The i-Three Aggregation Engine is a next-generation web-based enterprise technology for delivering aggregated information components on a single web page. Each request for an information component is processed successively by a task scheduler within the Aggregation Engine. Noting that a single web page may contain many information components, the Aggregation Engine uses distributed queue and multicast technology to distribute these tasks among many computers, incorporating fault-tolerance and high scalability at modest incremental cost. Through this facility an individual web page may be constructed in multiple pieces by dozens of computers simultaneously. This results in some of the best page build times in the industry from the simplest to the most complex web pages.

         LDAP ADAPTER FOR TIBCO

         i-Three's LDAP Adapter is a software application that creates the integration medium to join a TIBCO's broadcast messaging bus (TIB) - a proprietary infrastructure middleware technology that transmits messages in real time - and a Lightweight Directory Access Protocol (LDAP) Server. Specifically, i-three's LDAP Adapter creates a link between an LDAP server and the TIB. The TIB transmits commands (directory lookup, search, remove, add, modify) via the LDAP Adapter that then translates the command into the LDAP protocol for LDAP-compatible servers. In turn, the results of the command on the LDAP server are returned to the TIB through the Adapter. The i-Three LDAP Adapter software enables events in an LDAP database to be broadcast onto the TIB as they occur to be used by other databases and applications.

         CUSTOM ADAPTERS FOR TIBCO

         TIBCO's infrastructure middleware, specifically the Information Bus(R)
(TIB) platform and TIBCO's Rendezvous software (the programming API used to create TIB-enabled applications) facilitate business-to-business real-time, event-to-action applications. While TIBCO offers a number of adapters for standard technologies (oracle, SAP, Power Builder for example), many legacy systems (systems already deployed within an organization) are unable to interact with TIBCO products because no adapters exist to perform translation. i-Three's custom adapters are software applications that creates the integration medium to join a TIB and other technologies. i-Three's custom adapters make possible the inter-operability of software applications and TIBCO's messaging applications through the TIB infrastructure. The adapters offer messaging classes of services and messaging payloads that can be configured depending upon application requirements. The adapters are capable of translating and mirroring data types between TIB messages and other data forms.

         I3 DEVELOPMENT SANDBOX

         I3 Development Sandbox is a Java programmer's tool to streamline and facilitate the development process. The main functionality of the SandBox is to load and execute java classes from a remote repository. The repository is a module capable of loading and caching class files according to an Extinsible Markup Language (XML) file, which files encode the rules for interpreting formatting instructions. Sandbox permits the startup parameters for each module to be specified, including the location of files, the execution order or configuration, the distribution order and the number of instances of application required to run simultaneously.

         HTTP ADAPTER FOR TIBCO

         The i-Three http Adapter is a software product that provides a bi-directional bridge between web servers and TIB messaging environments, specifically by taking http requests and translating them into TIBCO-readable (Rendezvous) messages. At the centre of the product is the i-Three http Adapter connector, a single application running as both a TIB publisher and subscriber, with a connection to the LDAP server, that acts as a two-way gateway for exchange of information between the environments. The http Adapter enables applications to both publish information to other systems in a TIB-enabled enterprise, and to subscribe to events of interest published by other systems.

         When an outbound message is sent by an application, the http Adapter performs a basic data type conversion (if required) and publishes the message onto the TIB. Similarly, for an inbound message, the Adapter receives the message and performs any conversions that are necessary to publish such message.

         HTTPS ADAPTER FOR TIBCO

         Like the http Adapter, the https Adapter provides a bi-directional bridge between web servers and TIB messaging environments. The Adapter enables applications to both publish information to other systems in a TIB-enabled enterprise, and to subscribe to events of interest published by other systems. The https provides a layer of security to the messaging environment for the transmission of http requests.

         ORACLE DATABASE ADAPTER (DBADAPTER) FOR TIBCO

         dbAdapter for Oracle software is a bi-directional gateway between Oracle JDBC driver and the TIB/Rendezvous messaging system. dbAdapter for Oracle takes advantage of the scalability (the capacity of applications to be replicated without affecting performance levers) of TIB/Rendezvous environment and the JDBC platform independence, providing fault tolerant and highly efficient control of the database. The software transparently converts TIB/Rendezvous messages into SQL queries or PL/SQL stored procedure calls and notifies TIB/Rendezvous applications of the results of execution of queries or stored procedures. The messaging protocol is optimized for the exchange between TIB/Rendezvous and Oracle data types and allows the software to be easily integrated with other TIB/Rendezvous applications. Each request is processed independently in a separate "thread" fetched from a "thread pool" - or an individual strands of potentially numerous strands of a running operation - using a database connection from a database connections pool. All dbAdapter for Oracle parameters can be set using command line arguments. dbAdapter for Oracle can be configured to connect to a specific database, to subscribe to TIB/Rendezvous messages and to redirect error messages to specified client. The system can be configured to run multiple instances of the dbAdapter in a "fault tolerance group" - that is, if one dbAdapter fails for whatever reason, another identical application will start up to take its place with no loss of performance time. The fault tolerance group also allows the synchronous monitoring of backup databases.

         I3 RV SCHEDULER

         The RV Scheduler is a tool for Java developers to streamline the process of sending and receiving TIBCO Rendezvous messages. RV Scheduler is a facility that schedules TIB Rendezvous messages to be sent on a specified subject. Each message is processed and sent in a separate task (RV task) running as a background thread. RV tasks may be scheduled for one-time execution, or for repeated execution at regular intervals. If the task is scheduled for repeated execution, each execution is scheduled relative to the scheduled execution time of the initial execution (fixed-rate execution) as opposed to when each execution is scheduled relative to the actual execution time of the previous execution (fixed-delay execution).

         Messages are put together and placed in order of execution according to the XML description of RV tasks contained in text files. When RV Scheduler is started, it attempts to convert to RV messages all files found in the directory that the application is pointed to and all of its subdirectories, and schedules valid RV tasks for execution. The source directory is specified as a command line argument. If the source directory is not specified or does not exist, RV Scheduler will assign system defined user's current directory as a source directory.

         I3 COLLATERAL MANAGEMENT UTILITY

         i3 Collateral Management Utility is a set of Java applications that together manage the whole credit process. The system includes a method for distributing credit (payment guarantees, credit insurance, etc.) in the form of 'tokens' on behalf of buyers, at speeds up to near real time (approx sub 150mSec), from a central source (or sources) to an unlimited number of sellers. It also contains a real-time credit reservation mechanism that links to a firm guarantee of payment (or to credit insurance, etc.), providing a medium to enable the user to set parameters for credit risk.

         The i3 Collateral Management Utility is made up of a number of inter-dependent modules, each of which receive, process and transmit Rendezvous messages. The FINANCIAL SERVICES MODULE is used to process credit operations (request, adjustment or cancellation). The rendezvous message that this module received has data about the kind of credit operation that has to be executed. The CREDIT TOKEN MANAGEMENT modules create, distribute, close and retire credit "tokens" or discreet units of credit that can be allocated to various vendors. The CREDIT REQUEST MODULE is used to send a credit request to appropriate module that will process it and forward it to the appropriate financial institution. The CREDIT RECEIPT QUERY MODULE and CREDIT RECEIPT TRACKING MODULE are used to list all credit receipts for particular organization from database, so that updated reports and accounting functions can be executed. The CREDIT RESERVATION ADJUSTMENT MODULE is used to send a credit cancellation or credit adjustment request to appropriate module that will process it. The ADD BANK GUARANTEE MODULE is used to add new bank guarantees into database or to modify the old one. The LIST BANK GUARANTEE MODULE queries the database to enable users to generated updated reports relating to bank guarantees. Together these modules perform the operations of obtaining, distributing and tracking credit through the entire credit cycle.

EURONET TRADING PORTAL

         Through our wholly owned subsidiary, Schelfhout Computer Systemen, N.V., we are developing EuroNet Trading Portals to be launched later this year following the completion of our pilot program (and its analysis) scheduled for the second quarter of 2001. EuroNet Trading Portals can be described as a pan-European network targeted to link Schelfhout's existing standalone European systems, which, when aggregated, currently trade approximately US $7.0 billion dollars in perishable commodities per year.

         The networks will be launched into the following three vertical markets:

o  38 Fish Auctions                   Approximately US $2.0 billion in trade volume annually

o  29 Fruits and Vegetables Auctions  Approximately US $2.4 billion in trade volume annually

o  11 Flower Auctions                 Approximately US $2.4 billion in trade volume annually

         The EuroNet Trading Portals will link existing Schelfhout clients using the Internet, extranet and X.25 networks, as well as clients interested in migrating to Internet Protocol ("IP") based networks.

         The EuroNet Trading Portals for fish, fruit, vegetables and flower will consist of the development of European auction networks which will offer Financial settlement services and foreign exchange services as their main services. The Internet will enable individual buyers to participate in the auction process remotely.

         The current European landscape of auctions is highly fragmented (see square boxes representing auction houses in chart below). This fragmentation has not allowed for economies of scale to occur as each auction house has been saddled with expenses. These expenses will be reduced significantly with the implementation of our business proposition. We intend to link existing standalone auction houses in each perishable commodity vertically, which in turn will benefit from the centralization of ancillary services around the auction process, such as foreign exchange services and financial settlement services (see rectangle box in chart below). Standalone auction houses currently do credit checks and receive letters of credit for each buyer. The buyers, in turn, must repeat the process with each auction house they deal with. Our plan is to eliminate these redundancies by implementing a centralized financial settlement solution which will benefit all the parties involved.

         The solution will make it possible for remote buyers to participate in auctions using their own currency while the auction ho uses and producers will also be paid in their own local currencies. Hence, a foreign currency service is an integral part of the bundled financial services we offer.

         The whole financial settlement for both buyer and seller (auction house and producer) should be as understandable and as customer friendly as possible. All of these services will be offered on the basis of a transaction fee. The advantage with this cost structure is that auctions will not need to make substantial investments in information Technology ("IT") and infrastructure. The use of these services is therefore a variable cost.


                              [GRAPH APPEARS HERE]

         As reflected in the diagram below, benefits to the auction houses participating in the Trading Portal include the following:

         o        Increased numbers of buyers and sellers;

         o Focuses on core competency rather than issues such as credit checks and limits;

         o        Offers value added service;

         o Offers competitive advantage over other European auction houses; and

         o Serves as a deterrent for non- payment, since only buyers with credit approval may participate in the auctions.

         Benefits to buyers participating in the Trading Portal include:

         o        Need only one letter of credit or a single escrow account;

         o        Can purchase from all the auction houses on the network;

         o        Receive better quality product; and

         o        Better selection available.

         Benefits to sellers participating in the Trading Portal include:

         o        Better prices through transparency;

         o        Increased number of purchasers; and

         o        Guaranteed payment.

                       BENEFITS OF EURONET TRADING PORTALS

                              [GRAPH APPEARS HERE]

         Benefits to Auction Houses on Network

         o        Increased numbers of buyers and sellers;

         o Focuses on core competency rather than issues such as credit checks and limits;

         o        Offers value added service;

         o Offers competitive advantage over other European auction houses; and

         o Serves as a deterrent for non-payment, since only buyers with credit approval may participate in the auctions.

         We are currently piloting the new technology with a group of six (6) fish auction houses in the Dutch electronic fish market. Once a network has been established with the Schelfhout customers, it is our objective to extend that network to include the remaining European auctions which are not currently Schelfhout's clients, as well as adding additional international demand.

OUR BUSINESS ACQUISITIONS

         KWATROBOX B.V.

         On November 1, 2000, we purchased all of the issued and outstanding shares of Kwatrobox B.V. a Netherlands corporation, in exchange for a cash sum of US$1,573,250 (Four Million (4,000,000) Guilders) and an aggregate of One Million Two Hundred and Fifty Thousand (1,250,000) shares of our common stock and, subject to future earnings, possible options exercisable at the third anniversary date to purchase additional shares of our common stock having an aggregate value of US$393,313 (One Million (1,000,000) Guilders).

         Kwatrobox B.V. is the parent company of the following operating companies 1) Nieaf Systems B.V. and 2) Automatiseringsbureau Palm B.V.


         NIEAF SYSTEMS B.V.

         Nieaf Systems is a developer of electronic trading systems for perishable commodity market places. The Company has over 100 years of experience developing innovative trading systems to the perishable commodity market and building relationships within the industry. Based in the Netherlands, two of Holland's largest flower auctions, Aalsmeer flower auction and Bloemenveiling Holland in Naaldwijk, are customers of Nieaf Systems. Aalsmeer, which is considered the world's largest flower auction, conducts approximately US $1.2 billion dollars in transactions per year.

         AUTOMATISERINGSBUREAU PALM B.V.

         Palm develops specialized enterprise resource planning (ERP) software and IT Infrastructure Systems for Exporters and Wholesalers in the US $6 Billion Dutch flower industry. Palm Business Solutions (PBS) software allows its clients the ability to manage the flow of produce from the auction floor to their respective customers. PBS software divides, tracks, integrates, and supplies information to client's back off ice systems. Palm seamlessly integrates web-based logistic applications and Internet trading systems to allow clients to have complete control over all facets of their business. With offices in the two largest flower auctions and an installed base of over 400 applications, Palm has become a recognized leader in the Dutch flower industry.

         In November of 2000, Palm entered into a three-year agreement to sell the IBS product to the Dutch Flower Group ("D.F.G."), a leading European flower and plant exporter based in the Netherlands. The D.F.G. consists of up to 20 companies involved in the worldwide plant and flower export business.

         I-THREE, INC.

         On November 27, 2000, we purchased all of the issued and outstanding shares of I-Three, Inc. in exchange for an aggregate of 455,000 shares of our common stock (representing approximately 0.69% of our issued and outstanding shares at that time). I-Three is an e-commerce solutions provider focused on delivering globally scaleable, event driven applications for B2B enterprises that fully leverage the opportunities of information gathering and sorting from the Internet. With I-Three's existing line of B2B applications, and strategic partnerships with industry leaders such as Sun-Netscape Alliance, TIBCO Software Inc. and Oracle, we believe that I-Three will provide us with the capability to develop internally our financial service and portal applications.

         In addition to the adapters discussed previously, I-Three's product line includes the following :

                  I3 MESSAGE BOARD: a desktop interface that enhances corporate communication and streamlines decision-making processes. It includes a real-time internal employee roll-call application and an inter-company contact and resource manager.

                  I3 PORTAL ENGINE: an application that enables users to develop their own customizable portal site. I-Three's Portal Engine application constructs each page for users as they request it. All elements of page look-and-feel are template-driven and defined by user preferences stored in an LDAP database. The Portal Engine's architecture is able to increase the number of transactions acted upon by the software, load balanced and fault tolerant.

                  I3 TICKER: I-Three's Ticker creates an applet that displays scrolling bars containing data such as stock and commodity prices. Generic, customizable and adaptable, Ticker can present static, real-time or periodically updating data in single, double or multiple lines.

                  I3 CHART APPLICATION: an application that creates dynamic charts that diagrammatically present data, for example, the value of stocks over a certain time period. The chart application creates a number of image layers containing grids, lines, labels and date-time values corresponding to the fluctuations of stock values, and allows users to drill down through data such as intra-day charts.

         I-Three's commitment to providing event driven, fast, easy to use, and scaleable web portal solutions can be seen in its finished product "WallStreetview.com". Hired to develop an integrated portal for Wall Streetview.com, I-Three developed and delivered a comprehensive financial services portal that offers current financial data, including real-time quotes, the latest business news, historical charts and stock ticker, and additional content from industry leaders such as Reuters, Standard & Poors, Comstock and Morningstar.

         SCHELFHOUT COMPUTER SYSTEMEN N.V.

         By a share purchase agreement dated as of January 10, 2000 among Luc Schelfhout, Hilde De Laet and our subsidiary, Aucxis (Belgium), we acquired all of the shares of Schelfhout Computer Systemen N.V., a Belgium Company. A purchase price for the shares of Schelfhout of $10 million was stipulated in the share purchase agreement representing the fair value of the consideration at the time the agreement to purchase Schelfhout Computer Systemen N.V. was initially contemplated. Our consideration included (i) $4 million cash ($1 million of which was paid in 1999) and (ii) an aggregate of 3,636,364 shares of our common stock to Luc Schelfhout and Hilde De Laet, of which 1,818,182 common shares were issued to Luc Schelfhout, a current officer of our Company, and 1,818,182 common shares were issued to Mr. Schelfhout's spouse, Hilde de Laet. The fair value of common shares of e-Auction Global Trading, Inc. was $1.00 at the date of acquisition and, accordingly, the total final fair value consideration for the purchase was $7,636,364. As part of the transaction, we agreed not to sell or otherwise to transfer the shares of Schelfhout during the 12 month period ending on January 10, 2001. As security for the covenant not to sell the shares and for other matters, the company pledged the shares of Schelfhout in favor of Luc Schelfhout and Hilde De Laet.

         Over the past 17 years, as a solutions provider for perishable commodity (fish, flower, fruits and vegetables) auction houses, Schelfhout had developed over 150 electronic trading systems for numerous selling organizations all over the world. These electronic trading systems facilitate an estimated 125,000 transactions per hour. The acquisition of Schelfhout provides the Company with electronic trading hubs with approximately US $15 billion dollars in annual turnover, including European trade of more than US $7 billion dollars. Schelfhout delivers the tools to bring together supply and demand under optimum conditions and thus create a better market situation. Because of its experience in the marketing of perishable goods and the development of customized hardware and software solutions in this niche market, Schelfhout takes pride in its knowledge of the sector. We believe that the hardware and software employed by Schelfhout can be adapted, without substantial cost or time, to provide services to other commodity auctions.

         Since its establishment in 1983, Schelfhout has focused on two market sectors: (i) the computerization of auctions and (ii) automation for the preservation of perishable products. As an ancillary to the auction system, a modular graphic display panel was developed by Schelfhout in 1992 and added to the product range.

         In November of 2000 Schelfhout delivered an electronic trading platform to streamline the buying and selling processes for FloraNet in Holambra, Sao Paulo, Brazil. At the time, FloraNet, a flower marketing organization consisting at such date of 32 flower producers representing 15% of flower production for the region, anticipated over 130 buyers to be utilizing the system by the end of the year 2000. At the end of calendar year 2000, FloraNet had generated revenue of approximately US $9.5 million from the system. With this implementation, the Company further expanded its reach into the South American perishable commodity market.

         GENERATED SOLUTIONS LTD.

         Upon the completion of our share exchange agreement with e-Global (Barbados) in February 1999, we acquired the rights of e-Global (Barbados) to market and exploit the internet auctioning software and other technologies of Generated Solutions Ltd. (GSL) and National Electronic marketing Inc. (NEMI). The purchase price paid by us and attributable to GSL's technology rights was Cdn $50,000 in cash. E-Global (Barbados) had previously acquired from NEMI the exclusive license rights granted by GSL to NEMI to market GSL's internet auctioning software outside of North America as well as the non-exclusive market rights within North America. The price paid by e-Global (Barbados) for the NEMI rights was Cdn $300, in the form of a grant of options to purchase up to 30,000 shares of the common stock of e-Global (Barbados), at an exercise price of $0.01. On December 1, 1998, NEMI received additional options to purchase up to 65,000 additional shares of common stock of e-Global (Barbados), at $0.01 per share. All of these options were assumed by us under our stock option plan and became our obligations following the completion of the share exchange.

         As part of the earlier transaction between e-Global (Barbados) and NEMI, e-Global (Barbados) entered into a consulting agreement with Canadian Caging Corporation, a Company associated with the vendor, for Cdn $5,000 per month. Our subsidiary, acting through its wholly owned subsidiary, Aucxis Corp. (Canada), continues to pay for services under the consulting agreement. The consulting agreement ends February 1, 2001.

STRATEGIC ALLIANCE WITH ABN AMRO BANK N.V.

         By a letter Agreement dated as of May 27, 2000 between Aucxis Corp. (Canada) and ABN AMRO Bank N.V., we entered into a strategic alliance with ABN AMRO to develop and provide integrated financial services to our perishable commodity auction customers. Through this arrangement, ABN AMRO and our Company intend to jointly develop an Internet-based system to provide financial services including foreign exchange, credit management and settlement services. Marketing activities in support of the offered services will also be undertaken jointly. The services are scheduled to be offered as part of a pilot project in Holland, in the form of a financial system platform for the Urk Fish Auction enabling real time portable credit reservation and settlement services. The Urk Fish Auction is one of the largest electronic fish auctions in the world, representing 145 Million Euro in transactions annually, and is the driving force behind EFICE (Electronic Fish Information Center Europe), a trading network linking seven (7) Dutch fish markets. Management believes that we are well positioned to exploit opportunities to provide integrated on line financial services to the perishable commodity e-market place because of our knowledge and experience in electronic perishable commodity auctions and ABN AMRO's financial services expertise, technological innovation and global reach.

ALLIANCE WITH ELECTRONIC DATA SYSTEMS LIMITED

         By an Agreement entered into in February 2001 between our subsidiary, Aucxis Corp. (Canada), and Electronic Data Systems Limited (EDS), EDS will provide state-of-the-art hosting and network management infrastructure required to support the rollout and critical demands of Aucxis eFinance Hub, the core component of Aucxis' recently announced Real-Time Commerce Platform. EDS well also provide Aucxis with systems integration services to assist in the rapid installation and rollout of the Hub to new and existing customers. By this agreement, EDS and our Company intend to leverage EDS' existing channels to market and launch into new verticals, delivering a technology platform that will increase liquidity in electronic marketplaces by eliminating payment risk between business-to-business trading partners. In return for its services, EDS will receive a fee from Aucxis as well as share in the revenue generated by the eFinance Hub services.

OUR INTELLECTUAL PROPERTY

         Other than the patent regarding "method and system for real time credit reservation and distribution" currently under review by the United States Patent and Trademark Office, we have neither any registered patents or trademarks nor any licenses, franchises, concessions or royalty agreements. There has been approximately Cdn $1,000,000 spent since inception on the preliminary project work for Euronet Platform. Since February 1999, our development team has been working on the auction platform.

OUR COMPETITION

         The electronic auction market is highly competitive, is changing rapidly, and is significantly affected by new product and service introductions. Companies are increasing the demand for industry specific solutions to meet their needs in providing products and services to customers and trading partners. Barriers to entry into this market are relatively low, and we expect that competition will intensify in the future. The market environment in which we operate is extremely dynamic and is characterized by constantly evolving standards and new market entrants.

         Our primary competition currently comes from traditional auction suppliers of hardware and software services such as OES and Agro Marche Internationaux. OES is North Americas largest traditional auction builder specializing on flowers and tobacco. Agro Marche focuses on the food production industry as well as the international seafood sector.

         Our secondary competition comes from new internet companies such as World Commerce On-line (WCOL), Decofrut, Farms.com, Pan European Fish Auction
(PEFA), Vertical Net, Moai, OpenSite Technologies, FairMarketSM, Inc, Ariba and Trade'ex, Gofish, Fishmonger, Free markets and many other. A brief description is included below:

         WCOL delivers Internet based, global e-commerce solutions to large international organizations and worldwide vertical industries. Decofrut provides the verification of the quality of fruits shipped into the world's largest port, Rotterdam, and Philadelphia. Farms.com will shortly be offering a Bid-Ask market place. Commodity traders will be able to participate in Real Time Bid-Ask trading with bids exchanged instantaneously. Pan European Fish Auction (PEFA) operates a network of electronic Fish Auctions spread over Europe. These auctions are linked together and accessible to the buyers via the internet, thus creating a virtual market place on a "business-to-business" level. VerticalNet, Inc. is a creator and operator of vertical trade communities. VerticalNet leverages the interactive features and global reach of the Internet to create multinational, targeted business-to-business communities. Moai provides commerce solutions for the Internet. Moai provides companies with the technology and services for customized on line auctions and trading exchanges. OpenSite
Technologies: provides online auction solutions. Since 1996, OpenSite has offered online auction software with quick implementation and ease of management.

         FairMarketSM, Inc. is a provider of networked, online dynamic pricing solutions that are designed to allow customers to expand their distribution channels and create new on-line revenue opportunities. Their primary service offering is an outsourced, private label auction solution that is used by some of merchants and portals on the Web. Ariba and Trade'ex: the evolution of the Internet economy and the creation of new Digital marketplaces will streamline the commerce process and to tally transform the way businesses exchange goods, services, and information. Sorcity is an Internet hosted, business-to-business reverse auction service for buyers and sellers of both direct and indirect items. Respond.co is a online shopping service, a way of matching buyers and sellers of a wide range of products and services. Gofish: creates a single resource for every one connected with the seafood industry. Where buyers and sellers can do business faster and easier than ever before with feature reporting.

         FishMonger is based adjacent to the bustling seafood industry of Seattle, the Puget Sound, and the North Pacific. It has been developed by combining the talent from the seafood industry with exceptional expertise from the world of e commerce. Free markets creates business to business on line auctions for buyers of industrial parts, raw materials, commodities and services. Since 1995, it has created auctions for goods and services in more than 50 product categories, including injection molded plastic parts, commercial machinings, metal fabrications, chemicals, printed circuit boards, corrugated packaging and coal.

         Many of our competitors have longer operating histories, significantly greater financial, technical, marketing and other resources than us, greater name recognition, more strategic relationships and a larger installed base of customers. In addition, certain competitors have well-established relationships with our current or potential customers. As a result, our competitors may be able to devote greater resources to the development, promotion and sale of their services, may have more direct access to corporate decision makers based on previous relationships and may be able to respond more quickly to new or emerging technologies and changes in customer requirements. There can be no assurance that we will be able to compete successfully against current or future competitors or that competitive pressure will not have a material adverse effect on our business, operating results and financial condition.

GOVERNMENT REGULATION; GOVERNMENT APPROVAL

         The Company is not currently subject to direct regulation by any government agency, other than regulations applicable to businesses generally. There are currently few laws or regulations directly applicable to access to, or commerce on, the Internet. However, due to the increasing popularity of and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to issues such as the protection of databases, user privacy, pricing and characteristics and quality of products and services. The adoption of laws or regulations in the future may decrease the growth of the Internet, which in turn could decrease the demand for the Company's services and products and increase the Company's costs of doing business or otherwise have an adverse effect on the Company's business, operating results and financial condition. Moreover, the applicability to the Internet of existing laws governing issues such as property ownership, libel and personal privacy is uncertain and could expose us to substantial liability, for which the Company might not be indemnified.

         Due to the global nature of the Internet, it is possible that the governments of various states of the United States or foreign countries may attempt to regulate various states of the United States or foreign countries may attempt to regulate our transmissions or to prosecute us for violations of their laws. Violations of local laws may be alleged or charged by state or foreign governments. We may unintentionally violate these laws and these laws may be modified, or new laws enacted, in the future. It is also possible that states or foreign countries may seek to impose sales taxes on out-of-state companies that engage in commerce over the Internet. In the event that states or foreign countries succeed in imposing sales or other taxes on Internet commerce, the growth of the use of the Internet for commerce could slow substantially.

PRELIMINARY PROJECT STAGE EXPENSES

         The Company has not incurred significant research and development costs. During fiscal 2000, we have incurred costs related to the preliminary project stages of the EuroNet Trading Portal. During fiscal 2001, we expect to complete a pilot project concerning the EuroNet Trading Portal and, following our assessment of such program, develop for commercial production our financial services products. We are confident that we have the internal development resources to complete this task. We do not expect to have any purchase or sale of plant and significant equipment. We do not expect to have any significant changes in the number of employees.

COSTS AND EFFECTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS

         The Company is not involved in a business which involves the use of materials in a manufacturing stage where such materials are likely to result in the violation of any existing environmental rules and/or regulations. Further, the Company does not own any real property which would lead to liability as a land owner. Therefore, the Company does not anticipate that there will be any costs associated with the compliance of environmental laws and regulations.

OUR EMPLOYEES

         As of March 2001, we had one hundred and twenty-one (121) full time employees and four (4) part time employees. None of our employees is represented by a labor union or are covered by a collective bargaining agreement. We consider our labor and employee relations to be good. Competition for qualified personnel in our industry is intense, particularly among software development and other technical staff. We believe that our future success will depend in part on our continued ability to attract, hire and retain qualified personnel.

OUR FACILITIES

         We have offices located at 220 King Street West, Suites 200 and 300, Toronto, Ontario, Canada, M5H 1K4 and at Bormte 204/A, Stekene, Belgium 9190. The offices at 220 King Street West are leased by i-Three, which lease ends September 3, 2004 and provides for rent payments of Cdn$161,105 per year.

         Schelfhout's real property was divested prior to our acquisition. As part of the acquisition, however, Schelfhout shall be entitled to remain on the premises where it currently conducts its business operations for a twelve (12) month period ending January 7, 2001 rent free and thereafter, for an additional term of 10 years, at a rate of 2,400 BEF per square meter for office space, 1,800 BEF per square meter for the work room and 1,200 per square meter for the warehouse.

         Our subsidiary, Kwatrobox, rents through its subsidiaries the following offices:

         (1) Palm has three rented offices located at: (i) 3 Laan van Verhoef, office B3.83, Rijnsburg, The Netherlands, at the rate of NLG 13,359 per year for a two year term, commencing on July 1, 2000; (ii) 29 Middel Broekweg, office H191, Naaldwijk, The Netherlands, at the rate of NLG 46,739 per year for a one year term, commencing on January 1, 1999, which term shall automatically be renewed unless or until either party gives three (3) months notice to quit; and
(iii) 1 Hornweg, Aalsmeer, The Netherlands, at the rate of NLG 15,364 per year for a five year term, commencing on August 1, 1998, which term may be extended for additional 5 year terms unless and until either party gives twelve (12) months notice to quit.

         (2) Nieaf has rented an office located 22 Kanaalweg, Utrecht, The Netherlands, the lease price is NLG 246,188 at a rate of June 1, 1999 for a period of 5 years (with extensions for another period of 5 years) until one of the parties give notice to quit with a term of notice of twelve months.

         Our Company does not own any real property other than (a) the building contributed by us to our subsidiary, SDL Invest N.V., which ownership interest is subject to an option to purchase granted to such subsidiary's minority shareholders and (b) a three story office and small warehouse building located at the 2 Molenvlietweg; Aalsmeer that is owned by our subsidiary, Kwatrobox. Annual property taxes to Kwatrobox are approximately 1,302 Guilders. We have not entered into any agreements to acquire any properties.

LEGAL PROCEEDINGS

         Except as described below, we are currently neither a party to any litigation nor aware of any other litigation threatened against us.

         (1) A shareholder derivative action was brought against the Company on November 17, 1999 in the United States District Court of California against the Company, its subsidiaries, two of its directors and several other companies and individuals, including Shane Maine (former director and Chief Executive Officer of the Company) and Ventures North Investment Partners, Inc. and QFG Holdings Limited, Inc., both stockholders of the Company, among others.

         The proceeding alleges that the reputation of Sanga International, Inc. ("Sanga") was damaged and that the defendants are liable for: (i) engaging in conversion; (ii) engaging in fraud; (iii) interfering with Sanga's prospective business advantage; (iv) breach of contract; (v) violating California usury laws; and (vi) breach of fiduciary duty. The plaintiff claims the defendants' actions have not only damaged Sanga but also the plaintiff and the remaining shareholders of Sanga by as much as $100 million dollars.

         The plaintiff sought preliminary and permanent injunctive relief from engaging in any of the following activities: (a) use of plaintiff's proprietary Internet auction technology, (b) use of plaintiff's proprietary financial services technology, (c) representing the right to utilize plaintiff's Internet auction technology or proprietary financial services technology, or (d) transferring, hypothecating, selling, licensing or otherwise engaging in a transaction regarding plaintiff's financial services technology.

         The foregoing proceeding was stayed on November 29, 1999 as a result of Sanga filing for Chapter 11 bankruptcy protection in the United States Bankruptcy Court.

         A competitor of SCS has filed three claims totaling approximately $150,000 (FRF1,000,000) against SCS during 2000. In addition, certain customers of a subsidiary have filed claims totaling $70,000 against the subsidiary. At present, there is insufficient information available to ascertain the likelihood of these claims being successful. Accordingly, no recognition of this contingent loss has been made.

         Except as described above, management does not have knowledge of any material litigation pending, threatened or contemplated, or unsatisfied judgments against the Company or its affiliates, or any proceedings in which the Company or its affiliates is a party. Similarly, management is without knowledge as to any legal actions pending or threatened or judgments entered against the Company's executive officers and directors in their capacity as such, other than to the extent such individuals are named in the above actions.

                                PLAN OF OPERATION

         Over the next twelve months, we intend to continue to grow rapidly, consolidating our operations and building upon our acquisitions during fiscal year 2000 of Schelfhout Computer Systemen N.V. (January 2000), Kwatrobox B.V. and its subsidiaries including Palm and Nieaf Systems (November 2000) and I-Three, Inc. (November 2000). Also during fiscal year 2000 we started to develop new services for our customers to help buyers and sellers with credit reservations and foreign exchange. We anticipate additional cash will be needed to fund such growth and fully intend to engage in further financing to meet expanded operating capital needs.

         At December 31, 2000, we had approximately US $6.2 million in cash. In addition, the operations of our wholly-owned subsidiary, Schelfhout, generated a modest amount of positive cash flow.

         Presently, we generate revenues by providing electronic trading (auction/bid ask) systems (Schelfhout), wholesale distribution (Kwatrobox), and industry specific domain consulting (both Schelfhout and Kwatrobox). With our acquisition of I-Three in late November 2000, we are also able to provide high-end consulting and software integration services targeting business-to-business web portal applications.

         As a provider of electronic trading solutions and value added e-commerce services to the perishable commodity marketplace, we continue to focus on the following perishable commodities - fish, fruits & vegetables, and flowers. Our acquisitions of Schelfhout and Palm/Nieaf during fiscal year 2000 provide a customer base of over 150 electronic auction sites with thousands of buyers and sellers. We expect to continue to realize revenues from this historical customer base.

         We also intend to provide additional financial services to this customer base by creating industry specific electronic marketplaces that supply a full range of business services to market participants. Such an electronic marketplace will support all manner of trading (spot, forward and futures) and will provide market participants with access to a broad array of value-added ancillary services. On December 18, 2000, we filed a patent application with the US Patent and Trademark Office regarding the "method and system for real time credit reservation and distribution," which patent application relates to a process designed to provide credit from a buyer to a seller through a central source. Our intention is to derive further revenues by charging customers a usage fee for the additional services we will be providing. We are currently piloting this new technology with a group of six (6) fish auction houses in the Dutch electronic fish market. Once completed, we intend to roll out the new product and services to our other customers. We anticipate this rollout to occur in the second quarter of 2001. As the new services are adopted, we expect to move towards a transaction-based revenue model whereby we anticipate earning revenue based on continuing value-added services.

         We anticipate that completion of our financial services technology roll out will require approximately $750,000 in capital expenditures. The majority of the funds required will go toward setting up the hardware and software to allow transactions to occur across our network. Because the technology will be scaleable, we do not expect significant costs to be incurred as we roll out the technology to our installed customer base. Our chief expenditures will include hiring qualified programmers to continue to develop our technology, as well as hiring a larger sales and marketing staff to grow our business and effectively service our clientele. It is also anticipated that we will spend approximately $500,000 out of our current working capital in fiscal year 2001 to purchase new computer equipment for the increased staff. It is anticipated that our accounts payable and accruals will be satisfied out of our working capital.

         During fiscal year 2000, we raised the following funds:

         In January 2000, we raised approximately $4.34 million of new capital through the private placement of 9,293,777 shares of our common stock. Of this $1.9 million was received in advance of the issue in late 1999.

         In June 2000, we raised approximately $7.4 million in additional capital through a private placement of 4,072,639 shares of our common stock to ABN AMRO Capital Investments (Belgie) N.V.; and

         In January 2000, we retired $3.8 million in debt held by Halium Hongorzul, Millennium Advisors Inc. and Ventures North Investment Partners Inc. by issuing an additional 7,625,916 shares of our common stock.

PRELIMINARY PROJECT STAGE

         During the next twelve months we expect to complete the pilot project and commence commercial production of our financial services products. This will entail getting feedback from the users of the pilot project and implementing the design specifications into the final code version. We are confident that we have the internal development resources to complete this task. We do not expect to have any purchase or sale of plant and significant equipment. We do not expect to have any significant changes in the number of employees.

RESULTS OF OPERATIONS

         COMPARISON OF THREE (3) MONTHS ENDED MARCH 31, 2001 TO THREE (3) MONTHS ENDED MARCH 31, 2000

         REVENUES

         Revenue for the three months ended March 31, 2001 was $1,966,175 compared to $1,028,836 in the similar period in 2000. Increases in revenue were driven by the Company's acquisition of Kwatrobox in November 2000 as well as continued growth in the installation of auction clock systems. On a proforma basis, if Kwatrobox had been acquired on January 1, 2000, the revenues for the three months ended March 31, 2000 would have been $2,026,032. Schelfhout derives its revenues from the development and installation of clock systems, cooling installations and associated maintenance contracts for auction halls. Kwatrobox derives its revenues as a provider of electronic auction infrastructure and enterprise resource planning software. The interim financial statements disclose the proforma revenues, loss and net assets as if Kwatrobox had been included in operations for the first quarter. We purchased Schelfhout and Kwatrobox primarily in order to obtain access to their existing customer base, their core technology and their employees.

         EXPENSES

         Selling, general and administrative for the quarter was $2,518,766 compared to $728,646 in the corresponding period in 2000. The increase is due, in large part, to the inclusion of Kwatrobox and I-Three in the 2001 quarter. The company has incurred research and development costs in the quarter of $415,265 in developing new products for auction customers. There were no such activities in the quarter ending March 31, 2000.

         NET LOSS/EARNINGS

Net loss for the three months was $2,436,170 compared to a loss of $760,850 in the corresponding period in 2000. Included in the loss was$178,000 share of income from Aucxis (Australia). Much of this income related to the sale of mining tenements. We do not anticipate this to be a recurring part of the operations and expect that Aucxis (Australia) will incur losses over the coming quarters. The increase in net loss for the three months is partly attributable to an increase in depreciation and amortization to $715,000 and the charge for stock based compensation of $326,000. On a proforma basis, if Kwatrobox had been acquired on January 1, 2000, the net loss for the three months ended March 31, 2000 would have been $4,248,869.

         LIQUIDITY AND CAPITAL RESOURCES

         As at March 31, 2001, the company had cash of $4.0 million. During the quarter ended March 31, 2001, cash decreased by $2.1 million. Of this, approximately $1.6 million was to fund ongoing operations, and accounts receivable increased by approximately $325,000, accounts payable and accrued liabilities increased by approximately $94,000, inventory increased by approximately $73,000 and deferred revenues decreased by approximately $195,000.

         COMPARISON OF YEAR ENDED DECEMBER 31, 2000 TO YEAR ENDED DECEMBER 31, 1999

         REVENUES.

         Revenue for the year ended December 31, 2000 was $4.8 million, as compared to $0 in the year ended December 31, 1999. Increases in revenue were driven by the Company's acquisition of Schelfhout on January 10, 2000, Kwatrobox on November 1, 2000 and I-Three on November 27, 2000. (On a proforma basis, Schelfhout had revenues of approximately $3.8 million and $2.9 million for the fiscal years ended 2000 and 1999, respectively, and Kwatrobox had revenues of approximately US $4.2 million and $4.9 million for such fiscal periods). Schelfhout derives its revenues from the development and installation of clock systems, cooling installations and maintenance for auction halls. Kwatrobox specializes in the manufacturing and servicing of auction clock systems used in the auction of perishable commodities as well as the development of software specific to auctions and industries associated with auctions, including importers and exporters, the wholesale trade, line drivers and growers. The sale of hardware and software related to these operations forms part of this service.

         NET LOSS/EARNINGS.

         Net loss for the year ended December 30, 2000 was $4,665,934, as compared to a loss of $2,654,432 for the corresponding period ended December 31, 1999. This increase in net loss is partly attributable to an increase in depreciation and amortization costs, to approximately $1.7 million, and inclusion of our percentage of Aucxis Ltd. (Australia) loss of approximately $190,000. (On a proforma basis, Schelfhout had net income of approximately $8,000 and $54,000 for the years ended December 31, 2000 and December 31, 1999, respectively, and Kwatrobox had net losses of approximately $1.7 million and $300,000 for such fiscal periods).

         OPERATING EXPENSES.

         Selling general and administrative expenses for the year ended December 31, 2000 were $5,698,828, as compared to $2,654,432 for the corresponding period ended December 31, 1999. This increase in operating expenses was chiefly attributable to efforts taken by the Company to consolidate its market space and to acquire companies management believed would form the building blocks for bringing additional services into the perishable market place. For the year ended December 31, 2000, we acquired Schelfhout (January 10, 2000), Kwatrobox (November 1, 2000) and I-Three (November 27, 2000). With such acquisitions came additional costs. On a proforma basis for fiscal year 2000, Schelfhout had operating costs of approximately $2.1 million; Kwatrobox, approximately $2.7 million; and I-Three, approximately $530,000. We also incurred increased costs for travel due to operations in both North America and Europe, increased legal and accounting costs due to regulatory compliance matters upon becoming a publicly reporting company and increased salaries and benefits due to the ramp up of research and development to move the company's product and service offering to the next level.

         LIQUIDITY AND CAPITAL RESOURCES

         Changes in non-cash working capital at December 31, 2000 was approximately $322,000 compared to $949,000 for the year ended December 31, 1999. The decrease in working capital was due primarily to a decrease in deferred revenue of approximately $671,000, an increase in accounts receivable of approximately $175,000, an increase in accounts payable and accrued liabilities of approximately $265,000 and a decrease in inventory of approximately $217,000. At year end the Company held cash of $6.2 million.

         PRELIMINARY PROJECT STAGE EXPENSES

         During the fiscal year 2001, we expect to complete the pilot project and commence commercial production of our financial services products. At December 31, 2000 we were still in the preliminary stages of developing this model and our costs for the preliminary project stages of the EuroNet Trading Portal of approximately $1 Million were charged to expense. Activities in 2001 will include getting feedback from the users of a pilot project and implementing the design specifications into the final code version. We are confident that we have the internal development resources to complete this task.

         ACQUISITIONS

         During fiscal year 2000, the company completed the following three acquisitions:

SCHELFHOUT COMPUTER SYSTEMEN N.V.

         By a share purchase agreement dated as of January 10, 2000 among Luc Schelfhout, Hilde De Laet and our subsidiary, Aucxis (Belgium), we acquired all of the shares of Schelfhout Computer Systemen N.V., a Belgium Company. A purchase price for the shares of Schelfhout of $10 million was stipulated in the share purchase agreement. Our consideration included (i) $4 million cash ($1 million of which was paid in 1999) and (ii) an aggregate of 3,636,364 shares of our common stock issued to Luc Schelfhout and Hilde De Laet, the sole stockholders of Schelfhout. We paid a premium to book value in light of Schelfhout's 17 years of operating history and the access afforded us to an installed customer base already using electronic auction systems. For accounting purposes, the purchase price per share was $1.00 and total consideration for the purchase of Schelfhout Computer Systemen N.V. was $7,636,364. As part of the transaction, we agreed not to sell or otherwise to transfer the shares of Schelfhout during the 12 month period ending on January 10, 2001. As security for the covenant not to sell the shares and for other matters, we pledged the shares acquired in Schelfhout in favor of Luc Schelfhout and Hilde De Laet.

KWATROBOX B.V.

         On November 1, 2000, we purchased all of the issued and outstanding shares of Kwatrobox B.V. a Netherlands corporation, in exchange for (i) a cash sum of $1,573,250 (4 Million Guilders); (ii) an aggregate of 1,250,000 shares of our common stock; and (iii) subject to future earnings, possible options exercisable at the third anniversary date to purchase additional shares of our common stock having an aggregate value of 1 Million Guilders. Kwatrobox B.V. is the parent company of 1) Nieaf Systems B.V., a developer of electronic trading systems for perishable commodity market places and 2) Automatiseringsbureau Palm B.V., which develops specialized enterprise resource planning (ERP) software and IT Infrastructure Systems for Exporters and Wholesalers in the $6 Billion Dutch flower industry. Kwatrobox has had financial difficulties in the past, having a net loss in each of the past two years. Kwatrobox had recorded goodwill on the purchase of Nieaf Systems (in April 1998), which upon review in December 1999 was written off as Nieaf had incurred losses due to no new contracts to install new auctioning systems since April 1998. Furthermore, the Company provided Kwatrobox with a letter of support to ensure it had adequate funds to continue operations. We acquired Kwatrobox as they are one of the leading suppliers of auction solutions to the perishable commodity auction community. We paid a premium to book value as they have an extensive operating history and it provides us with access to an installed customer base who is already using electronic auction systems.

I-THREE, INC.

         On November 27, 2000, we purchased all of the issued and outstanding shares of I-Three, Inc. in exchange for an aggregate of 455,000 shares of our common stock. I-Three is an e-commerce solutions provider focused on delivering globally scaleable, event driven applications for B2B enterprises that fully leverage the opportunities of information gathering and sorting from the Internet. With I-Three's existing line of B2B applications, and strategic partnerships with industry leaders such as Sun-Netscape Alliance, TIBCO Software Inc. and Oracle, our management believes that I-Three will provide the Company with the capability to develop internally our financial service and portal applications. Over the next twelve months, we intend to grow rapidly. We will need additional cash to fund such growth and fully intend to engage in additional financing to meet expanded operating capital needs.

                                   MANAGEMENT

         The following table sets forth the names, positions and ages of the executive officers and directors of our Company as at time of filing. Directors are elected at our annual meeting of shareholders and serve for one year or until their successors are elected. Officers are elected by the board of directors and their terms of office are, except to the extent governed by employment contracts, at the discretion of the board of directors.

NAME                                   AGE                              TITLE
-------------------------------------- --------- -----------------------------------------------------
Daniel McKenzie                           45            President, C.E.O. and Director
Phillip MacDonnell                        58            Chairman of the Board
David Hackett                             34            Chief Financial Officer
Jeff Turner                               35            Vice-President, Marketing
Thomas Jakubowski                         41            Vice-President, Business Development
Paul King                                 37            Managing Director, Europe
Luc Schelfhout                            38            President, Schelfhout Computer Systemen N.V.
Philip Lapp                               71            Director
Mark Milazzo                              43            Director
Bart Sonck                                35            Director
Ken Reid                                  60            Director

BIOGRAPHIES

DAN A. MCKENZIE, PRESIDENT, C.E.O. AND CHAIRMAN.

         Since January 2000, Dan McKenzie has served as the President, Chief Executive Officer and a director of the Company. From 1990 until 1998, Mr. McKenzie served as President and Chief Executive Officer of EveryWare Development Inc., a software company providing cross-platform development tools for creating dynamic Web-based applications he founded in 1990. When EveryWare became a publicly traded company in 1995, Mr. McKenzie also served in the capacity of Chairman of the Board. In November 1998, EveryWare was acquired by Pervasive Software Inc. All told, Mr. McKenzie brings 19 years of high tech management experience, including 15 years served in an owner/manager capacity, as well as experience in growing and merging early stage technology companies. Mr. McKenzie is a director of Aucxis Ltd., an affiliated company listed on the Australian Stock Exchange.

PHIL MACDONNELL, DIRECTOR

         Phil MacDonnell has served as the Chairman of the Board of Directors of the Company since [January 25, 2000.] Mr. MacDonnell also serves as a Vice President and a director of Hawk Capital Corporation and Hawk Partners Ltd., which companies provide financial services to Canadian companies. He has held such positions since 1998 and 1997, respectively. He also currently serves as:
(i) President and director of P.G. MacDonnell Services Ltd. since 1997; (ii) director of Constitution Insurance Company since 1987; (iii) director of Syntex Systems Ltd., a publicly traded Company on the American Stock Exchange, since 1997; (iv) director of World Wide Warranty (CDNX); and (v) director of Palco Communications, a private company since 1999. In 1969, Mr. MacDonnell became a founding partner in Loewen Ondaattje McCutheon & Co. Ltd., an international institutional stock brokerage company publicly traded on the Toronto Stock Exchange (TSE). Mr. MacDonnell has sat on the board of the Vancouver Stock Exchange and was a director of Grand Field Pacific Ltd. (a publicly traded hotel company on the TSE 1996-1998) and EveryWare Development Inc. (a publicly traded software company on the American Stock Exchange 1997-1998). Mr. MacDonnell obtained an Honors Business Administration Degree in 1960 while at the

University of Western Ontario, and he later obtained a Chartered Accountants Degree from the Institute of Chartered Accountants in 1964.

DAVID HACKETT, CHIEF FINANCIAL OFFICER

         Since June 1999, David Hackett has been the Chief Financial Officer of the Company. Prior to being employed by the Company, Mr. Hackett served as Chief Executive Officer of EveryWare Development Inc., a provider of middleware database conductivity tools, in which capacity he served from 1996 until the sale of EveryWare to Pervasive Software Inc. in November 1988. As Chief Financial Officer of EveryWare, Mr. Hackett was responsible for the finance and administration department as well as the day-to-day operations of EveryWare and its subsidiaries. In 1992, Mr. Hackett co-founded 323-2323-The Infotainment Line, a movie, restaurant, kids and special events information telephone service. From 1994 to 1996, Mr. Hackett was a consultant for the television production industry with Alliance Atlantis Communications Inc. (formerly Atlantis Communications Inc.) and CanWest Global Communications Corp. Mr. Hackett is a director of Aucxis Ltd., an affiliated company listed on the Australian Stock Exchange and in which the Company holds a 48.2% ownership interest. Mr. Hackett attained his Chartered Accountant designation in 1989 while at Ernst & Young. He also holds a Master of Business Administration from the University of Western Ontario, Canada.

JEFF TURNER, VICE-PRESIDENT, MARKETING

         Jeff Turner has served in the capacity of Vice-President, Marketing at the Company since March 2000. Prior to coming to the Company, Mr. Turner served as a consultant for technology-related companies, focusing on marketing and strategic planning principally with respect to computer software, Internet B2C and B2B, and Application Service Providers. Mr. Turner brings more than 12 years of experience as a consultant in marketing, advertising and strategic planning with companies such as Bell Canada (1987 to 1991), AT&T (1992 to 1995), Investorline (1997 to 1998), Nesbitt Burns (1996 to 1998), HomeProject.com (1999 to 2000), Harris Bank Corp. (1994 to 1996), and Bank of Montreal (1995 to 1997).

THOMAS JAKUBOWSKI, VICE-PRESIDENT, BUSINESS DEVELOPMENT

         Since March 2000, Thomas Jakubowski has served as Vice-President, Business Development at the Company. Previously, he spent more than 15 years (1984 to 2000) at Nortel Networks in a variety of senior positions. From 1998 to 2000, he was the Director of Business Intelligence, in which capacity he managed a corporate group focused on market and competitive analysis. He also served as Director of Investor Relations for Nortel from 1996 to 1998. While also at Nortel, he was involved in the acquisition of Bay Networks in 1998 and the integration of that company into Nortel. Mr. Jakubowski holds a Master of Business Administration from York University and a Master of Applied Science (Engineering) from the University of Toronto.

PAUL KING, MANAGING DIRECTOR, EUROPE

         Since March 2000, Paul King has served as the Managing Director of Sales for Europe. Previously, he served from 1999 to 2000 as the Director of Sales and Marketing at emailtopia, a software firm targeting the internet messaging market. From 1995 to 1999, Mr. King held a variety of sales and marketing positions at EveryWare Development, Inc. Mr. King brings more than 15 years of sales and marketing experience to the Company.

LUC SCHELFHOUT, PRESIDENT, SCHELFHOUT COMPUTER SYSTEMEN N.V.

         Since being acquired by the Company in January 2000, Luc Schelfhout has served as the President of the Company's wholly-owned subsidiary, Schelfhout Computer Systemen N.V.. Schelfhout Computer Systemen N.V. was founded by Mr. Schelfhout in 1983 and acquired by the Company in January 2000. Under Mr. Schelfhout's tutelage from 1983 to 1999, when he served as Managing Director of the Company, Schelfhout Computer Systemen N.V. became a leader in the development and implementation of electronic trading systems. Prior to 1983, Mr. Schelfhout worked for Stafa Control Systems, a company specializing in control and measurement systems, in various capacities for two years.

PHILIP A. LAPP, DIRECTOR

         Philip Lapp has been a director of the Company since January 25, 2000. From 1969 to 1998 Dr. Lapp was President of Philip A. Lapp Limited, a consulting firm. Dr. Lapp previously served in the capacity of Senior Vice President and Director of SPAR Aerospace Limited, where he was responsible for all engineering and technical programs from 1967 until 1969. While also at SPAR Aerospace, Dr. Lapp established and developed entry into the medical and technological markets. From 1955 to 1966, Dr. Lapp served as both Director of Technical Operations and as Chief Engineer of de Havilland Aircraft of Canada. Dr. Lapp currently holds numerous directorships, including on the boards of CDM Information Inc., InfoWest Services Inc., Kenneth Molson Foundation (Chairman), EMR Microwave Technology Corporation, PCI Enterprises Inc., Mind the Store Inc. (Chairman) and VisuaLabs Inc. He is also a Honorary Governor at York University. His professional affiliations include: Canadian Council of Professional Engineers (President 1987-1988); Fellow of the Royal Society of Canada; Fellow of the Canadian Academy of Engineering (President 1988); Member of the Association of Professional Engineers of Ontario (President 1982-1983); Senior Member of the Institute of Electrical and Electronics Engineers; Fellow of Canadian Aeronautics and Space Institute (President 1967-1968); Member of Canadian Remote Sensing Society; and Senior Member of American Aeronautics and Astronautics.

MARK F. MILAZZO, DIRECTOR

         Mark Milazzo has been a director of the Company since March 6, 2000. Mr. Milazzo also currently serves in the capacity of Director, Wireless Market Development, Service Provider Line of Business, at Cisco Systems Inc. in San Jose, California, which company he joined in 1992. From 1998 to 1999, he was the Director, Service Provider Global Alliances, for Cisco Systems Inc., responsible for building Cisco's Global Alliances with key service providers. Mr. Milazzo served as a Region Manager from 1995 to 1998 at Cisco Systems Inc. and, from 1994 to 1995, as an Account Manager to an assigned territory which included the BCE group, Nortel, Bell Canada and Bell Mobility. Prior to 1994, Mr. Milazzo worked at Cisco Systems Canada as Channel Manager, where he was responsible for developing the public carriers channel of business in Canada. He was also responsible for strategy development and Cisco's global sales channel support in Cisco's Mobile Wireless area. From 1987 until 1992, Mr. Milazzo was the General Manager for Computer Logics Ltd., where he managed a software development firm developing PC to mainframe gateway software to corporate clients worldwide. Mr. Milazzo holds a Bachelor of Science (B.Sc.) and a Master of Science (M.Sc.) in Microbiology & Immunology from the University of Western Ontario in London, Ontario.

KEN REID, DIRECTOR

         Ken Reid has served as director of the Company since June 23, 2000. Concurrently, Mr. Reid has served since 1997 in his present role of President & CEO of Ontario Flower Growers Inc., one of North America's largest suppliers of cut flowers and plant products to the wholesale and retail market place. Additionally, Mr. Reid serves as the General Manager (1994 to present) of Ontario Flower Growers Co-Operative Limited, the largest concentration of growers in Canada.

BART SONCK, DIRECTOR

         Bart Sonck has been a director of the Company since June 16, 2000. Mr. Sonck has also served in the following positions at ABN AMRO and its affiliated companies since 1994: (i) Senior Account Manager Corporate Banking for ABN AMRO Bank N.V. (Belgian Branch) Antwerp Office, where he was responsible for customer relations management and business development (1994 to 1998); (ii) Regional Manager Corporate Banking for ABN AMRO Bank N.V. (Belgian Branch) Brussels Office, where he was responsible for management of team of senior account managers for Customer Relations Management & Business Development (1999 to
1999); and (iii) Managing Director of ABN AMRO Capital Investments, where he was responsible for the development of the Private Equity and Venture Capital operations of ABN AMRO in Belgium (2000 to present). Mr. Sonck has been involved in the banking community for over ten years, having held positions with JP Morgan, Bank Brussel Lambert and, most recently, with ABN AMRO. Mr. Sonck holds a Master in Arts from Vrije Universiteit Brussel and a

Master of Business Administration, Vrije Universiteit Brussel Solvay Business School. Mr. Sonck has also lectured at Hogere Taal- & Handelsleergangen in the areas of Quality Management in the Banking Industry, Trade & Export Finance, Interest and Currency Risk Hedging and Credit Negotiation for Relationship Managers.

DIRECTOR COMPENSATION

         Currently, each director of the Company receives options to purchase up to 50,000 shares of our common stock under the 1999 stock option plan adopted by the Company and the stockholders on March 22, 1999. In addition, we compensate each of our directors Cdn$5,000 per annum and Cdn$500 for each meeting held for which such director attends.

STOCK OPTION PLAN

         We established a stock option plan on March 1, 1999, which plan was amended on March 13, 2000 (the "1999 Plan") subject to stockholder approval. The purpose of the 1999 Plan is to further the interest of our Company and our stockholders by providing incentives in the form of stock or stock options to attract, retain and motivate key employees and directors who contribute to our success. The grant of options recognize and reward outstanding individual performances and contributions and give such persons a proprietary interest in our Company, thus enhancing their personal interest in our continued success and progress. To date, options to purchase up to an aggregate of 8,213,000 shares of our common stock have been granted under the 1999 Plan, as follows:

                                     NUMBER OF SHARES
              DATE OF GRANT         UNDERLYING OPTIONS        EXERCISE PRICE           EXPIRATION DATE
              -------------         ------------------        --------------           ---------------
         December 1, 1998                  155,000        $0.01 per share          November 30, 2003
         December 30, 2000               8,058,000        $0.35 per share          December 29, 2010
                                   ----------------------
         TOTAL:                          8,213,000

         On March 26, 2001 our board of directors adopted the 2001 Stock Option Plan (the "2001 Plan"), subject to approval by the stockholders at the annual meeting scheduled to be held May 31, 2001. The 2001 Plan is meant to update the Company's existing stock option plan to reflect current legal and tax requirements and is designed to work in tandem with the 1999 Plan so that the aggregate number of shares available to be exercised under our program of stock options does not exceed, at any one time, an aggregate of 10,000,000 shares (previously 9,000,000), or roughly 15% of the issued and outstanding stock of the Company as of the date the 2001 Plan was adopted by our board of directors. The 2001 Plan makes any grant of options to purchase shares of Common Stock subject to the amount of options granted and still outstanding under the 1999 Plan and is intended to continue to make available to our officers, directors, key employees, consultants and other independent contractors, who perform services for us, the opportunity to participate in the value and/or appreciation in value of the our Common Stock through the granting of stock options. To date, no options to purchase shares of our common stock have been granted under the 2001 Plan, which remains subject to shareholder vote. EXECUTIVE COMPENSATION

         The following table sets forth certain information for the years ended December 31, 2000 and 1999 (from date of inception on April 30, 1998) regarding the compensation of our Chief Executive Officer and each of our other most highly compensated executive officers whose compensation on an annualized basis (salary and bonus) for services rendered in all capacities to our Company during the year ended December 31, 2000 exceeded US$100,000 (collectively, the "Named Executive Officers").

-----------------------------------------------------------------------------------------------------------------------
                           SUMMARY COMPENSATION TABLE
----------------------------- ------ ---------------------------------- ---------------------------------- ------------
                                            Annual compensation              Long-term compensation
                                                                        ------------------------ --------- ------------
                                                                                Awards           Payouts
                                     ---------- --------- ------------- ---------- ------------- --------- ------------
                                                             Other      Restricted  Securities
                                                             annual     stock       underlying   LTIP       All other
                                      Salary     Bonus    compensation   awards      options/    payouts   compensation
Name and Principal Position   Year    (Cnd$)     (Cnd$)      (Cnd$)      (Cnd$)      SARs (#)     (Cnd$)     (Cnd$)
----------------------------- ------ ---------- --------- ------------- ---------- ------------- --------- ------------
Fred Tham, CEO and            1999           -         -             -          -             -         -            -
   President(1)
----------------------------- ------ ---------- --------- ------------- ---------- ------------- --------- ------------
Shane Maine, CEO and          2000           -         -             -          -                       -            -
   President (2)              1999                                                    1,000,000 (3)
----------------------------- ------ ---------- --------- ------------- ---------- ------------- --------- ------------
David Hackett, Chief          2000    $100,000         -             -          -                       -            -
Financial Officer             1999     $58,333                                        1,000,000 (4)
----------------------------- ------ ---------- --------- ------------- ---------- ------------- --------- ------------
Dan McKenzie, President,      2000    $150,000         -             -          -     1,500,000 (6)     -            -
CEO and Chairman (5)
----------------------------- ------ ---------- --------- ------------- ---------- ------------- --------- ------------

-------------------

(1) Fred Tham resigned as Chief Executive Officer and President on February 26, 1999.

(2) Shane Maine resigned as acting Chief Executive Officer and director on January 17, 2000.

(3) Options to purchase 1,000,000 shares of the Company's common stock canceled December 29, 2000

(4) Options to purchase 1,000,000 shares of the Company's common stock canceled December 29, 2000, after which time on December 30, 2000 new options to purchase 1,000,000 shares of the Company's common stock were granted at an exercise price of $0.35 per share.

(5) Dan McKenzie was named Chief Executive Officer on January 17, 2000.

(6) Options to purchase 1,500,000 shares of the Company's common stock canceled December 29, 2000, after which time on December 30, 2000 new options to purchase 1,500,000 shares of the Company's common stock were granted at a exercise price of $0.35 per share.

         Shane Maine, a former director and CEO of our Company, does not receive any compensation, other than options as indicated below, for his services, which options were subsequently canceled on December 29, 2000. He has not received such compensation in the past, and is not accruing any compensation pursuant to any agreement with us.

         On December 30, 2000, Dan McKenzie entered into an employment agreement to serve as President and Chief Executive Officer of the Company, effective January 2000, in addition to serving on the Board of Directors of the Company. Mr. McKenzie's employment agreement provides for a base salary of CDN $200,000 per year, payable in equal semi-monthly payments, plus a bonus of CDN $50,000 subject to meeting certain benchmarks outlined in the agreement. He will also be provided with insurance benefits and other perquisites, including car allowance, professional fees and employee loans, along with four weeks vacation per annum, and the reimbursement of normal and reasonable business expenses. Under the agreement, Mr. McKenzie is also granted options to purchase up to an aggregate of 1,500,000 shares of the Company's common stock. These options vest upon date of grant and are exercisable at approximately US $0.35 per share. If we terminate Mr. McKenzie without just cause he will receive a severance amount equal to the greater of (i) the past 12 months compensation and (ii) $200,000, plus bonuses earned over the 12 months preceding his termination. The employment agreement also provides for a one (1) year non-competition clause and a one (1) year non-solicitation clause

         On December 30, 2000, David Hackett entered into a restated and amended employment agreement with respect to his capacity as Chief Financial Officer of the Company, effective May 1, 1999. Mr. Hackett's employment agreement provides for a base salary of CDN $165,000 per year, payable in equal semi-monthly payments, plus a bonus of CDN $35,000 subject to meeting certain benchmarks outlined in the agreement. He will also be provided with insurance benefits and other perquisites, including car allowance, professional fees and employee loans, along with four weeks vacation per annum, and the reimbursement of normal and reasonable business expenses. Under the agreement, Mr. Hackett is granted options to purchase up to an aggregate of 1,000,000 shares of the Company's common stock. These options vest upon date of grant and are exercisable at approximately US $0.35 per share. If the Company terminates Mr. Hackett without just cause he will receive a severance amount equal to the greater of (i) the past 12 months compensation and (ii) $165,000, plus bonuses earned over the 12 months preceding his termination. The employment agreement also provides for a one (1) year non-competition clause and a one (1) year non-solicitation clause.

         No retirement, pension, annuity benefits have been adopted by our Company for the benefit of our employees with the exception of a defined contribution plan within Nieaf Systems B.V., a subsidiary of Kwatrobox B.V.

           INCENTIVE STOCK OPTIONS GRANTED TO NAMED EXECUTIVE OFFICERS
                DURING THE FINANCIAL YEAR ENDED DECEMBER 31, 2000

         The following table sets forth the particulars of individual grants of options to purchase shares of our common stock made to each of the Named Executive Officers who were granted options during the Financial year ended December 31, 2000:

                                      % OF TOTAL
                                    OPTIONS GRANTED                MARKET VALUE OF SECURITIES
                  SECURITIES UNDER  TO EMPLOYEES IN                   UNDERLYING OPTIONS ON
      NAME         OPTION GRANTED    FISCAL YEAR     EXERCISE PRICE    DATE OF THE GRANT         EXPIRATION DATE
     ------       -----------------   -----------    --------------    -----------------         ---------------
Dan McKenzie          1,500,000           21%             $0.85                $0.84            December 1, 2009(1)

David Hackett         1,000,000           21%             $0.85                $0.84            December 1, 2009(1)

Shane Maine           1,000,000           21%             $0.85                $0.84            December 1, 2009(1)

Dan McKenzie          1,500,000           23%             $0.80                $0.59            August 24, 2009 (2)

David Hackett         1,000,000           16%             $0.80                $0.59            August 24, 2009 (2)

Shane Maine           1,000,000           16%             $0.80                $0.59            August 24, 2009 (3)

Dan McKenzie          1,500,000           19%             $0.35                $0.30            December 30, 2010

David Hackett         1,000,000           12%             $0.35                $0.30            December 30, 2010

------------------
(1) these options were canceled on August 24, 2000, at which time new options to purchase the same number of shares of the Company's common stock were granted, at a repriced exercise price of $0.80 per share.

(2) these options were canceled on December 29, 2000, after which time new options to purchase the same number of shares of the Company's common stock were granted on December 30, 2000, at a repriced exercise price of $0.35 per share.

(3) these options were canceled on December 29, 2000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         We believe that the terms and conditions of the following transactions were no less favorable to us than terms attainable from unaffiliated third parties:

         On February 26, 1999, we entered into a stock exchange agreement with the stockholders of e-Auction Global Trading, Inc. (Barbados). In the transaction, we issued a total of 34,500,000 shares of our common stock to the stockholders of e-Auction (Barbados) in exchange for all of the issued and outstanding shares in the capital of e-Auction (Barbados). The terms and conditions of the agreement were determined by the parties through arms-length negotiations. As a result of the agreement, the e-Auction (Barbados) shareholders received 86.6% of the shares of our common stock. The transaction was treated as an acquisition of e-Auction (Barbados) and a recapitalization of our Company whereby e-Auction (Barbados) was deemed the acquirer for accounting purposes. At the time of the transaction, there were only an infrequent number of trades and virtually no trading volume of our common stock and we were unable to estimate the market value of our common stock to determine resulting valuations of the transaction.

         The majority of our operations during the 1999 fiscal year were funded by Ventures North Investment Partners Inc. As of December 31, 1999, we owed Ventures North approximately $860,793. The amounts advanced were non-interest bearing, with no fixed terms of repayment. The entire balance owing was repaid in January, 2000. A significant percentage of the ownership interest of Ventures North is owned by shareholders of our Company. In addition, Ventures owns 2,000,000 of the issued and outstanding shares of our common stock.

         Under an agreement dated March 1, 1999 with Millennium Advisors Inc., we agreed to pay to Millennium a management fee of $20,000 per month for advice and services with respect to mergers and acquisitions, corporate structuring, corporate administration, and financing. We also entered into a contract for service whereby Millennium would be paid 25% of any funds it raised by the sale of our equity or issuance of debt by us in excess of the amount required to complete the acquisition of Schelfhout. No amounts were paid under this agreement, which agreement has now expired. As of March 20, 2000, our Company and Millennium agreed to terminate the March 1, 1999 agreement. As part of such settlement, we agreed to pay, and did pay, Millennium $120,000 as full and final settlement under the March 1, 1999 agreement. Michael Gilley, a former director and officer of our Company, is President of Millennium.

         On August 12, 1999, we received a loan of $1,000,000 from Millennium Advisors Inc. The loan was to be repaid within 30 days. In consideration for the loan, Millennium received 197,219 shares of our common stock, with a deemed value of $1,000,000 as a financing fee. The number of shares of our common stock issued was based on the weighted average closing price over the five (5) trading days prior to the date the loan was granted. The shares were issued in January, 2000.

         On August 29, 1999, Michael Gilley received stock options to purchase up to 250,000 shares of our common stock which options were to vest over 3 years at an exercise price of $5.00 per share. At the time these options were granted, Mr. Gilley was a director of our Company. These options were canceled as part of the settlement with Millennium.

         On January 10, 2000, acting through our subsidiary e-Auction Belgium N.V. (now Aucxis N.V. (Belgium)), we purchased all of the shares of Schelfhout. A purchase price for the shares of Schelfhout of $10 million was stipulated in the share purchase agreement representing the fair value of the consideration at the time the agreement to purchase Schelfhout Computer Systemen N.V. was initially contemplated. The purchase price was satisfied by (i) the payment of US$4 million in cash (US$1 million was paid in August 1999 and the US$3 million balance was paid on completing the acquisition in January 2000) and (ii) the issuance of 3,636,364 shares of our common stock, with a fair value $1.00. There was no cash paid for the shares by Schelfhout. Of the shares issued, 1,818,182 shares of our common stock were issued to Luc Schelfhout, a current officer of our Company, and 1,818,182 shares of our common stock were issued to Mr. Schelfhout's spouse, Hilde de Laet.

         On March 22, 2000, we formed a new subsidiary, to be owned 99% by us and 1% by Luc Schelfhout, a current officer of our Company, and his spouse, Hilde de Laet. As part of this transaction, Mr. Schelfhout and his spouse were granted an option to purchase our ownership interest in SDL Invest, N.V. at a nominal price, based upon the book value of our contribution to capital.

         On August 24, 2000, Messrs. McKenzie and Hackett, directors and officers of our Company, and Mr. Maine, a former director and Chief Executive Officer of our Company, received options to purchase up to an aggregate of 1,500,000 and 1,000,000 shares of our common stock, respectively. The options vest on the date of grant and are exercisable at an exercise price of $0.80 per share. We subsequently canceled all of these options as of December 29, 2000, after which time on December 30, 2000 Messrs. McKenzie and Hackett, each a director and officer of our Company, received new options to purchase up to an aggregate of 1,500,000 and 1,000,000 shares of our common stock, respectively, at the repriced exercise price of $0.35 per share.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information regarding beneficial ownership of the shares of our common stock as of the date of this Prospectus by
(i) each person who is known by us to own beneficially more than five percent (5%) of our issued and outstanding shares of common stock, (ii) each of the Named Executive Officers, and (iii) each of our directors.

                                                                             NUMBER OF         PERCENTAGE OF
NAME AND ADDRESS OF BENEFICIAL OWNER                                         SHARES(1)             CLASS
------------------------------------                                         ---------             -----
J. Andrews in Trust for the Shareholders of Sanga International Inc.(2)     16,500,000            24.9%
c/o Pachulski, Stong, Ziehl, Yang & Jones P.C.
10100 Santa Monica Blvd., Suite 1100, Los Angeles, CA 90067

ABN AMRO Capital Investments (Belgie) N.V.                                   4,072,639             6.1%
Regentlaan 53, 1000 Brussels, Belgium

Luc Schelfhout                                                               3,636,364 (3)         5.5%
Bornte 204/A, Stekene, Belgium 9190

Daniel McKenzie                                                              2,436,987 (4)          *
RR5, Georgetown, Ontario L5G 4S8

David Hackett                                                                1,236,987 (5)          *
20 Astley Avenue, Toronto, Ontario M4W 3B4

Philip Lapp                                                                     50,000 (6)          *
c/o 220 King Street West, Suite 200, Toronto, Ontario M5H 1K7

Mark Milazzo                                                                    50,000 (6)          *
c/o 220 King Street West, Suite 200, Toronto, Ontario M5H 1K7

Phillip MacDonnell                                                             100,000 (7)          *
c/o 220 King Street West, Suite 200, Toronto, Ontario M5H 1K7

Ken Reid                                                                        50,000 (6)          *
c/o 220 King Street West, Suite 200, Toronto, Ontario M5H 1K7

Bart Sonck                                                                      50,000 (6)          *
c/o 220 King Street West, Suite 200, Toronto, Ontario M5H 1K7

All executive officers and directors as a group (11 persons)                     7,610,338        11.0%
                                                                              (4)(5)(6)(7)
-------------

*   Less than 5%
1. The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any share as to which 33 the individual or entity has voting power or investment power. Unless otherwise indicated, each person or entity has sole voting and investment power with respect to shares shown as beneficially owned. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days, whether pursuant to the exercise of options, conversion of securities or otherwise.
2. The shares are beneficially owned by Sanga International Inc. which is currently undergoing a restructuring pursuant to Chapter 11 of United States Bankruptcy laws. Sanga does not have any controlling shareholder. The sole officer of Sanga is John Andrews and its directors are John Andrews, Mitch Stein and Masood Jabor.
3.  Includes 1,818,182 shares held by Mr. Schelfhout's spouse, Hilde de Laet.

4. Includes 161,987 shares held by a holding Company and 1,500,000 shares issuable upon exercise of stock options, re-priced at $0.35 per share on December 30, 2000.
5. Includes 136,987 common shares held by a holding Company for Mr. Hackett's wife and children and 1,000,000 shares issuable upon exercise of stock options, re-priced at $0.35 per share on December 30, 2000.
6. Consists of options enabling the holder to purchase up to 50,000 shares, re-priced at an exercise price of $0.35 per share on December 30, 2000.
7. Consists of options enabling the holder to purchase up to 100,000 shares, re-priced at an exercise price of $0.35 per share on December 30, 2000.

                              SELLING STOCKHOLDERS

         The following table provides certain information regarding the selling stockholders and the number of shares of our common stock being offered by them as of the date of this prospectus.

                   SHARES BENEFICIALLY OWNED PRIOR TO OFFERING

                                                                             PERCENTAGE
                                                                              OF COMMON
                                                                               STOCK          SHARES THAT MAY
                          NAME                                AMOUNT         OUTSTANDING        BE SOLD (1)
--------------------------------------------------------  -------------     -------------     --------------
ABN AMRO Capital Investments (Belgie) NV                     4,072,639          9.46 %           4,072,639
QFG Holdings Limited                                         2,964,408          6.88 %           2,964,408
Flynn Von Shubert & Associates Attorneys Escrow Account      2,250,000          5.22 %           2,250,000
E-Ventures Investments Inc                                   2,000,000          4.64 %           2,000,000
Institute of Global Trading Communities Limited              2,000,000          4.64 %           2,000,000
Online Global Commodities Exchange Limited                   2,000,000          4.64 %           2,000,000
V-Wholesalercom Inc                                          2,000,000          4.64 %           2,000,000
Ventures North Investment Partners Inc                       2,000,000          4.64 %           2,000,000
Hilde De Laet                                                1,818,182          4.22 %           1,818,182
Luc Schelfhout                                               1,818,182          4.22 %           1,818,182
E-Auction Global Trading Inc (BVI)                           1,500,000          3.48 %           1,500,000
FIDRA Holdings Ltd.                                          1,500,000          3.48 %           1,500,000
Zorba Holdings Limited                                       1,500,000          3.48 %           1,500,000
BFM Enterprises Inc                                          1,420,000          3.30 %           1,420,000
Troy Lalonde                                                 1,101,530          2.56 %           1,101,530
Platinum Capital Management Inc in Trust for John
Andrews                                                      1,000,000          2.32 %           1,000,000
Hartford Group Holdings Limited                                830,000          1.93 %             830,000
Dan McKenzie                                                   775,000          1.80 %             775,000
WEB CCB (BV)                                                   750,000          1.74 %             750,000
Assayriska Investments Limited                                 642,500          1.49 %             642,500
Tradewinds Investments Ltd                                     550,000          1.28 %             550,000
Hartford Holdings Limited                                      500,000          1.16 %             500,000
Sabe Holdings Inc.                                             476,304          1.11 %             476,304
Egger & Co                                                     359,590          0.84 %             359,590
John O'Toole & Victoria O'Toole                                326,295          0.76 %             326,295
Peces BV                                                       312,500          0.73 %             312,500
Rendex BV                                                      312,500          0.73 %             312,500
Van Veen Boy's BV                                              312,500          0.73 %             312,500
Wodan BV                                                       312,500          0.73 %             312,500
Trinity Capital Limited                                        255,007          0.59 %             255,007
Red Sands Capital Management                                   210,000               *             210,000
Meta Partners Ltd.                                             206,934               *             206,934
Parkplace Finance Limited as TTEE for the Park Place
Trust                                                          205,479               *             205,479
HSBC Securities Trinity Account 159 HSCB A/C 162462F           200,000               *             200,000
696063 Ontario Inc.                                            200,000               *             200,000
Edith M. Michel                                                200,000               *             200,000

                                                   -46-

                                                                             PERCENTAGE
                                                                              OF COMMON
                                                                               STOCK          SHARES THAT MAY
                          NAME                                AMOUNT         OUTSTANDING        BE SOLD (1)
--------------------------------------------------------  -------------     -------------     --------------
Sami Rashid                                                    200,000               *             200,000
Millenium Advisors Inc.                                        197,219               *             197,219
Ron Engineering & Construction (Eastern) Ltd                   150,000               *             150,000
Brian Antonen                                                  140,480               *             140,480
HSBC Securities ACCT #TCL 194                                  101,096               *             101,096
National Bank Financial                                        100,000               *             100,000
Trendafile Ahmet                                               100,000               *             100,000
David Hackett                                                  100,000               *             100,000
Albert Haloute                                                 100,000               *             100,000
Elias Haloute                                                  100,000               *             100,000
Mike Lam                                                       100,000               *             100,000
Jeannine Ottewill & Bruce A Ottewill                           100,000               *             100,000
Shenkman Corporation in Trust                                  100,000               *             100,000
Warren Thompson                                                100,000               *             100,000
Tina Whiting                                                   100,000               *             100,000
Rick Howard                                                     83,543               *              83,543
J David Wilson TTEE FBO The Wilwoods Trust                      71,168               *              71,168
Larry Sisnett                                                   70,000               *              70,000
Barry Boatman                                                   68,493               *              68,493
Thomas Jakubowski                                               68,493               *              68,493
Rubicon Capital Corp                                            63,139               *              63,139
Jan Loebber                                                     60,000               *              60,000
Sheena Smith                                                    54,795               *              54,795
Bob Standing                                                    54,795               *              54,795
Sandra Usherwood                                                50,685               *              50,685
Sam Angel                                                       50,000               *              50,000
Ken Friedman                                                    50,000               *              50,000
Stephen Greenberg                                               50,000               *              50,000
James Kilpatrick                                                50,000               *              50,000
John Loy                                                        50,000               *              50,000
John Naime                                                      50,000               *              50,000
Whitman Tucker                                                  50,000               *              50,000
Sally Martyniuk                                                 47,945               *              47,945
S&O Building Partnership                                        40,000               *              40,000
Soloway Holdings Limited                                        40,000               *              40,000
Michael Williamson                                              28,693               *              28,693
Eric Hey                                                        38,321               *              38,321
Laetitia Jones                                                  38,321               *              38,321
Micheael O'Quinn                                                36,000               *              36,000
Stierheim TTEE FBO Frederick H Stierheim Revocable
Living Trust                                                    33,000               *              33,000
Rebound Resources                                               30,666               *              30,666
Isabel Cruise & John Cruise                                     28,000               *              28,000
Wessco                                                          26,800               *              26,800
Giuseppe Clementi                                               25,000               *              25,000
Kevin Gabri                                                     25,000               *              25,000
                                                   -47-
                                                                             PERCENTAGE
                                                                              OF COMMON
                                                                               STOCK          SHARES THAT MAY
                          NAME                                AMOUNT         OUTSTANDING        BE SOLD (1)
--------------------------------------------------------  -------------     -------------     --------------
Michael Prytz                                                   25,000               *              25,000
Ana Teresa Segarra                                              24,000               *              24,000
Efthymios Kyriakopoulos                                         22,800               *              22,800
Brian Heringer                                                  22,000               *              22,000
David Williamson                                                21,000               *              21,000
Apollo Nominees Inc.                                            20,000               *              20,000
Fadi Haram                                                      20,000               *              20,000
Murray Hill Investments Limited                                 20,000               *              20,000
Nancy Sicurella                                                 20,000               *              20,000
Norris Williamson                                               20,000               *              20,000
Bill Wilson                                                     20,000               *              20,000
Debbie Cairns                                                   17,000               *              17,000
Mary L AL Jaar                                                  16,000               *              16,000
William Shenkman                                                15,581               *              15,581
Christopher Cuff                                                15,000               *              15,000
Janet Hoyt                                                      15,000               *              15,000
Brendan Murphy                                                  15,000               *              15,000
Janice Murphy                                                   15,000               *              15,000
Sheila Kaplan                                                   14,850               *              14,850
Scott Family Investments                                        13,602               *              13,602
Christian Rojkjaer                                              13,567               *              13,567
Bruno Figliuzzi                                                 13,082               *              13,082
Jeff Figliuzzi                                                  13,082               *              13,082
Louis Al Jaar                                                   12,000               *              12,000
Tareq L Al Jaar                                                 12,000               *              12,000
Peter F Anderson                                                12,000               *              12,000
FR Holdings LTD                                                 12,000               *              12,000
Dennis A Lavia                                                  12,000               *              12,000
DWR C/F Jiri Malasek                                            11,679               *              11,679
Dario Di Renzo                                                  10,959               *              10,959
Richard Bingham                                                 10,949               *              10,949
Gabriel Albina                                                  10,000               *              10,000
Luke D'Angelo                                                   10,000               *              10,000
John E Doerr                                                    10,000               *              10,000
Richard G Harrington JR                                         10,000               *              10,000
Larry Humenik                                                   10,000               *              10,000
Rick Kumar                                                      10,000               *              10,000
Rika Lam                                                        10,000               *              10,000
Frank Landi                                                     10,000               *              10,000
LJ Inc of Central Florida                                       10,000               *              10,000
Andy Smith                                                      10,000               *              10,000
Michael Smith                                                   10,000               *              10,000
Andy Smith & Martha Smith                                       10,000               *              10,000
Jim Sutton                                                      10,000               *              10,000
Linda Morrison                                                   9,600               *               9,600
Francois Marceau                                                 8,819               *               8,819

                                                   -48-

                                                                             PERCENTAGE
                                                                              OF COMMON
                                                                               STOCK          SHARES THAT MAY
                          NAME                                AMOUNT         OUTSTANDING        BE SOLD (1)
--------------------------------------------------------  -------------     -------------     --------------
Andre Bourgon                                                    8,000               *               8,000
Robert Childerhose                                               8,000               *               8,000
Maria D'Angelo                                                   8,000               *               8,000
Veronica Munks                                                   8,000               *               8,000
Daphne Tapp                                                      8,000               *               8,000
Richard Valentine                                                8,000               *               8,000
Bill Duffy                                                       7,800               *               7,800
Julie Duffy                                                      7,800               *               7,800
Terri Mcmenamin                                                  7,500               *               7,500
First Clearing Corp as C/F William E Racine IRA Rollover         7,200               *               7,200
Sterling A Farmer                                                7,000               *               7,000
Paul Schneider                                                   6,750               *               6,750
Mark Alex Marchque                                               6,667               *               6,667
George Barakat                                                   6,600               *               6,600
Larry Eyler                                                      6,569               *               6,569
Suzanne Williamson                                               6,378               *               6,378
Frank Marceau                                                    6,181               *               6,181
Donald Dandelski                                                 6,000               *               6,000
Robert Dorsey                                                    6,000               *               6,000
Brian Griffin                                                    6,000               *               6,000
Patrick Mcnerney                                                 6,000               *               6,000
Gerry Tapp                                                       6,000               *               6,000
Arter & Hadden LLP                                               5,000               *               5,000
Gerry Bachman                                                    5,000               *               5,000
Laila Barakat                                                    5,000               *               5,000
Scott C Basnan                                                   5,000               *               5,000
Reay Cairns                                                      5,000               *               5,000
Dorsey TTEE FBO Hugh P. Dorsey Jr. Trust UAD 9/18/98             6,000               *               6,000
Margaret Heringer & Alf Heringer                                 5,000               *               5,000
Lee Jensen                                                       5,000               *               5,000
Douglas Andrews                                                  4,800               *               4,800
Bob Peterson                                                     4,800               *               4,800
Mary Mcmenamin                                                   4,700               *               4,700
Keith Fournier                                                   4,400               *               4,400
Mark Morrison                                                    4,080               *               4,080
Gary Windt                                                       4,080               *               4,080
Lee D'Epasquale                                                  4,000               *               4,000
David Griffin                                                    4,000               *               4,000
Lance Johnston                                                   4,000               *               4,000
Sandra Johnston                                                  4,000               *               4,000
Chris Kelly                                                      4,000               *               4,000
Geoff Mather                                                     4,000               *               4,000
Charlotte Sparks                                                 4,000               *               4,000
Karin Von Nickisch                                               4,000               *               4,000


                                                   -49-

                                                                             PERCENTAGE
                                                                              OF COMMON
                                                                               STOCK          SHARES THAT MAY
                          NAME                                AMOUNT         OUTSTANDING        BE SOLD (1)
--------------------------------------------------------  -------------     -------------     --------------
294616 BC LTD                                                    3,000               *               3,000
436618 BC LTD                                                    3,000               *               3,000
436620 BC LTD                                                    3,000               *               3,000
Leo Markle                                                       3,000               *               3,000
Laurent Maurier                                                  3,000               *               3,000
Ken Mulvaney & Brian Mulvaney Jtwros                             3,000               *               3,000
John Paterson                                                    3,000               *               3,000
DWR C/F Wadezda Malasek                                          2,920               *               2,920
Mary Jo Mcmenamin                                                2,800               *               2,800
Robert Cairns                                                    2,500               *               2,500
Mike Marshall                                                    2,400               *               2,400
Tredafile Rose Ahmet                                             2,199               *               2,199
Anton Hammerschmidt                                              2,000               *               2,000
Michelle Saber & Jeff Knight Jtwros                              2,000               *               2,000
Gretchen Bastian                                                 1,999               *               1,999
Robert Davies                                                    1,920               *               1,920
Bruce Andree                                                     1,680               *               1,680
Jandy Kerby-Miller                                               1,666               *               1,666
Mark Alex Maidique                                               1,333               *               1,333
Sheila Davies                                                    1,200               *               1,200
John Morrison                                                    1,200               *               1,200
Tim Over                                                         1,200               *               1,200
Scott C Bastian                                                  1,000               *               1,000
Kasie Worrell                                                    1,000               *               1,000
Victor Chapman                                                     400               *                 400
Jane Kerby-Miller                                                  333               *                 333
Cindy Phoel                                                        240               *                 240
                                                            ----------                          ----------
TOTAL:                                                      43,064,567            100%          43,064,567
                                                            ==========                          ==========
-------------------
(1)  Assumes the sale of all of the Shares offered by each of the Selling Shareholders.
(*)   Less than 0.50%

                                                   -50-

                              PLAN OF DISTRIBUTION

         The shares may be sold or distributed from time to time by the selling stockholders or by pledgees, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or may acquire shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

         o ordinary brokers transactions, which may include long or short sales,

         o transactions involving cross or block trades or otherwise on the quotation system operated by the National Quotation Bureau, LLC, known as the Pink Sheets, or on one or more other securities markets and exchanges, in privately negotiated transactions,

         o purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus,

         o "at the market" to or through market makers or into an existing market for the common stock,

         o in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,

         o through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or

         o any combination of the foregoing, or by any other legally available means.

         In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

         Brokers, dealers, underwriters or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The selling stockholders and any broker-dealers acting in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by them and any profit realized by them on there sale of shares as principals may be deemed underwriting compensation under the Securities Act of 1933. Neither the selling stockholders nor us can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares.

         We will not receive any proceeds from the sale of the shares pursuant to this prospectus. We have agreed to bear the expenses (other than broker's commissions and similar charges) of the registration of the shares, including legal and accounting fees.

         The selling stockholders may also use Rule 144 under the Securities Act of 1933 to sell the shares if they meet the criteria and conform to the requirements of such Rule.

         Offers or sales of the shares have not been registered or qualified under the laws of any country other than the United States. To comply with certain states' securities laws, if applicable, the shares will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers.

         There can be no assurance that the selling stockholders will sell any or all of the shares offered by them hereunder.

                          DESCRIPTION OF CAPITAL STOCK

         The following is a summary description of our capital stock and the material provisions of our articles of incorporation and by-laws, copies of which have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and to which such discussion is qualified in its entirety.

GENERAL

         Our authorized capital stock consists of 250,000,000 shares of common stock, par value $.001 per share. At the present time, no preferred stock is authorized under our Articles of Incorporation. We have also reserved 9,000,000 shares of our common stock for issuance pursuant to options granted pursuant to our 1999 Plan, dated March 1, 1999 and amended effective March 13, 2000 subject to the approval of the stockholders at the annual meeting scheduled for May 31, 2001. The number of shares of common stock reserved for issuance was amended to 10,000,000 shares by our 2001 Plan, dated March 26, 2001 subject to the approval by our stockholders at the May 2001 meeting. As of May 18, 2001, we had 66,350,915 shares of common stock issued and outstanding and 0 shares of preferred stock issued and outstanding.

COMMON STOCK

         The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Our articles of incorporation and by-laws do not provide for cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of our shares of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefore. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in the assets remaining after payment of liabilities. Holders of common stock have no preemptive, conversion or redemption rights. All of the outstanding shares of common stock are fully paid and nonassessable. The election of directors and other general stockholder action requires the affirmative vote of a majority of shares represented at a duly held meeting at which a quorum is represented, except that pursuant to the by-laws, a written consent to corporate action by a majority of stockholders entitled to vote on a matter is permitted. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

PREFERRED STOCK

         At the present time, no preferred stock is authorized in the Articles of Incorporation.

OPTIONS AND WARRANTS

         We have approved the issuance of options to purchase up to 10,000,000 shares of common stock in the Company pursuant to our 1999 Plan, as adopted on March 1, 1999 and subsequently amended by the Board of Directors on March 20, 2000 subject to stockholder approval and, pending stockholder approval at our May 2001 annual meeting, our 2001 Plan, as adopted by the Board of Directors on March 26, 2001. At the time of filing the registration statement, there were options outstanding under the 1999 Plan to purchase up to an aggregate of 8,193,000 shares of our common stock.

NEVADA ANTI-TAKEOVER LAW

         A corporation is subject to Nevada's control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and if it does business in Nevada or through an affiliated corporation. Sections 78.378 through 78.3793 of the Nevada General Corporation Law generally provide that any "control shares" acquired by a person in the direct or indirect acquisition of a "controlling interest" in a Nevada corporation, greater than a level of "controlling interest" previously authorized by the corporation's stockholders, (i) shall be divested of all voting rights, except to the extent that the retention of voting rights is authorized by the stockholders of the corporation other than the acquiring person and associated persons, and (ii) may be redeemed, in whole but not in part, by the corporation at the average price paid for the control shares. These sections define "control shares" as those voting shares which an acquiring person and associated persons acquire in the acquisition of a "controlling interest", greater than the level of controlling interest previously authorized by the corporation's stockholders, or within 90 days immediately preceding the date the acquiring person acquired such greater controlling interest. A "controlling interest" is defined in the statutes as the ownership of voting shares sufficient, but for the provisions of Sections 73.378 through 78.3793, to enable a person, directly or indirectly and individually or in association with others, to exercise (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more, of all voting power of the corporation in the election of directors. These provisions could have the result of delaying or preventing an acquirer from being able to elect a majority of the board of directors, or otherwise obtain control of our Company.

NEVADA BUSINESS COMBINATION PROVISIONS

         In addition to the above control share law, we are governed by the provisions of Section 78.438 of the Nevada General Corporation Law. In general, this statute prohibits certain business combinations between Nevada corporations that have 200 or more stockholders and "interested stockholders" for three years after the "interested stockholder" first becomes an "interested stockholder" unless the corporation's board of directors approves the combination in advance.
Section 78.423 defines "interested stockholder" to be any person who is (i) the beneficial owner, directly or indirectly, of 10 percent or more of the voting power of the outstanding voting shares of the resident domestic corporation, or
(ii) an affiliate or associate of the resident domestic corporation and at any time within 3 years immediately before the date in question was the beneficial owner, directly or indirectly, of 10 percent or more of the voting power of the then outstanding shares of the resident domestic corporation. For purposes of Nevada law, "business combination" includes, without limitation, mergers, consolidations, stock sales and asset-based transactions and other transactions resulting in a financial benefit to the interested stockholder. The effect of this law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our board of directors.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

         Under Nevada Revised Statutes Section 78.7502 and 78.751, our articles of incorporation and bylaws provide us with the power to indemnify any of our directors, officers, employees or agents. The director, officer, employ or agent must have conducted himself in good faith and reasonably believe that his conduct was in, or not opposed to our best interests. In a criminal action the director, officer, employee or agent must not have had a reasonable cause to believe his conduct was unlawful. Advances for expenses may be made if the director affirms in writing that he believes he has met the standards and that he will personally repay the expense if it is determined he did not meet the standards.

         We will not indemnify a director or officer adjudged liable due to his negligence or willful misconduct toward us, adjudged liable to us, or if he improperly received personal benefit. Indemnification in a derivative action is limited to reasonable expenses incurred in connection with the proceeding.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                         SHARES ELIGIBLE FOR FUTURE SALE

         Of the 66,350,915 shares of our common stock outstanding, 5,440,000 are freely tradeable shares as of the date of filing this registration statement and 60,910,915 shares of common stock are restricted securities as that term is defined in Rule 144 promulgated under the Securities Exchange Act of 1934.

         Rule 144 governs resale of restricted securities for the account of any person, other than the issuer, and restricted and unrestricted securities for the account of an "affiliate" of the issuer. Restricted securities generally include any securities acquired directly or indirectly from an issuer or its affiliates, which were not issued or sold in connection with a public offering registered under the Securities Exchange Act of 1934. An "affiliate" of the issuer is any person who directly or indirectly controls, is controlled by, or is under common control with the issuer. Affiliates of our Company may include our directors, executive officers and persons directly or indirectly owning 10% or more of the outstanding common stock. Under Rule 144, unregistered resale of restricted common stock can not be made until it has been held for a minimum of one year from the later of its acquisition from us or an affiliate of ours. Thereafter, shares of common stock may be resold without registration subject to Rule 144's volume limitation aggregation, broker transaction, notice filing requirements, and requirements concerning publicly available information about our Company. Resale by our affiliates of restricted and unrestricted common stock is subject to the above requirements. The volume limitations provide that a person, or persons who must aggregate their sale cannot, within any three (3) month period, sell more than the greater of (i) one percent (1%) of our then outstanding shares of common stock, or (ii) the average weekly reported trading volume during the four (4) calendar weeks preceding each such sale. A person who is not deemed an "affiliate" of ours and who has beneficially owned shares for at least two years would be entitled to sell such shares under Rule 144 without regard to such requirements.

         Any employee of the Company who has been granted options to purchase shares or who has purchased Common Shares pursuant to a written compensatory plan or written contract prior to the date of this offering pursuant to Rule 701 will be entitled to rely on the resale provisions of Rule 701, which permits such persons who are not "affiliates" of the Company to sell such Common Shares without compliance with the public information, holding period, volume limitation or notice provisions of Rule 144 and permits such persons who are "affiliates" to sell such Common Shares without compliance with the Rule 144 holding period restrictions, in each case commencing 90 days after the date of this Prospectus.

         Shortly after this registration statement becomes effective, the Company intends to file a registration statement on Form S-8 under the Securities Act to register shares of our common stock reserved for issuance under the 1999 Plan and 2001 Plan, in some cases, shares of our common stock for which an exemption under Rule 144 or Rule 701 would also be available, thus permitting the resale of shares of our common stock issued under the 1999 Plan and 2001 Plan by non-affiliates in the public market without restriction under the Securities Act. Such registration statement will become effective immediately upon filing. As of the filing date, stock options to purchase 8,213,000 shares of our common stock were outstanding.

                             CHANGES IN ACCOUNTANTS

         On October 10, 2000, the client-accountant relationship between our Company and Dale Matheson Carr-Hilton ("DMCH") ceased and we engaged PricewaterhouseCoopers LLP, as our independent accountants for the fiscal year ending December 31, 2000. The decision to engage PricewaterhouseCoopers LLP was approved by our board of directors, upon the recommendation of our board of directors. DMCH's reports on the consolidated financial statements of the Company for fiscal year 1999 did not contain any adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. During fiscal year 1999 and the subsequent interim period preceding the resignation of DMCH, there were no disagreements with DMCH regarding any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of DMCH, would have caused DMCH to make reference to the subject matter of the disagreements in connection with its report. We requested that DMCH furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.

                                     EXPERTS

         The consolidated financial statements as of December 31, 2000 and for the year then ended included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

         The validity of the shares of common stock offered in this prospectus has been passed upon for us by the Law Office of Kirk Schumacher, 6100 Neil Road, Suite 500, Reno, Nevada 89505. Its telephone number is (775) 688-3013.

                          TRANSFER AGENT AND REGISTRAR

         Interwest Transfer Co., Inc., located at 100-1981 East Murray Holiday Road, Salt Lake City, Utah, 84117 was appointed transfer agent, registrar and dividend disbursing agent for all of the shares of our common stock on April 15, 1999 and continues to act in those capacities as of the date of filing this registration statement.

                       WHERE YOU CAN GET MORE INFORMATION

         We file reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any report, proxy statement or other information we file with the Commission at the Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices at 75 Park Place, Room 1400, New York, New York 10007 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. In addition, we file electronic versions of these documents on the Commission's Electronic Data Gathering Analysis and Retrieval, or EDGAR, System. The Commission maintains a website at http://www.sec.gov that contains reports, proxy statements and other information filed with the Commission.

         You should note that statements contained in this prospectus that refer to the contents of any contract, agreement or other document disclose only the material terms of such content and are not necessarily complete statements of such contract, agreement and documents. Such statements are qualified by reference to the copy of such contract, agreement or other document filed as an exhibit to the registration statement or any amendments thereto, including exhibits filed as part thereof, filed with the SEC. No person is authorized to give any information or to make any representation with respect to the matters described in this prospectus other than those contained herein and, if given or made, the information or representation must not be relied upon as having been authorized by us. You may inspect and copy the registration statement and any amendments thereto, including exhibits filed as part thereof, at the SEC's offices as described above.

                          E-AUCTION GLOBAL TRADING INC.
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                      PAGE
                                                                                                      ----
E-AUCTION GLOBAL TRADING INC.
-----------------------------
      CONSOLIDATED FINANCIAL STATEMENTS FOR YEAR ENDED MARCH 31, 2001

Consolidated Balance Sheet as of March 31, 2001 and 2000....................................          F-3
Consolidated Statements of Operations, Deficit and Comprehensive Loss for the 3 months ended
March 31, 2001 and 2000.....................................................................          F-4
Consolidated Statements of Cash Flows for the 3 months ended March 31, 2001 and 2000.......           F-5
Notes to Consolidated Financial Statements..................................................          F-6


E-AUCTION GLOBAL TRADING INC.
-----------------------------
      CONSOLIDATED FINANCIAL STATEMENTS FOR YEAR ENDED DECEMBER 31, 2000

Report of Pricewaterhouse Coopers LLP, Independent Acountants................................         F-12
Consolidated Balance Sheet as of December 31, 2000 and 1999.................................          F-13
Consolidated Statements of Operations, Deficit and Comprehensive Loss for the year ended
December 31, 2000 and 1999..................................................................          F-14
Consolidated Statements of Cash Flows for the year ended December 31, 2000 and 1999........           F-15
Notes to Consolidated Financial Statements..................................................          F-16

KWATROBOX B.V. AND SUBSIDIARIES
-------------------------------
      CONSOLIDATED FINANCIAL STATEMENTS FOR YEARS ENDED 1998 AND 1999

Report of PricewaterhouseCoopers N.V........................................................          F-37
Consolidated Balance Sheet as of December 31, 1999 and 1998.................................          F-38
Consolidated Statements of Operations for the years ended December 31, 1999 and 1998 and
the 10 months ended October 31, 2000........................................................          F-39
Consolidated Statements of Stockholders' Equity as at December 31, 1999 and 1998 and
the 10 months ended October 31, 2000........................................................          F-40
Consolidated Statements of Cash Flows for the years ended December 31, 1999 and 1998 and the
10 months ended October 31, 2000............................................................          F-41
Notes to Consolidated Financial Statements..................................................          F-42

E-AUCTION GLOBAL TRADING INC.
-----------------------------
      PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS FOR YEAR ENDED DECEMBER 31, 2000
Pro Forma Consolidated Income Statement for Year Ended December 31, 2000....................          F-54
Note to Pro Forma Consolidated Financial Statements.........................................          F-55


E-AUCTION GLOBAL TRADING INC.
(a Nevada Corporation)

Consolidated Financial Statements
MARCH 31, 2000
(expressed in U.S. dollars)

E-AUCTION GLOBAL TRADING INC.
CONSOLIDATED BALANCE SHEET
AS AT MARCH 31, 2000
--------------------------------------------------------------------------------------------------------------
(expressed in U.S. dollars)
                                                                                            MARCH 31,
                                                                                                 2001
                                                                                                    $
                                                                                           (Unaudited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents                                                                    4,039,187
Accounts receivable                                                                          1,832,823
Inventory                                                                                      648,493
Prepaid expenses                                                                               130,574
                                                                                      -----------------------------------------
                                                                                             6,651,077

INVESTMENT                                                                                     692,866
FIXED ASSETS                                                                                 1,957,829
ACQUIRED WORKFORCE                                                                             153,351
ACQUIRED CORE TECHNOLOGY                                                                     1,156,620
GOODWILL                                                                                     8,705,050
                                                                                      -----------------------------------------
                                                                                            19,316,793
                                                                                      -----------------------------------------

LIABILITIES

CURRENT LIABILITIES
Bank indebtedness                                                                              379,499
Accounts payable and accrued liabilities                                                     2,670,120
Due to related parties                                                                         843,891
Deferred revenue                                                                             1,454,906
Current portion of long-term debt                                                              231,032
                                                                                      -----------------------------------------
                                                                                             5,579,448

DUE TO RELATED PARTIES                                                                         375,063
LONG-TERM DEBT                                                                                 429,240
NON-CONTROLLING INTEREST                                                                         3,531
                                                                                      -----------------------------------------
                                                                                             6,387,282
                                                                                      -----------------------------------------
MANDATORILY REDEEMABLE SHARES OF COMMON STOCK                                                4,574,364
                                                                                      -----------------------------------------

SHAREHOLDERS' EQUITY

SHARE CAPITAL
62,714,551 (December 31, 2000 - 62,714,551) shares of common stock - $0.001 par value           62,715
ADDITIONAL PAID-IN CAPITAL                                                                  19,047,204
ACCUMULATED OTHER COMPREHENSIVE LOSS                                                           (60,236)
DEFICIT                                                                                    (10,694,536)
                                                                                      -----------------------------------------
                                                                                             8,355,147
                                                                                      -----------------------------------------
                                                                                            19,316,793
                                                                                      -----------------------------------------
CONTINGENCIES (note 10)

GOING CONCERN (note 1)

  The accompanying notes form an integral part of these financial statements.

                                                     F-3

E-AUCTION GLOBAL TRADING INC.
CONSOLIDATED STATEMENT OF OPERATIONS, DEFICIT AND COMPREHENSIVE LOSS
FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 2001 AND 2000
-------------------------------------------------------------------------------------------------------------------
(expressed in U.S. dollars)


                                                                                                 2001                   2000
                                                                                                    $                      $
                                                                                          (Unaudited)

REVENUE                                                                                      1,966,175             1,028,836

COST OF GOODS SOLD                                                                           1,001,509               717,688
                                                                                      -----------------------------------------

                                                                                               964,666               311,148
                                                                                      -----------------------------------------

EXPENSES
Selling, general and administrative                                                          2,518,766               728,646
Depreciation and amortization                                                                  737,832               384,332
Research and development costs                                                                 415,265                     -
                                                                                      -----------------------------------------

                                                                                             3,671,863             1,112,978
                                                                                      -----------------------------------------

LOSS BEFORE THE UNDER-NOTED                                                                 (2,707,197)             (801,830)

SHARE OF INCOME OF EQUITY INVESTMENT                                                           178,031                     -

INTEREST INCOME                                                                                 94,843                 2,871
                                                                                      -----------------------------------------

LOSS BEFORE INCOME TAXES AND NON-CONTROLLING INTEREST                                       (2,434,323)             (798,959)

INCOME TAX EXPENSES                                                                             (1,847)               (2,944)

NON-CONTROLLING INTEREST                                                                             -                41,053
                                                                                      -----------------------------------------

LOSS FOR THE PERIOD                                                                         (2,436,170)             (760,850)

ACCRETION OF MANDATORILY REDEEMABLE COMMON STOCK TO

      REDEMPTION VALUE                                                                               -              (234,500)
                                                                                      -----------------------------------------

LOSS AVAILABLE TO COMMON SHAREHOLDERS                                                       (2,436,170)             (995,350)

DEFICIT - BEGINNING OF PERIOD                                                               (8,258,366)           (2,654,432)
                                                                                      -----------------------------------------

DEFICIT - END OF PERIOD                                                                    (10,694,536)           (3,649,782)
                                                                                      -----------------------------------------

BASIC AND DILUTED LOSS PER SHARE                                                                (0.04)                (0.01)
                                                                                      -----------------------------------------

LOSS FOR THE PERIOD                                                                         (2,436,170)             (760,850)

FOREIGN CURRENCY TRANSLATION ADJUSTMENTS AND OTHER COMPREHENSIVE LOSS                           64,586                     -
                                                                                      -----------------------------------------

COMPREHENSIVE LOSS                                                                          (2,371,584)             (760,850)
                                                                                      -----------------------------------------

SHARES USED IN COMPUTING BASIC AND FULLY DILUTED EARNINGS PER SHARE                         62,714,551            55,620,226

   The accompanying notes form an integral part of these financial statements.

                                      F-4


E-AUCTION GLOBAL TRADING INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE THREE-MONTH PERIODS ENDED MARCH 31, 2001 AND 2000
-------------------------------------------------------------------------------------------------------------------
(expressed in U.S. dollars)

                                                                                                 2001                   2000
                                                                                                    $                      $
                                                                                          (Unaudited)
CASH PROVIDED BY (USED IN)

OPERATING ACTIVITIES
Loss for the period                                                                         (2,436,170)             (760,850)
Add: Items not affecting cash
      Depreciation and amortization                                                            737,832               384,332
      Foreign exchange                                                                          60,210                     -
      Stock based compensation                                                                 311,531                     -
      Non-controlling interest                                                                       -               (41,053)
      Share of income of equity investment                                                    (178,031)                    -
Net change in non-cash working capital                                                        (124,494)             (554,336)
                                                                                      -----------------------------------------

                                                                                            (1,629,122)             (971,907)
                                                                                      -----------------------------------------

FINANCING ACTIVITIES
Bank indebtedness                                                                              (16,524)                    -
Due to related parties                                                                        (100,837)             (266,140)
Issuance of share capital                                                                            -             2,461,328
Long-term debt                                                                                  49,570                46,891
Cash contribution of minority investor                                                               -               918,499
Non-controlling interest                                                                          (211)                    -
                                                                                      -----------------------------------------

                                                                                               (68,002)            3,160,578
                                                                                      -----------------------------------------

INVESTING ACTIVITIES
Purchase of fixed assets                                                                      (441,214)              (93,962)
Purchase of businesses - net of cash acquired                                                        -            (2,687,109)
                                                                                      -----------------------------------------

                                                                                              (441,214)           (2,781,071)
                                                                                      -----------------------------------------

INCREASE IN CASH AND CASH EQUIVALENTS DURING THE PERIOD                                     (2,138,338)             (592,400)

EFFECT OF FOREIGN EXCHANGE ON CASH                                                             (27,644)              (29,378)

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD                                              6,205,169             4,179,394
                                                                                      -----------------------------------------

CASH AND CASH EQUIVALENTS - END OF PERIOD                                                    4,039,187             3,557,616
                                                                                      -----------------------------------------

   The accompanying notes form an integral part of these financial statements.

                                       F-5


E-AUCTION GLOBAL TRADING INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2001 AND 2000
--------------------------------------------------------------------------------
(expressed in U.S. dollars)


1.       NATURE OF BUSINESS AND GOING CONCERN

         The company is currently developing e-business services for perishable commodity marketplaces primarily in Europe. In addition, through its newly acquired subsidiaries Schelfhout Computer Systemen N.V., Kwatrobox B.V. and I-Three Inc. the company is engaged in the installation and maintenance of auction clock and cooling systems for traditional auction halls and the development of software for auctions, including Internet-based auction systems.

         These financial statements are prepared on a going concern basis which assumes that the company will realize its assets and discharge its liabilities in the normal course of business. The company incurred an operating loss of $2,436,170 for the three months ended March 31, 2001 (2000 - $760,850). In addition, projected cash flows from the company's current operations may not be sufficient to finance the company's working capital requirements over the next year. These circumstances lend significant doubt as to the ability of the company to continue in the normal course of operations.

         In recognition of these concerns, management are considering various revenue and cost management alternatives and may consider raising additional cash through external financing activities. It is not possible at this time to predict with any assurance the success of these initiatives.

         The ability of the company to continue as a going concern is dependent upon effective implementation of revenue and cost management alternatives and the success of potential future external financing initiatives. Should the company be unable to continue as a going concern, assets and liabilities would require restatement on a liquidation basis, which could differ materially from the going concern basis.

2.       UNAUDITED INTERIM FINANCIAL STATEMENTS

         The unaudited consolidated balance sheet as at March 31, 2001 and the unaudited consolidated statements of operations and deficit and comprehensive loss and cash flows for the three months ended March 31, 2001 and 2000 have been prepared in the opinion of management on the same basis as the audited consolidated financial statements as at December 31, 2000 and include all adjustments necessary for the fair statement of the results of the interim periods. All adjustments reflected in the financial statements are of a normal recurring nature. The data disclosed in the notes to the financial statements for this period is also unaudited. Results for the three months ended March 31, 2001 are not necessarily indicative of the results to be expected for the full year.

3.       ACCOUNTING POLICY

         RESEARCH AND DEVELOPMENT

         Research and development costs are charged as expenses until technical feasibility has been established.

4.       PRO FORMA RESULTS

         The company acquired Kwatrobox B.V. and I-Three Inc. in the fourth quarter of 2000.

E-AUCTION GLOBAL TRADING INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2001 AND 2000
--------------------------------------------------------------------------------
(expressed in U.S. dollars)

         The following table sets forth the pro forma consolidated results for the three months ended March 31, 2001 and 2000 and net assets at March 31, 2001 as if Kwatrobox B.V. and I-Three Inc. had been acquired on January 1, 2000:

                                              2001                   2000
                                                 $                      $
           Revenue                       1,966,175               2,026,032
           Loss                         (2,436,170)             (4,284,869)
           Loss per share                     0.04                    0.06
           Net assets                    8,355,147               7,187,493

5.       SHARE CAPITAL

      Authorized
           250,000,000 shares of common stock with a par value of $0.001

                                                                                 ADDITIONAL
                                                                                    PAID IN
                                                      NUMBER        AMOUNT          CAPITAL           TOTAL
                                                   OF SHARES             $                $               $
      Balance - December 31, 1999                  39,820,000          39,820          (39,819)            1
      Issued shares of common stock (i)             7,625,916           7,626        3,657,799     3,665,425
      Issued on exchange of warrants (i)            8,965,899           8,966        4,300,528     4,309,494
      Issued as commission (i)                        327,878             328          157,268       157,596
      Issued as a financing fee (ii)                  197,219             197          999,803     1,000,000
      Acquisition of Kwatrobox                      1,250,000           1,250        1,308,750     1,310,000
      Private placement (iii)                       4,072,639           4,073        7,410,927     7,415,000
      Acquisition of I-Three Inc.                     455,000             455          217,945       218,400
      Dilution gain                                         -               -          708,003       708,003
         Stock-based compensation expense                   -               -           14,469        14,469
                                                --------------------------------------------------------------
         Balance - December 31, 2000               62,714,551          62,715       18,735,673    18,798,388
         Stock-based compensation                           -               -          311,531       311,531
                                                --------------------------------------------------------------
         Balance - March 31, 2001                  62,714,551          62,715       19,047,204    19,109,919
                                                --------------------------------------------------------------

i.) On January 7, 2000, through a private placement, the company issued 7,625,916 shares of common stock and 8,965,899 share purchase warrants, net of cash costs of $163,391 and an additional 327,878 shares of common stock issued as a commission to an agent to the transaction. The company raised net cash proceeds of $4,319,557 of which $1,858,229 was received in 1999. In addition the company issued shares to five companies that collectively settled the company's debt with a face value of $3,812,958. The 8,965,899 share purchase

E-AUCTION GLOBAL TRADING INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2001 AND 2000
--------------------------------------------------------------------------------
(expressed in U.S. dollars)

       warrants were immediately exchanged for shares of common stock on a basis of one common share for each share purchase warrant. The investors included a related party and four parties related to this party through common shareholdings.

ii.) In consideration for a loan of $1 million provided on August 13, 1999 by Millennium Investors Inc. to e-Auction, Millennium received 197,219 shares of common stock of the company with a fair value of $1,000,000 as a financing and interest fee. These shares were issued in January 2000.

iii.) On June 22, 2000, the company completed a private placement of 4,072,639 shares at $1.842 per share of common stock for proceeds of $7,415,000, net of costs of $85,000.

      STOCK OPTIONS

         On March 1, 1999, as amended on March 13, 2000, the company adopted a stock option plan that reserved 9,000,000 shares. The options have a term of ten years, and the exercise price is set at the estimated fair market value at the date of grant. There were no options issued prior to March 1, 1999. No additional options have been granted in the three months period ended March 31, 2001. The following table summarizes the continuity of stock options:

                                                                                   WEIGHTED
                                                                                    AVERAGE
                                                           OPTIONS FOR       EXERCISE PRICE
                                                           SHARES OF              PER SHARE
                                                         COMMON  STOCK                    $

           Balance - December 31, 1999                     4,300,000                  0.90
           Cancelled                                        (845,000)                (0.01)
           Cancelled                                      (3,050,000)                (0.85)
           Cancelled                                        (250,000)                (5.00)
           Issued - December 30, 2000                      8,058,000                  0.35
                                                    ---------------------
           Balance - December 31, 2000                     8,213,000                  0.34
           Cancelled                                         (20,000)                (0.35)
                                                    ---------------------
           Balance - March 31, 2001                        8,193,000                  0.34
                                                    ---------------------

6.       CHANGE IN NON-CASH WORKING CAPITAL

                                                                  3 MONTHS ENDED MARCH 31,
                                                       ------------------------------------------
                                                                    2001                  2000
                                                                       $                     $

      Accounts receivable                                      (325,859)            (363,945)
      Inventory                                                 (72,789)             (58,237)
      Prepaid expenses                                          (15,800)              (4,760)
      Accounts payable and accrued liabilities                   94,822              (50,584)
      Deferred revenue                                          195,132              (76,810)
                                                       ------------------------------------------
                                                               (124,494)            (554,336)
                                                       ------------------------------------------

                                      F-8

E-AUCTION GLOBAL TRADING INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2001 AND 2000
--------------------------------------------------------------------------------
(expressed in U.S. dollars)


7.       SEGMENTED INFORMATION

         The company operates in one operating segment, this being the installation of auction clocks and cooling systems.

GEOGRAPHIC INFORMATION

                                                   3 MONTHS ENDED MARCH 31,
                                       ------------------------------------------

                                                    2001                  2000
                                                       $                     $
      Revenue
           Canada                                76,571                     -
           Belgium                              882,119             1,028,836
           Netherlands                        1,007,485                     -
                                       ------------------------------------------
                                              1,966,175             1,028,836
                                       ------------------------------------------

                                          MARCH 31, 2001     DECEMBER 31, 2000
                                                       $                     $
      Long-lived assets
           Canada                             3,258,869               1,147,883
           Belgium                            5,937,649               7,658,629
           Netherlands                        2,776,331               3,554,029
                                       ------------------------------------------
                                             11,972,849              12,360,541
                                       ------------------------------------------

8.       LOSS PER COMMON SHARE

         The weighted average number of shares of common stock used for calculating the basic loss per share is 62,714,551 (2000 - 55,620,226). Fully diluted loss per share is the same as the basic loss per share for the period ended March 31, 2001 and 2000. Loss per share is determined based on the loss available to common shareholders as presented in the statement of operations, deficit and comprehensive loss.

E-AUCTION GLOBAL TRADING INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2001 AND 2000
--------------------------------------------------------------------------------
(expressed in U.S. dollars)


         The 8,193,000 outstanding stock options and 200,000 contingently issuable shares were not included in the computation of earnings per share as they are anti-dilutive for the periods presented.

9.       SUPPLEMENTAL NON-CASH INFORMATION

         During the three months ended March 31, 2000, the company issued 3,636,364 shares of mandatorily redeemable common stock with a fair value of $3,636,364 in connection with the acquisition of Schelfhout Computer Systemen N.V.

         In January 2000, the company issued 197,219 shares of common stock with a fair value of $1,000,000 to Millennium Inc. as payment of a financing and interest fee.

         The company issued 7,625,916 shares of common stock in January 2000, for which the proceeds were paid to various creditors, and cash was not received by the company. Debts settled totalled $3,812,958. The company also issued 327,878 shares with a fair value of $157,596 to pay commission on a private placement.

10.      CONTINGENCIES

a) A competitor of SCS has filed three claims totalling approximately, $150,000 (FRF1,000,000) against SCS during 2000. At present, there is insufficient information available to ascertain the likelihood of these claims being successful. Accordingly, no recognition of this contingent loss has been made.

b) Certain customers of a subsidiary have filed claims totalling $70,000 against the subsidiary company. At present, there is insufficient information available to ascertain the likelihood of these claims being successful. Accordingly, no recognition of this contingent loss has been made.

c) A shareholder derivative action was brought against the company, its subsidiaries and two of its directors for claims totalling $100 million.

         The action was stayed on November 29, 1999 as a result of the plaintiff's filing for Chapter 11 Bankruptcy protection in the United States Bankruptcy Court, therefore, there is no recognition of the contingent loss in the period.

E-AUCTION GLOBAL TRADING INC.
(a Nevada Corporation)

Consolidated Financial Statements

DECEMBER 31, 2000
(expressed in U.S. dollars)

--------------------------------------------------------------------------------
                                                 |  PRICEWATERHOUSECOOPERS LLP
                                                 |  CHARTERED ACCOUNTANTS
                                                 |  P.O. Box 82
                                                 |  Royal Trust Tower Suite 3000
                                                 |  Toronto Dominion Centre
                                                 |  Toronto Ontario
                                                 |  Canada M5K 1G*
                                                 |  Telephone +1 416 863 1133
                                                 |  Facsimile +1 416 365 8215

March 21, 2001


REPORT OF INDEPENDENT ACCOUNTANTS

TO THE SHAREHOLDERS OF
E-AUCTION GLOBAL TRADING INC.

In our opinion, the accompanying consolidated balance sheet as at December 31, 2000 and the related consolidated statements of operations, deficit and comprehensive loss and consolidated statement of cash flows present fairly, in all material respects, the financial position of E-AUCTION GLOBAL TRADING INC. at December 31, 2000, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion. The financial statements of the company as at December 31, 1999 and for the year then ended were audited by other independent accountants whose report dated February 1, 2000 expressed an unqualified opinion on those statements.

/s/ PricewaterhouseCoopers LLP

Toronto, Ontario


PricewaterhouseCoopers refers to the Canadian form of PricewaterhouseCoopers LLP and other members of the worldwide PricewaterhouseCoopers organization.

E-AUCTION GLOBAL TRADING INC.
Consolidated Balance Sheet
AS AT DECEMBER 31, 2000
----------------------------------------------------------------------------------------------------------------------------
(expressed in U.S. dollars)
                                                                                                 2000                   1999
                                                                                                    $                      $
ASSETS

CURRENT ASSETS
Cash and cash equivalents                                                                    6,205,169             4,179,394
Accounts receivable                                                                          1,600,871                     -
Inventory                                                                                      608,537                     -
Prepaid expenses                                                                               121,819                     -
                                                                                      -----------------------------------------

                                                                                             8,536,396             4,179,394
INVESTMENT                                                                                     514,835                     -
DEPOSIT                                                                                              -             1,000,000
FIXED ASSETS                                                                                 1,732,521                34,247
ACQUIRED WORKFORCE                                                                             161,351                     -
ACQUIRED CORE TECHNOLOGY                                                                     1,226,920                     -
GOODWILL                                                                                     9,239,748                     -
                                                                                      -----------------------------------------

                                                                                            21,411,771             5,213,641
                                                                                      -----------------------------------------

LIABILITIES

CURRENT LIABILITIES
Bank indebtedness                                                                              423,432                     -
Accounts payable and accrued liabilities                                                     2,703,079               749,050
Due to related parties                                                                         944,728               860,793
Deferred revenue                                                                             1,323,874               200,000
Current portion of long-term debt                                                              255,571                     -
Shareholder loan                                                                                     -             2,200,000
Subscriptions receipts                                                                               -             1,858,229
Related party loan payable                                                                           -             2,000,000
                                                                                      -----------------------------------------

                                                                                             5,650,684             7,868,072
DUE TO RELATED PARTIES                                                                         375,063                     -
LONG-TERM DEBT                                                                                 392,718                     -
NON-CONTROLLING INTEREST                                                                         3,742                     -
                                                                                      -----------------------------------------

                                                                                             6,422,207             7,868,072
                                                                                      -----------------------------------------

MANDATORILY REDEEMABLE SHARES OF COMMON STOCK                                                4,574,364                     -
                                                                                      -----------------------------------------

SHAREHOLDERS' EQUITY

SHARE CAPITAL
62,714 ,551(1999 - 39,820,000) shares of common stock - $0.001 par value                        62,715                     -
ADDITIONAL PAID-IN CAPITAL                                                                  18,735,673                     -
ACCUMULATED OTHER COMPREHENSIVE LOSS                                                          (124,822)                    -
DEFICIT                                                                                     (8,258,366)           (2,654,432)
                                                                                      -----------------------------------------

                                                                                            10,415,200            (2,654,431)
                                                                                      -----------------------------------------

                                                                                            21,411,771             5,213,641
                                                                                      -----------------------------------------
CONTINGENCIES (note 27)


   The accompanying notes form an integral part of these financial statements.

                                      F-13

E-AUCTION GLOBAL TRADING INC.
Consolidated Statement of Operations, Deficit and Comprehensive Loss
AS AT DECEMBER 31, 2000
-----------------------------------------------------------------------------------------------------------------------------
(expressed in U.S. dollars)

                                                                                                 2000                   1999
                                                                                                    $                      $

REVENUE                                                                                      4,858,963                     -

COST OF GOODS SOLD                                                                          (1,969,666)                    -
                                                                                      -----------------------------------------

                                                                                             2,889,297                     -
                                                                                      -----------------------------------------

EXPENSES
Selling, general and administrative                                                          5,698,828             2,654,432
Depreciation and amortization                                                                1,749,312                     -
                                                                                      -----------------------------------------

                                                                                             7,448,140             2,654,432
                                                                                      -----------------------------------------

LOSS BEFORE THE UNDER-NOTED                                                                 (4,558,843)           (2,654,432)

SHARE OF LOSS OF EQUITY INVESTMENT                                                            (193,168)                    -

INTEREST INCOME                                                                                189,392                     -
                                                                                      -----------------------------------------

LOSS BEFORE INCOME TAXES AND NON-CONTROLLING INTEREST                                       (4,562,619)           (2,654,432)

INCOME TAX EXPENSE                                                                            (104,732)                    -

NON-CONTROLLING INTEREST                                                                         1,417                     -
                                                                                      -----------------------------------------

LOSS FOR THE YEAR                                                                           (4,665,934)           (2,654,432)

ACCRETION OF MANDATORILY REDEEMABLE COMMON STOCK TO REDEMPTION VALUE                          (938,000)                    -
                                                                                      -----------------------------------------

LOSS AVAILABLE TO COMMON SHAREHOLDERS                                                       (5,603,934)           (2,654,432)

DEFICIT - BEGINNING OF YEAR                                                                 (2,654,432)                    -
                                                                                      -----------------------------------------

DEFICIT - END OF YEAR                                                                       (8,258,366)           (2,654,432)
                                                                                      -----------------------------------------

BASIC AND DILUTED LOSS PER SHARE                                                                 (0.09)                (0.07)
                                                                                      -----------------------------------------


LOSS FOR THE YEAR                                                                           (4,665,934)           (2,654,432)

FOREIGN CURRENCY TRANSLATION ADJUSTMENTS AND ACCUMULATED OTHER COMPREHENSIVE

      LOSS                                                                                    (124,822)                    -
                                                                                      -----------------------------------------

COMPREHENSIVE LOSS                                                                          (4,790,756)           (2,654,432)
                                                                                      -----------------------------------------

SHARES USED IN COMPUTING BASIS AND FULLY DILUTED EARNINGS PER SHARE                         59,196,743            34,432,329

   The accompanying notes form an integral part of these financial statements.

                                      F-14

E-AUCTION GLOBAL TRADING INC.
Consolidated Statement of Cash Flows
AS AT DECEMBER 31, 2000
--------------------------------------------------------------------------------------------------------------------------------
(expressed in U.S. dollars)

                                                     F-6
                                                                                                 2000                   1999
                                                                                                    $                      $

CASH PROVIDED BY (USED IN)

OPERATING ACTIVITIES

Loss for the year                                                                           (4,665,934)           (2,654,432)
Add: Items not affecting cash

      Interest                                                                                  21,698                     -
      Depreciation and amortization                                                          1,749,312                     -
      Foreign exchange                                                                         (32,364)                    -
      Stock options issued to non-employees                                                     14,469                     -
      Non-controlling interest                                                                  (1,417)                    -
      Share of loss of equity investment                                                       193,168                     -
Net change in non-cash working capital                                                        (322,361)              949,050
                                                                                      -----------------------------------------

                                                                                            (3,043,429)           (1,705,382)
                                                                                      -----------------------------------------

FINANCING ACTIVITIES
Bank indebtedness                                                                               38,375                     -
Due to related parties                                                                        (269,533)              860,793
Issuance of share capital                                                                    9,876,328             4,058,229
Long-term debt                                                                                (103,201)            2,000,000
Demand loan receivable                                                                        (749,688)                    -
                                                                                      -----------------------------------------

                                                                                             8,792,281             6,919,022
                                                                                      -----------------------------------------

INVESTING ACTIVITIES
Purchase of fixed assets                                                                      (713,388)              (34,247)
Purchase of businesses - net of cash acquired                                               (2,982,164)           (1,000,000)
                                                                                      -----------------------------------------

                                                                                            (3,695,552)           (1,034,247)
                                                                                      -----------------------------------------

INCREASE IN CASH AND CASH EQUIVALENTS DURING THE YEAR                                        2,053,300             4,179,393

EFFECT OF FOREIGN EXCHANGE ON CASH                                                             (27,525)                    -

CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR                                                4,179,394                     1
                                                                                      -----------------------------------------

CASH AND CASH EQUIVALENTS - END OF YEAR                                                      6,205,169             4,179,394
                                                                                      -----------------------------------------

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid                                                                                   54,020                     -
Taxes paid                                                                                      11,882                     -

   The accompanying notes form an integral part of these financial statements.

E-AUCTION GLOBAL TRADING INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2000
--------------------------------------------------------------------------------
(expressed in U.S. dollars)

1      NATURE OF BUSINESS

       The company is currently developing e-business services for perishable commodity marketplaces primarily in Europe. In addition, through its newly acquired subsidiaries (note 4), the company is engaged in the installation and maintenance of auction clock and cooling systems for traditional auction halls and the development of software for auctions, including Internet-based auction systems. These activities are primarily located in Europe. To date the company has not earned revenue from the e-business services model. The success of the e-business model is dependent upon completing a working prototype and developing new services that will be commercially accepted, and upon obtaining adequate financing to support the final stages of development of this business model. The outcome of these matters cannot be determined at this time.

2      BASIS OF PRESENTATION

       The company commenced operations in 1999, and accordingly, the consolidated statement of operations, deficit and comprehensive loss is only presented for 1999 and 2000.

       CONSOLIDATION

       The accompanying financial statements consolidate the accounts of the company and its wholly owned subsidiaries: Aucxis Corp. (Belgium) N.V. (formerly e-Auction Belgium N.V.) and its wholly owned subsidiary, Schelfhout Computer Systemen N.V. (SCS) and its 99% owned subsidiary in SDL Invest N.V., e-Auction Global Trading Inc. (Barbados) and its wholly owned subsidiary Aucxis Corp. (Canada), (formerly e-Auction Global Trading Inc. (Canada)), V-Wholesaler B.V. and its wholly owned subsidiary, Kwatrobox B.V. and the subsidiaries of Kwatrobox B.V., 100% of Automatiserngbureau Palm B.V., 80% of Scoop Software B.V., 100% of Palm Veilingsystemen B.V., 100% of Nieaf Systems B.V, and 100% of I-Three, Inc.

       The financial statements also include the company's share of the net assets and earnings or loss of the company's 48.2% investment in Aucxis (Australia) Ltd., (formerly Hunter Capital Limited) accounted for by the equity method.

3      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       FOREIGN CURRENCY TRANSLATION

       The company's functional currency is the U.S. dollar, except as noted below. Foreign denominated non-monetary assets, liabilities and other items are measured in U.S. dollars using the exchange rate prevailing at the respective transaction dates. Monetary assets and liabilities denominated in foreign currencies are measured at exchange rates prevailing at the balance sheet date. Resulting remeasurement adjustments are included in income. The functional currencies of the company's subsidiaries are euros, Netherland guilders and Australian dollars. Accordingly, the company applies the current exchange rate to translate the subsidiaries' assets and liabilities, and average exchange rate for the year to translate revenues, expenses and gains and losses, into U.S. dollars. The resulting translation adjustments are included as a separate component of comprehensive loss within shareholders' equity.

E-AUCTION GLOBAL TRADING INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2000
--------------------------------------------------------------------------------
(expressed in U.S. dollars)

       USE OF ESTIMATES

       The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Financial results as determined by actual events could differ from those estimates.

       FINANCIAL INSTRUMENTS

       The company's financial instruments consist of cash and cash equivalents and bank indebtedness, accounts receivable, accounts payable and accrued liabilities, due to related parties, deferred revenue and long-term debt, the fair market values of which approximate their carrying values due to the short-term nature and normal trade terms.

       FIXED ASSETS

       Fixed assets are recorded at cost less accumulated depreciation. Fixed assets are depreciated from the date of acquisition using the following rates:

       Building                                   straight-line over 40 years
       Furniture and fixtures                     straight-line over 10 years
       Leaseholds                                  Straight-line over 4 years
       Tools and equipment                         Straight-line over 5 years
       Vehicles                                    Straight-line over 5 years
       Software                                    Straight-line over 5 years

       ACQUIRED WORKFORCE

       Acquired workforce is recorded at cost and amortized on a straight-line basis over its expected life, which approximates five years.

       ACQUIRED CORE TECHNOLOGY

       Acquired core technology is recorded at cost and amortized on a straight-line basis over its expected life, which approximates five years.

       GOODWILL

       Goodwill represents the cost of acquired businesses in excess of the fair values of the underlying net identifiable assets acquired. Goodwill is amortized on a straight-line basis over its expected life which approximates five years.

E-AUCTION GLOBAL TRADING INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2000
--------------------------------------------------------------------------------
(expressed in U.S. dollars)

       IMPAIRMENT OF LONG-LIVED ASSETS

       The company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of assets held and used is measured by a comparison of the carrying amount of any asset to future net undiscounted cash flows expected to be generated by the assets. If such an asset is considered to be impaired, the impairment to be recognized is measured as the amount by which the carrying amount of the asset exceeds its estimated fair value. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs to sell.

       INTERNAL USE SOFTWARE

       The company has acquired and is developing software for internal use in its e-business services. At December 31, 2000, the company was in the preliminary stages of developing its e-business services software and, accordingly, all related costs have been charged to expense in the year.

       INCOME TAXES

       The company provides for income taxes under the asset and liability method in accordance with Statement of Financial Accounting Standard No. 109, ACCOUNTING FOR INCOME TAXES. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and income taxes bases of assets and liabilities and are measured using enacted tax rates and laws. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts more likely than not to be realized. To date, the company's deferred tax assets, relating principally to losses carried forward, have been considered not more likely than not to be realized and, accordingly, a valuation allowance equal to the deferred tax assets has been recorded.

       REVENUE RECOGNITION

       The company derives revenue from the development and installation of clock systems, cooling installations and maintenance services related to these systems. Clock and cooling system installations take three to four months to complete and are accounted for using the percentage of completion method in accordance with Statement of Position 81-1. For contracts with customers that include customer acceptance provisions that are not confirmed until the delivery and installation of the systems, the company defers revenue recognition until the installation is complete and customer acceptance has occurred under the completed contract method of accounting.

       Revenues from the sale of customized hardware and software applications are recognized when a formal arrangement exists, the price is fixed or determinable, the delivery is completed and collectibility is reasonably assured.

       Maintenance contracts to service installed clock and cooling systems are sold separately from these systems. Revenues from maintenance contracts are recognized ratably over the contract period during which services are performed, as vendor specific objective evidence of fair value for maintenance contracts exists.

E-AUCTION GLOBAL TRADING INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2000
--------------------------------------------------------------------------------
(expressed in U.S. dollars)

       INVENTORY

       Inventory is stated at the lower of cost or market value with cost being determined using the weighted average cost method. Obsolete or defective inventories are reduced to net realizable value.

       The work-in-progress inventory represents direct costs, including raw materials, labour and an allocation of overhead.

       STOCK OPTIONS

       The company has a broad-based employee stock option plan. The company uses the intrinsic value method of Accounting Principles Board Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES to value stock-based compensation expense for employees and complies with the disclosure provisions of Statement of Financial Accounting Standards No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION. Under this method, options are considered compensatory to the extent that the fair value of the stock exceeds the exercise price at the measurement date, which is the date at which the share option entitlement and exercise price is known. The compensation cost is recognized over the vesting period, and recorded as a component of salaries and benefits expense.

       The company has compensated external service providers with company stock options. The compensation expense recorded is determined based on the fair value method as prescribed in Statement of Financial Accounting Standards No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION.

       The company has modified the terms of its option plan for certain employees and, in accordance with Financial Accounting Standards Board Interpretation No. 44 (FIN 44), ACCOUNTING FOR CERTAIN TRANSACTIONS INVOLVING STOCK COMPENSATION, the company has adopted variable plan accounting for these options. Under variable plan accounting, compensation expense is and recorded each period from the date of modification to the date of measurement.

       CASH AND CASH EQUIVALENTS

       Cash and cash equivalents consist of cash on deposit and highly liquid short-term, interest bearing securities, having original terms to maturity of three months or less.

       WARRANTY PROVISION

       One of the company's subsidiaries provides a warranty for some of the products sold. A provision for estimated warranty costs is charged to operations on the basis of management's estimate of costs to be incurred servicing warranty claims.

4      ACQUISITIONS

       A)     SCHELFHOUT COMPUTER SYSTEMEN N.V.

              On January 10, 2000, the company completed the purchase of 100% of the issued and outstanding shares of Schelfhout Computer Systemen N.V. (SCS), a Belgian company that supplies clocks and cooling systems to auction houses. The company acquired the shares of SCS in exchange for 3,636,364 shares of common stock and cash of $4,000,000. The shares of common stock have been valued at

E-AUCTION GLOBAL TRADING INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2000
--------------------------------------------------------------------------------
(expressed in U.S. dollars)

              $3,636,364, based on their estimated fair value at January 10, 2000. Fair value has been determined based on the cash price paid for stock in a contemporaneous private placement, the put feature related to the shares issued to acquire SCS and the market price of the company's stock around the acquisition date.

              The results of operations of SCS have been included in the consolidated financial statements from the date of acquisition.

              The following table summarizes the purchase:

                                                                                                    $

              Consideration received
              Identifiable tangible assets                                                     369,205
              Acquired core technology                                                         726,716
              Goodwill, representing excess of consideration period over
                  identifiable net assets acquired                                           6,540,443
                                                                                      ------------------

                                                                                             7,636,364
                                                                                      ------------------

              The net tangible assets of SCS at January 10, 2000 consist of the following: cash of approximately $0.3 million, other working capital amounts of approximately $0.2 million, fixed assets of approximately $0.2 million and loans payable of approximately $0.3 million.

              The purchase price of $7,636,364 was paid as follows:

                                                                                                    $

              Refundable deposit paid in 1999                                                1,000,000
              Cash on closing (January 2000)                                                 3,000,000
              Shares of common stock at fair value issued in January 2000                    3,636,364
                                                                                      ------------------

                                                                                             7,636,364

                                                                                      ------------------

              The 3,636,364 shares of common stock issued were to be freely tradable at the time of issue and are subject to a timed release formula which allows for release of 454,545 shares, redeemable at $1.65 per share, on each of the 6, 12, 18 and 24-month anniversary dates of the closing, and the release of 606,061 shares, redeemable at $1.65 per share, on each of the 36, 48 and 60-month anniversary dates of the closing. If the company's shares are not freely tradable on any given release date, the vendors may demand redemption of the shares at their redemption price of $1.65 per share. The shares issued to acquire the business have been classified as manditorily redeemable shares of common stock as redemption is outside the control of the company. Subsequent to the acquisition of the company, these shares are accreted up to their redemption value of $1.65 per share over the period to the redemption date. The accretion in the period of $938,000 has been charged to a component of shareholders' equity.

              As at July 10, 2000, the first anniversary date of the acquisition, the shares of the company were not freely tradable. However, the vendors did not exercise their right to demand redemption of the shares.

E-AUCTION GLOBAL TRADING INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2000
--------------------------------------------------------------------------------
(expressed in U.S. dollars)

              The $750,000 due to the vendors is included in the balance of the mandatorily redeemable shares of common stock.

       B)     PURCHASE OF KWATROBOX B.V.

              Effective November 1, 2000, the company acquired 100% of the issued and outstanding shares of Kwatrobox B.V. (Kwatrobox), a provider of electronic auction infrastructure and enterprise resource planning software, for cash and shares of the company. The consideration includes cash of $1,573,250 and 1,250,000 shares of common stock of the company, plus performance related contingent consideration of up to 200,000 shares of common stock of the company. The total consideration, excluding the contingently issuable shares is $2,883,250.

              An additional 750,000 shares were issued upon closing on November 1, 2000, and will be held in escrow subject to the time release included in the table below. The remaining cash payments included in the table below are recorded as due to related party at the year-end, based on year-end exchange rates.

              An initial deposit of $321,902 of cash and 500,000 shares, with a fair value of $740,000, were issued to the vendor on June 5, 2000.

                                                           SHARE CONSIDERATION                            CASH CONSIDERATION
                                        -----------------------------------------     -----------------------------------------
                                                  NUMBER                     $                    NLG                      $

           June 5, 2001                          600,000                456,000              2,250,000               866,318
           June 5, 2002                          150,000                114,000              1,000,000               385,030
                                        ---------------------------------------------------------------------------------------

                                                 750,000                570,000              3,250,000             1,251,348
                                        ---------------------------------------------------------------------------------------

              The performance shares are contingent upon Kwatrobox and its subsidiaries earning combined pre-tax income of not less than $1.4 million for the period commencing on June 5, 2000 through to July 4, 2003 (the three-year period). To the extent that the earnings are less than $1.4 million but greater than $1 million for the three-year period, the performance payment shall be reduced by the deficit between earnings and $1.4 million. No additional consideration is required where pre-tax earnings are less than $1 million for the three-year period. The performance shares have not been included in the purchase consideration at this time. Any additional consideration arising in the future will be based on the fair value of the shares issued at that time and will be recorded as an increase in goodwill.

              The following table summarizes the transaction:

                                                                                                    $
                Consideration received
                      Goodwill, representing excess of consideration period
                           over identifiable net assets acquired                             4,137,369
                      Net identifiable tangible liabilities                                 (1,254,119)
                                                                                      ------------------

                                                                                             2,883,250
                                                                                      ------------------

E-AUCTION GLOBAL TRADING INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2000
--------------------------------------------------------------------------------
(expressed in U.S. dollars)

              The net tangible assets of Kwatrobox at November 1, 2000 consist of the following: cash and other working capital amounts of approximately $(0.8) million, fixed assets of approximately $0.8 million and long-term debt of approximately $1.4 million.

       c)     PURCHASE OF I-THREE, INC.

              Effective November 27, 2000, the company acquired 100% of the issued and outstanding shares of I-Three, Inc. (I-Three) for 455,000 shares of the company. I-Three is a professional services firm specializing in real-time, business-to-business infrastructure technology. The total consideration is $218,400.

              The following is a summary of the transaction:

                                                                                                    $

                Consideration received
                      Fair value of net identifiable tangible liabilities                     (616,092)
                      Acquired core technology                                                 667,594
                      Acquired workforce                                                       166,898
                                                                                      ------------------

                                                                                               218,400
                                                                                      ------------------

              The net identifiable tangible liabilities consist of cash and working capital of approximately $(0.8) million and fixed assets of approximately $0.2 million.

       d) Due to the timing of the acquisitions of I-Three and Kwatrobox, the company is in the process of evaluating its purchase price allocation, specifically the existence of any in-process research and development and the allocation to core technology. As a result of the evaluation, the purchase price allocation may change.

       e) The following table sets forth the pro forma consolidated results and net assets as if SCS, Kwatrobox and I-Three had been acquired on January 1, 1999 (unaudited):

                                                                  2000                   1999
                                                                     $                      $
                Revenue                                       8,035,041             7,844,199
                Loss                                         (6,574,087)           (5,439,974)
                Loss per share                                    (0.11)                (0.09)
                Net assets                                   10,415,200             7,157,687

5      ACCOUNTS RECEIVABLE

       Accounts receivable consist of the following amounts:

E-AUCTION GLOBAL TRADING INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2000
--------------------------------------------------------------------------------
(expressed in U.S. dollars)

                                                                          2000                   1999
                                                                             $                      $
           Accounts receivable                                        1,683,130                     -
           Allowance for doubtful accounts                              (82,259)
                                                               -----------------------------------------

                                                                      1,600,871                     -
                                                               -----------------------------------------
6        INVENTORY

       Inventories consist of the following:

                                                                          2000                   1999
                                                                             $                      $

           Raw materials                                                304,143                     -
           Work-in-progress                                              99,331                     -
           Finished goods                                               205,063                     -
                                                               -----------------------------------------

                                                                        608,537                     -
                                                               -----------------------------------------

7      INVESTMENT

       The company has recorded dilution gains in the year ended December 31, 2000 totalling $708,003 (1999 - $nil) which is charged to shareholders' equity. $459,158 of the gain resulted from e-Auction Australia Limited
       (EAA) issuing shares to new investors, in exchange for AUD$1.5 million cash. As a result, the company's share of EAA decreased from 100% to 50.01% and a gain was recorded for the amount by which consolidated assets were increased net of amounts attributed to non-controlling interests.

       The second dilution gain of $248,845 occurred on October 27, 2000 when the company's 50.01% interest in EAA was acquired by Hunter Capital
       Limited (Hunter), an Australian public company, through the issue of Hunter shares. Hunter then changed its name to Aucxis (Australia) Ltd.
       After the completion of this transaction, the company held 48.20% of the shares of Aucxis (Australia) Ltd., a continuation of the former EAA.

       As a result of this dilution in shareholding, the company has accounted for the investment by the equity method.

8      FIXED ASSETS

                                                                    2000                     1999
                                                                       $                        $

      COST

           Land                                                    85,178                        -
           Building                                               504,075                        -
           Leaseholds                                              64,093                        -
           Furniture and fixtures                                 147,758                        -
           Tools and equipment                                    416,353                        -
           Vehicles                                               334,528                        -

                                      F-23

E-AUCTION GLOBAL TRADING INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2000
--------------------------------------------------------------------------------
(expressed in U.S. dollars)

           Software                                               318,847                   34,247
                                                            ----------------------------------------

                                                                1,870,832                   34,247
                                                            ----------------------------------------

      ACCUMULATED DEPRECIATION
           Land                                                         -                        -
           Building                                                 1,414                        -
           Leaseholds                                               3,472                        -
           Furniture and fixtures                                   8,953                        -
           Tools and equipment                                     24,010                        -
           Vehicles                                                72,230                        -
           Software                                                28,232                        -
                                                          ------------------------------------------

                                                                  138,311                        -
                                                          ------------------------------------------

      NET BOOK VALUE
           Land                                                    85,178                        -
           Building                                               502,661                        -
           Leaseholds                                              60,621                        -
           Furniture and fixtures                                 138,805                        -
           Tools and equipment                                    392,343                        -
           Vehicles                                               262,298                        -
           Software                                               290,615                   34,247
                                                          ------------------------------------------

                                                                1,732,521                   34,247
                                                          ------------------------------------------

9        ACQUIRED WORKFORCE

       The acquired workforce, costing of $166,898 (1999 - $nil), had accumulated amortization of $5,547 at December 31, 2000 (1999 - $nil).

10       ACQUIRED CORE TECHNOLOGY

       The acquired core technology, with a cost of $1,394,310 (1999 - $nil) has accumulated amortization of $167,390 at December 31, 2000 (1999 - $nil).

11       GOODWILL

       Goodwill, costing of $10,677,812 (1999 - $nil), had accumulated amortization of goodwill of $1,438,064 at December 31, 2000 (1999 - $nil).

12       BANK INDEBTEDNESS

       The company's bank indebtedness of $423,432 bears interest at 6.25%, and is payable quarterly in arrears. The company has unutilized facilities of $99,130 (NLG232,003) at December 31, 2000. The building, equipment and inventory of the company's subsidiary, Kwatrobox, have been pledged as security.

E-AUCTION GLOBAL TRADING INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2000
--------------------------------------------------------------------------------
(expressed in U.S. dollars)

13       ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

       Accounts payable and accrued liabilities consist of the following:

                                                                      2000                   1999
                                                                         $                      $
           Trade payables                                         1,629,476               749,050
           Payroll                                                  652,556                      -
           Warranty accrual                                          61,000                      -
           Accrued liabilities                                      360,047                      -
                                                            ----------------------------------------

                                                                  2,703,079               749,050
                                                            ----------------------------------------

14       DUE TO RELATED PARTIES

                                                                      2000                   1999
                                                                         $                      $
         Related party loan                                         100,837
         Due to former Kwatrobox shareholders                     1,218,954                     -
         Due to Ventures North Investment Partners                        -               860,793
                                                            ----------------------------------------

                                                                  1,319,791               860,793
         Less: Current portion                                     (944,728)             (860,793)
                                                            ----------------------------------------

                                                                    375,063                     -
                                                            ----------------------------------------

       The amount due to former Kwatrobox shareholders relates to the acquisition of Kwatrobox. Under the purchase agreement, the company is required to pay the vendor two payments of NLG2,250,000 and NLG1,000,000 on June 5, 2001 and June 5, 2002, respectively (note 4). The total liability at year-end is $1,218,954.

       The majority of the company's operations during 1999 were funded by Ventures North Investment Partners Inc. (Ventures). Ventures is related through significant common shareholdings. The amounts advanced are non-interest bearing with no fixed terms of repayment. During 2000, these related party advances were repaid in full.

       A subsidiary of the company has four related party loans outstanding, totalling $100,837. These loans bear interest at 6% and were repaid in full in January 2001.

15     SHAREHOLDER LOAN

       The company obtained a loan of $2,200,000 from a shareholder on December
       14, 1999 to help finance the SCS acquisition. In February 2000, the loan plus interest of $21,698 was settled through the proceeds from the issue of 4,443,396 shares, with a fair value of $2,221,698.

                                      F-25

E-AUCTION GLOBAL TRADING INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2000
--------------------------------------------------------------------------------
(expressed in U.S. dollars)

16       RELATED PARTY LOAN PAYABLE

                                                 2000                   1999
                                                    $                      $

         Loan payable                                -             1,000,000
         Financing fee payable                       -             1,000,000
                                       ----------------------------------------

                                                     -             2,000,000
                                       ----------------------------------------

       On August 12, 1999, the company received a loan of $1,000,000 from Millennium Advisors Inc. (Millennium), a company related through a common director. The $1,000,000 loan was repaid in January 2000 through the proceeds of 2,000,000 shares issued for $1,000,000. The financing fee of $1,000,000 was settled through the issue of 197,219 shares of common stock of the company having a fair value of $1,000,000.

E-AUCTION GLOBAL TRADING INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2000
--------------------------------------------------------------------------------
(expressed in U.S. dollars)

17.      LONG-TERM DEBT

       The following balances comprise long-term debt:

                                                                  2000                   1999
                                                                     $                      $
           Loan - Tele Flower Auction B.V. (i)                  160,229                     -
           Mortgage (ii)                                        187,682                     -
           Other loans (iii)                                    300,378                     -
                                                       -----------------------------------------

                                                                648,289                     -
           Less: Current portion                               (255,571)                    -
                                                       -----------------------------------------

           Long-term debt                                       392,718                     -
                                                       -----------------------------------------

         i) Tele Flower Auction B.V. loaned Kwatrobox $427,277 (NLG1,000,000) on May 22, 1998. This loan was repayable in equal instalments of $53,410 (NLG125,000) over eight years, bearing interest at a rate of 5% per annum, payable annually. In November 2000, Kwatrobox paid Tele Flower Auction B.V. $160,229 (NLG375,000), with the agreement that there will be no further interest payment required. The remaining balance of $160,299 (NLG375,000) is due for repayment in 2001. In addition to interest, Tele Flower Auction B.V. is also entitled to 10% of the annual after-tax profit of Nieaf Systems B.V., a subsidiary of Kwatrobox, over the term of the loan. As Nieaf Systems B.V. has not reported a profit, no payments have been accrued or paid to date.

         ii) The mortgage relates to a building owned by Kwatrobox, with an original principal of $213,639 (NLG500,000). The mortgage bears interest at 5.9%, payable monthly and the principal is repayable in equal annual instalments of $11,536 and matures in 16 years. The mortgage is secured by the building and land to which it relates.

         iii) SCS has various vehicle loans, with interest rates ranging from 3.67% to 6.16%, and maturity dates ranging from March 2001 through August 2005, secured by the related vehicles.

       The debt repayments over the next five years are as follows:

                                                                    $
           2001                                                359,712
           2002                                                 80,149
           2003                                                 56,885
           2004                                                 41,992
           2005                                                 39,276
           Thereafter                                          198,892

       The weighted average interest rate on borrowings for the year ended December 31, 2000 is approximately 6%.

E-AUCTION GLOBAL TRADING INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2000
--------------------------------------------------------------------------------
(expressed in U.S. dollars)

18       INCOME TAXES

                                                                                                 2000                   1999
                                                                                                    $                      $
         Loss before taxes for the year                                                     (4,561,202)           (2,654,432)
                                                                                      -----------------------------------------

         Income tax recovery at enacted tax rate of 35%                                     (1,596,421)             (929,051)
         Permanent non-tax deductible expense                                                    6,982                     -
         Foreign tax rate differential                                                        (372,912)             (237,572)
         Net operating loss and temporary differences for which no benefit was
               recognized                                                                    2,067,083             1,166,623
                                                                                      -----------------------------------------

                                                                                               104,732                     -
                                                                                      -----------------------------------------

       As at December 31, 2000, the company had available non-capital losses in various countries that may be used to reduce income tax in future years, expiring as follows:

                                                                                                  USA                FOREIGN
                                                                                                    $                      $

           2014                                                                              2,654,432                     -
           2015                                                                              4,178,202                     -
           No expiry                                                                                 -             2,350,000
                                                                                      -----------------------------------------

                                                                                             6,832,634             2,350,000
                                                                                      -----------------------------------------

       The significant components of future tax assets and liabilities are summarized as follows:

                                                                                                 2000                   1999
                                                                                                    $                      $

           Deferred tax assets

                Non-capital loss carry-forward                                               3,213,000               929,000
                Depreciation and amortization                                                   71,500                     -
                Valuation allowance                                                         (3,284,500)             (929,000)
                                                                                      -----------------------------------------

           Net deferred tax assets                                                                   -                     -
                                                                                      -----------------------------------------

       The valuation allowance increased by $2,355,500 during 2000 (1999 - $929,000). Realization of future tax benefits is dependent upon many factors including the company's ability to generate taxable income in the loss carry-forward periods.

E-AUCTION GLOBAL TRADING INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2000
--------------------------------------------------------------------------------
(expressed in U.S. dollars)

19       SHARE CAPITAL

         Authorized
           250,000,000 shares of common stock with a par value of $0.001

                                                                                                 Additional
                                                                                                    paid in
                                                                Number                              capital             Total
                                                             of shares                $                   $                 $
      Balance - December 31, 1998                            34,500,000           34,500             (34,500)               -
      Resulting from reverse takeover acquisition             5,320,000            5,320              (5,319)               1
                                                          ----------------------------------------------------------------------
      Balance - December 31, 1999                            39,820,000           39,820             (39,819)               1
      Issued shares of common stock (i)                       7,625,916            7,626           3,657,799        3,665,425
      Issued on exchange of warrants (i)                      8,965,899            8,966           4,300,528        4,309,494
      Issued as commission (i)                                  327,878              328             157,268          157,596
      Issued as a financing fee (ii)                            197,219              197             999,803        1,000,000
      Acquisition of Kwatrobox (note 4)                       1,250,000            1,250           1,308,750        1,310,000
      Private placement (iii)                                 4,072,639            4,073           7,410,927        7,415,000
      Acquisition of I-Three, Inc. (note 4)                     455,000              455             217,945          218,400
      Dilution gain (note 7)                                          -                -             708,003          708,003
      Stock-based compensation                                        -                -              14,469           14,469
                                                          ----------------------------------------------------------------------

         Balance - December 31, 2000                         62,714,551           62,715          18,735,673       18,798,388
                                                          ----------------------------------------------------------------------

i) On January 7, 2000, through a private placement, the company issued 7,625,916 shares of common stock and 8,965,899 share purchase warrants, net of cash costs of $163,391 and an additional 327,878 shares of common stock issued as a commission to an agent to the transaction. The company raised net cash proceeds of $4,319,557 of which $1,858,229 was received in 1999. In addition the company issued shares to five companies that collectively settled the company's debt with a face value of $3,812,958. The 8,965,899 share purchase warrants were immediately exchanged for shares of common stock on a basis of one common share for each share purchase warrant. The investors included a related party and four parties related to this party through common shareholdings.

ii) In consideration for a loan of $1 million provided on August 13, 1999 by Millennium to e-Auction, Millennium received 197,219 shares of common stock of the company with a fair value of $1,000,000 as a financing and interest fee. These shares were issued in January 2000.

iii) On June 22, 2000, the company completed a private placement of 4,072,639 shares at $1.842 per share of common stock for proceeds of $7,415,000, net of costs of $85,000.

STOCK OPTIONS

On March 1, 1999, as amended on March 13, 2000, the company adopted a stock option plan that reserved 9,000,000 shares. The options have a term of ten years, and the exercise price is set at the estimated fair

E-AUCTION GLOBAL TRADING INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2000
--------------------------------------------------------------------------------
(expressed in U.S. dollars)

market value at the date of grant. There were no options issued prior to March 1, 1999. The following table summarizes the continuity of stock options:

                                                                                                            WEIGHTED AVERAGE
                                                                                          OPTIONS FOR         EXERCISE PRICE
                                                                                            SHARES OF              PER SHARE
                                                                                         COMMON STOCK                      $
           Balance - December 31, 1998                                                               -                     -
           Issued - March 1, 1999                                                            1,000,000                  0.01
           Issued - August 29, 1999                                                            250,000                  5.00
           Issued - December 1, 1999                                                         3,050,000                  0.85
                                                                                      ------------------

           Balance - December 31, 1999                                                       4,300,000                  0.90
           Cancelled                                                                          (845,000)                (0.01)
           Cancelled                                                                        (3,050,000)                (0.85)
           Cancelled                                                                          (250,000)                (5.00)
           Issued - December 30, 2000                                                        8,058,000                  0.35
                                                                                      ------------------

           Balance December 31, 2000                                                         8,213,000                  0.34
                                                                                      ------------------

       At December 31, 1999, 2,550,000 options with an exercise price of $0.85 were exercisable.

       The following table summarizes information about the company's share options outstanding as at December 31, 2000.

                                  NUMBER OUTSTANDING                 WEIGHTED AVERAGE                NUMBER EXERCISABLE
      EXERICSE PRICE                      AT                            REMAINING                            AT
             $                    DECEMBER 31, 2000                  CONTRUACTUAL LIFE                DECEMBER 31, 2000
            0.01                         155,000                            3.2                                -
            0.35                       8,058,000                           10.0                        3,518,333

The weighted average grant date fair value of options outstanding at December 31, 2000 is $0.42.

During the year, the company cancelled 4,145,000 stock options and subsequently reissued 2,025,000 stock options to the same persons at a lower exercise price. As a result of the modification (note 3), the stock-based compensation charge for the year ended December 31, 2000 is $nil.

External consultants have been compensated with the issue of 48,333 stock options. The charge for these consultants was $14,469 (1999 - $nil).

E-AUCTION GLOBAL TRADING INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2000
--------------------------------------------------------------------------------
(expressed in U.S. dollars)

The following reflects pro forma net income and loss per share had the company elected to adopt the fair value approach of Statement of Financial Accounting Standard (SFAS) 123:

                                                                                                 2000                   1999
                                                                                                    $                      $
           Loss
                As reported                                                                  4,655,934             2,654,432
                Pro forma                                                                    7,077,693             7,125,932

           Basic and diluted loss per share
                As reported                                                                       0.09                  0.07
                Pro forma                                                                         0.11                  0.16

       The estimated fair value of each option granted is calculated using the Black-Scholes option-pricing model. The weighted average assumptions used in the model were as follows:

                                                                                                 2000                   1999

           Risk-free interest rate                                                                6.0%                  5.0%
           Expected years until exercise                                                     9.9 years             8.0 years
           Expected stock volatility                                                            195.0%                 36.8%
           Dividend yield                                                                         0.0%                  0.0%

20       CHANGE IN NON-CASH WORKING CAPITAL

                                                                                                 2000                  1999
                                                                                                    $                     $

      Accounts receivable                                                                     (175,272)                    -
      Inventory                                                                                217,566                     -
      Prepaid expenses                                                                          41,272                     -
      Accounts payable and accrued liabilities                                                 265,417               749,050
      Deferred revenue                                                                        (671,344)              200,000
                                                                                      -----------------------------------------

                                                                                              (322,361)              949,050
                                                                                      -----------------------------------------

21       SEGMENTED INFORMATION

       The company operates in one operating segment, this being the installation of auction clocks and cooling systems.

E-AUCTION GLOBAL TRADING INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2000
--------------------------------------------------------------------------------
(expressed in U.S. dollars)

       GEOGRAPHIC INFORMATION
                                                                                                 2000                   1999
                                                                                                    $                      $
       Revenue
           Canada                                                                                7,840                     -
           Belgium                                                                           3,804,318                     -
           Netherlands                                                                       1,046,805                     -
                                                                                      -----------------------------------------
                                                                                             4,858,963                     -
                                                                                      -----------------------------------------

       Long-lived assets

           Canada                                                                            1,147,883                34,247
           Belgium                                                                           7,658,629                     -
           Netherlands                                                                       3,554,029                     -
                                                                                      -----------------------------------------
                                                                                            12,360,541                34,247
                                                                                      -----------------------------------------

22     PENSION PLAN

       One of the company's subsidiaries has a multi-employer defined contribution pension plan, administered by the Foundation for the Metal and Electrotechnical industry. The plan covers all 18 employees of the subsidiary. Total premiums paid to the Fund accounted to approximately $55,000 for the year ending December 31, 2000.

23     RELATED PARTY TRANSACTIONS

       In addition to the related party amounts included in note 14, two of the company's subsidiaries paid management fees of $280,644 and $237,216 to related companies.

24     LOSS PER COMMON SHARE

       The weighted average number of shares of common stock used for calculating the basic loss per share is 59,196,743 (1999 - 34,432,329). Fully diluted loss per share is the same as the basic loss per share for the year ended December 31, 2000 and 1999. Loss per share is determined based on the loss available to common shareholders as presented in the statement of operations, deficit and comprehensive loss.

       The 8,213,000 outstanding stock options and 200,000 contingently issuable shares (note 4) were not included in the computation of earnings per share as they are anti-dilutive for the periods presented.

25     SUPPLEMENTAL NON-CASH INFORMATION

       During the period, the company issued 3,636,364 shares of common stock with a fair value of $3,636,364 in connection with the acquisition of SCS. (note 4(a)).

E-AUCTION GLOBAL TRADING INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2000
--------------------------------------------------------------------------------
(expressed in U.S. dollars)

       The company issued 197,219 shares of common stock with a fair value of $1,000,000 to Millennium Inc. as payment of a financing and interest fee.

       The company issued 7,625,916 shares of common stock in January 2000, for which the proceeds were paid to various creditors, and cash was not received by the company. Debts settled totalled $3,812,958. The company also issued 327,878 shares with a fair value of $157,596 to pay commission on a private placement.

       The company issued 1,250,000 shares of common stock (note 4(b)) with a fair value of $1,310,000 in connection with its investment in Kwatrobox.

       The company issued 455,000 shares of common stock (note 4(c)) with a fair value of $218,400 in connection with its acquisition of I-Three, Inc.

26     COMMITMENTS

       The company incurred rental expenses under operating leases of $461,776 in 2000 (1999 - $385,625).

       The company has future minimum lease payments under operating leases relating to premises at December 31, 2000 as follows:

                                                                     $
           2001                                                303,816
           2002                                                303,816
           2003                                                303,816
           2004                                                276,947
           2005                                                 73,871
                                                      ------------------
                                                             1,262,266
                                                      ------------------

27     CONTINGENCIES

       a) A competitor of SCS has filed three claims totalling approximately $150,000 (FRF1,000,000) against SCS during 2000. At present, there is insufficient information available to ascertain the likelihood of these claims being successful. Accordingly, no recognition of this contingent loss has been made

       b) Certain customers of a subsidiary have filed claims totalling $70,000 against the subsidiary company. At present, there is insufficient information available to ascertain the likelihood of these claims being successful. Accordingly, no recognition of this contingent loss has been made.

       c) A shareholder derivative action was brought against the company, its subsidiaries and two of its directors for claims totalling $100 million.

              The action was stayed on November 29, 1999 as a result of the plaintiff's filing for Chapter 11 Bankruptcy protection in the United States Bankruptcy Court. Therefore, there is no recognition of the contingent loss in the period.

E-AUCTION GLOBAL TRADING INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2000
--------------------------------------------------------------------------------
(expressed in U.S. dollars)

28     SUBSEQUENT EVENTS

       On February 22, 2001, the company's equity investee, Aucxis (Australia) Limited, disposed of its mining interests, including its subsidiary, Hunter Mining & Exploration NL. Proceeds from this sale were US$813,100 (AUD$1.45 million) satisfied by the issue of 7,250,000 shares by the purchaser.

29     NEW ACCOUNTING STANDARDS

       The company will be required to adopt SFAS 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES for the 2001 fiscal year. At present, the company does not use derivative financial instruments and does not enter into hedging transactions Therefore, the impact of adopting SFAS 133 on financial reporting will not be material.

KWATROBOX B.V.

--------------------------------------------------------------------------------







       CONSOLIDATED ANNUAL REPORT FOR 1998 AND 1999

       KWATROBOX B.V. AND SUBSIDIARIES

KWATROBOX B.V.

--------------------------------------------------------------------------------

CONTENTS

1      Consolidated Financial Statements:

       Auditors' report
1.1    Consolidated balance sheets
1.2    Consolidated statements of operations
1.3    Consolidated statements of stockholders' equity
1.4    Consolidated statements of cash flows
1.5    Notes to the consolidated financial statements

KWATROBOX B.V.

--------------------------------------------------------------------------------

To the Board of Directors of Kwatrobox B.V., Aalsmeer

Report of the independent accountants

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, stockholders' equity and of cash flows present fairly, in all material respects, the consolidated financial position of Kwatrobox B.V. and its subsidiaries at December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Subsequent to December 31, 1999, the Company obtained a letter of support from it's prospective new parent company (see note 1.5.1). The Company's plans anticipate obtaining additional funding to fund it's working capital requirements and future growth until such time as it is able to generate revenue sufficient to support its expenditures.

Amsterdam, 25 September, 2000



/s/ PricewaterhouseCoopers N.V.

PricewaterhouseCoopers N.V.

1.1                       CONSOLIDATED BALANCE SHEETS (IN NLG)

                                               NOTES          DECEMBER 31, 1999               DECEMBER 31, 1998
                                                              -----------------               -----------------
ASSETS

CURRENT ASSETS
Cash and cash equivalents                                       3,923                           29,247
Accounts receivable                            1.5.4        2,258,666                        1,348,482
Inventories                                    1.5.5          972,764                          649,747
Prepaid expenses and other current assets                     205,307                           85,881
                                                       ----------------                 ----------------
Total current assets                                                         3,440,660                       2,113,357
PROPERTY AND EQUIPMENT                         1.5.6                         1,261,567                       1,181,167
INTANGIBLES                                    1.5.3                                 -                         889,417
DEFERRED TAX ASSETS                            1.5.9                                 -                               -
                                                                       -----------------                ----------------
Total assets                                                                 4,702,227                       4,183,941
                                                                       -----------------                ----------------

LIABILITIES AND STOCKHOLDERS'
EQUITY

CURRENT LIABILITIES
Bank overdraft                                 1.5.7          1,233,327                        204,749
Accounts payable and accrued expenses          1.5.8          1,593,593                      1,198,767
Social securities and other taxes                               296,817                        240,604
Short term debt                                1.5.10           248,000                        256,000
Deferred revenues                                               363,818                        355,653
                                                       ------------------               ----------------
Total current liabilities                                                    3,735,555                        2,255,773
LONG-TERM OBLIGATIONS                          1.5.10                        1,252,250                        1,500,250
Minority interest                                                                7,740                            5,600
COMMITMENTS AND CONTINGENCIES                  1.5.15                                -                                -
                                                                         ---------------                -----------------
Total liabilities                                                            4,995,545                        3,761,623
                                                                         ---------------                -----------------

STOCKHOLDER'S EQUITY

Common stock,                                  1.5.11            40,000                         40,000
 (NLG100 par value, authorised and issued
2000 and 400 shares)
Retained earnings                              1.3            (333,318)                        382,318
Total stockholder's equity                                                   (293,318)                          422,318
Total liabilities and stockholders' equity                                   4,702,227                        4,183,941

THE ACCOMPANYING ACCOUNTING POLICIES AND NOTES ARE AN INTEGRAL PART OF THE CONSOLIDATED FINANCIAL STATEMENTS.

KWATROBOX B.V.

--------------------------------------------------------------------------------

1.2               CONSOLIDATED STATEMENTS OF OPERATIONS (IN NLG)

                                                (UNAUDITED)
                                              --------------
                                                 10 MONTHS
                                                    ENDED
                                                 OCTOBER 31,      YEAR ENDED               YEAR ENDED
                                        NOTES       2000        DECEMBER 31, 1999        DECEMBER 31, 1998
                                                   ---------    -----------------       -----------------
Revenue                                 1.5.12       7,594,097   11,686,964                  10,247,111
Cost of sales                           1.5.13     (6,088,229)  (7,267,106)                 (7,095,106)
                                                   ----------   ----------                  ----------
GROSS PROFIT                                         1,505,868                  4,419,858                  3,152,005

OPERATING EXPENSES

Research and development                             1,024,294            -                           -
Personnel expenses                                   1,784,541    2,389,362                   1,448,969
General and administrative expenses                  1,846,640    1,493,104                   1,586,004
Amortization of intangibles             1.5.3                -            -                     136,833
Impairment of intangibles               1.5.3                -      889,417                           -
Depreciation                                           194,788      248,634                     236,134
                                                   ----------   -----------                 -------------
Total operating expenses                             4,850,263                  5,020,517                  3,407,940
                                                     ---------                  ---------                  ---------
LOSS FROM OPERATIONS                               (3,344,395)                  (600,659)                  (255,935)

Net interest expense                                    56,416                  (112,837)                  (174,564)
                                                     ---------                  ---------                  ---------
Loss before income taxes                           (3,400,811)                  (713,496)                  (430,499)

Provision for income taxes              1.5.9                -                          -                   (34,952)
                                                     ---------                  ---------                  ---------
RESULT AFTER INCOME TAX                            (3,400,811)                  (713,496)                  (465,451)

Outside shareholders' interest                               -                    (2,140)                      2,398
                                                     ---------                  ---------                  ---------
NET LOSS ATTRIBUTABLE TO STOCKHOLDERS*  1.3        (3,400,811)                  (715,636)                  (463,053)
                                                     ---------                  ---------                  ---------

* Net loss attributable to stockholders is equal to comprehensive income

THE ACCOMPANYING ACCOUNTING POLICIES AND NOTES ARE AN INTEGRAL PART OF THE CONSOLIDATED FINANCIAL STATEMENTS.

KWATROBOX B.V.

--------------------------------------------------------------------------------

1.3               CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (IN NLG)

                                                  COMMON STOCK                  RETAINED
                                             SHARES          AMOUNT             EARNINGS           TOTAL
Balance as at January 1, 1998                       400          40,000          845,371         885,371
Net loss for 1998                                     -               -        (463,053)       (463,053)
                                         -----------------------------------------------------------------

Balance as at December 31, 1998                     400          40,000          382,318         422,318
Net loss for 1999                                     -               -        (715,636)       (715,636)
                                         -----------------------------------------------------------------

Balance as at December 31, 1999                     400          40,000        (333,318)       (293,318)
Net loss for 10 months to October 31,
2000 (unaudited)                                      -               -      (3,400,811)     (3,400,811)
                                         -----------------------------------------------------------------
Balance as at October 31, 2000
(unaudited)                                         400          40,000      (3,734,129)     (3,694,129)


THE ACCOMPANYING ACCOUNTING POLICIES AND NOTES ARE AN INTEGRAL PART OF THE CONSOLIDATED FINANCIAL STATEMENTS.

KWATROBOX B.V.

--------------------------------------------------------------------------------

1.4               CONSOLIDATED STATEMENTS OF CASH FLOWS (IN NLG)

                                                                   (UNAUDITED)
                                                                    10 MONTHS
                                                                      ENDED
                                                                    OCTOBER 31,       YEAR ENDED               YEAR ENDED
                                                                       2000        DECEMBER 31, 1999        DECEMBER 31, 1998
                                                                    ---------      -----------------        -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss attributable to stockholders                               (3,400,811)                (715,636)                (463,053)
Adjustments to reconcile net loss to net cash provided by
operating activities:
  - Allowances and provisions                                           187,722   (115,240)                   230,419
  - Amortization of intangibles                                               -           -                   136,833
  - Impairment of intangibles                                                 -     889,417                         -
  - Depreciation of tangible fixed assets                               194,788     248,634                   236,134
Change in operating assets and liabilities, net of acquisitions :
  - (Increase)/decrease in accounts receivable                          473,872   (890,628)                 1,241,733
  - (Increase)/decrease in inventories                                 (54,369)   (177,664)               -----------
                                                                                                              711,397
  - Increase/(decrease) in accounts payable and accrued expenses        340,530     350,779               (1,381,915)
  - Increase/(decrease) in deferred revenue                           1,220,267       8,165                 (670,510)
  - Other                                                              (77,695)    (61,072)                   (1,820)
                                                                                  --------                  --------

Net cash (used in)/provided by operating activities                 (1,115,696)                (463,245)                  502,271
CASH FLOWS FROM INVESTING ACTIVITIES :
Capital expenditure                                                   (241,150)   (334,657)                 (234,371)
Acquisition of subsidiaries, net of cash acquired                             -           -                 (238,038)
                                                                      --------    --------                  --------
Net cash used in investing activities                                 (241,150)                (334,657)                (472,409)

CASH FLOWS FROM FINANCING ACTIVITIES:
Loans repaid                                                           (70,500)   (256,000)                 (248,000)
Loans received                                                        1,778,031           -                   873,250
Increase/(decrease) in bank overdraft                                 (332,137)   1,028,578                 (172,060)
Net cash provided by financing activities                             1,375,394                  772,578                  453,190
Net (decrease)/increase in cash                                          18,548                 (25,324)                   19,999
Cash at beginning of period                                               3,923                  29,247                     9,248
Cash at end of period                                                    22,471                   3,923                    29,247

 THE ACCOMPANYING ACCOUNTING POLICIES AND NOTES ARE AN INTEGRAL PART OF THE CONSOLIDATED FINANCIAL STATEMENTS.

KWATROBOX B.V.

--------------------------------------------------------------------------------

1.5              NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.5.1    BASIS OF PRESENTATION

The accompanying financial statements have been prepared on a going-concern basis and in compliance with US GAAP. All amounts are stated in Dutch Guilder, unless stated otherwise. The going-concern basis basis contemplates the realization of assets and the satisfaction of liabilities in the ordinary course of business.

The Group reported a net loss of NLG 715,636 for the year ended December 31, 1999 and a deficit in stockholders' equity of NLG 293,318. Negative cash flows from operations amounted to NLG 463,245 during 1999. Unutilised credit facilities amounted to NLG 416,673 at December 31, 1999 whilst current liabilities exceeded current assets by NLG 294,895.

Subsequent to December 31, 1999, the Group obtained a letter of support from it's prospective new parent company (see note 1.5.17) to fund the Group's expected working capital requirements to September 30, 2001. The support will take on the form of a loan not extending to more than NLG 2,5 million. At September 2000 funding in this regard amounted to NLG 1,7 million. Ultimately, the Group's ability to continue in operation will be dependent upon obtaining additional working capital and achieving profitable operations.

1.5.2    BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Kwatrobox B.V., ("the company") is jointly owned by QQC B.V., Peces B.V., Rendex B.V. and Wodan B.V. . The principal activity of the company is the holding and management of group companies. These group companies ("the group") specialise in the manufacture and servicing of "auction clock" systems which are used in the auction of perishable goods. In addition, the group also develops software specific to auctions and industries associated to auctions such as importers and exporters, the wholesale trade, line drivers and growers. The sale of hardware and software related to these operation forms part of this service. The group operates from 3 offices in the Netherlands. Revenue is mainly generated from customers within the Netherlands.

THE PRINCIPAL ACCOUNTING POLICIES HAVE BEEN SET OUT BELOW :

(A) USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions, that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

KWATROBOX B.V.

--------------------------------------------------------------------------------

1.5         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS(CONTINUED)

(B) PRINCIPLES OFCONSOLIDATION

The consolidated financial statements reflect the operations of the company and its subsidiaries, where control exists. All significant inter-company accounts and transactions have been eliminated upon consolidation.

Details of subsidiaries are as follows:
                                                            SHAREHOLDING %
                                                        1999            1998
                                                     ----------      ----------
Automatiseringsbureau Palm  BV                           100             100
Palm Veilingsystemen BV                                  100             100
Nieaf Systems BV                                         100             100
Scoop BV                                                  80              80


(C) REVENUE RECOGNITION

Net sales represent sales invoiced to customers, exclusive of value added tax and net of discounts allowed.

Revenues for projects (time and materials-based arrangements and fixed-fee arrangements) are recognized on the percentage-of-completion method of accounting based on the ratio of costs incurred to total estimated costs. The cumulative impact of any revision in estimates of the cost to complete and losses on projects in process are reflected in the period in which they become known. Revenues exclude reimbursable expenses charged to customers.

Revenues for maintenance contracts are deferred and recognized ratably over the contractual periods during which services are performed.

Revenues for the sales of hardware and customized software applications are recognized upon delivery.

Unbilled revenues represent labor costs incurred and estimated earnings, and production in excess of contractual billings to-date. Deferred revenues represent billings of production and other client reimbursable out-of-pocket costs in excess of revenues recognized to-date.

(D) SIGNIFICANT CUSTOMERS AND CONCENTRATION OF CREDIT RISK

For the year ended December 1998 one client, Bloemenveiling Holland (Naaldwijk), accounted for more than 10% of revenue. (1999 : no client exceeded 10% of revenue)

Financial instruments that subject the Group to credit risks consist primarily of trade accounts receivable. The Group performs ongoing credit evaluations, generally does not require collateral, and establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of customers, historical trends, and other information. To date, such losses have been within

KWATROBOX B.V.

--------------------------------------------------------------------------------

1.5         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS(CONTINUED)

management's expectations. For the years ended December 1998 and 1999, no client accounted for more than 10% of the Group's accounts receivable.

(E) CASH AND CASH EQUIVALENTS

Cash equivalents include commercial paper and other securities with original maturities of 90 days or less. Book value approximates fair value due to the short maturity of those instruments.

(F) INVENTORIES

Inventories are stated at the lower of cost or net realisable value. Cost is determined by the first-in, first-out (FIFO) method. Net realisable value is the estimate of the selling price in the ordinary course of business, less the costs of completion and selling expenses.

(G) WARRANTY PROVISION

A warranty provision is raised in respect to the exposure of the company to future warranty claims. This provision is calculated based upon actual past warranty claims and sales of products under warranty.

(H) PROPERTY AND EQUIPMENT

Property and equipment are stated at cost, net of accumulated depreciation and amortization. Upon retirement or disposal, the cost of the disposed asset and the related accumulated depreciation are removed from the accounts and any gain or loss is reflected in income. The Group provides for depreciation of other fixed assets over their estimated useful lives, using the straight-line method, as follows:

                                                            YEARS

Buildings                                                40 years
Computer equipment                                        3 years
Office equipment                                          5 years
Motor vehicles                                            5 years
Additions which amount to less than NLG 2,000 are expensed in the year of acquisition.

(I) INTANGIBLE ASSETS

Goodwill, which represents the excess of the purchase price over the fair value of the net assets acquired, is included in intangible assets and is amortized over a period of 5 years on a straight-line basis.

The amortization period is re-assessed in periods subsequent to the first year of an acquisition when a permanent diminution in value has occurred.

KWATROBOX B.V.

--------------------------------------------------------------------------------

1.5         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS(CONTINUED)


(J) ACCOUNTING FOR LONG-LIVED ASSETS

The Group accounts for long-lived assets in accordance with the provisionsof SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." This statement establishes financial accounting and reporting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used, and for long-lived assets and certain identifiable intangibles to be disposed of.

(K) OPERATING LEASES

Expenses relating to operating leases are charged to the profit and loss account in the year in which they occur.

(L) INCOME TAXES

The Group accounts for income taxes using the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their tax bases for operating profit and tax liability carry forward. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets or liabilities of a change in tax rates is recognized in the period that the tax change occurs.

(M) COMPREHENSIVE INCOME

Effective with year-end 1998 reporting, the Company has adopted SFAS 130, "Comprehensive Income". SFAS 130 requires net income to be adjusted for changes in equity due to non-income sources. As there are no such items within equity for the year-end 1998 or 1999 reporting, no comprehensive income has been shown.

(N) SEGMENT REPORTING

Effective with year-end 1998 reporting, the Company has adopted SFAS 131, "Disclosures About Segments of an Enterprise and Related Information". SFAS 131 establishes standards for the reporting of operating segment information in both annual reports and interim financial reports issued to shareholders. The Company believes that it is operating in one segment, being the delivery of information technology solutions to perishable goods auctions and industries associated to these auctions.

(O) NEW ACCOUNTING PRONOUNCEMENTS

In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivatives and Hedging Activities, which establishes accounting and reporting standards of derivative instruments, including certain derivative instruments embedded in other

KWATROBOX B.V.

--------------------------------------------------------------------------------

1.5         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS(CONTINUED)

contracts, and for hedging activities. This statement is effective for all quarters of fiscal years beginning after June 15, 1999. In July 1999, the FASB issues SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities-Deferral of the Effective Date of FASB No. 133," which amends SFAS No. 133 to be effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. The Company does not expect the adoption of this standard to have a material effect on the Company's results of consolidated operations, financial position, or cash flows.

In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") 101, Revenue Recognition in Financial Statements which provides guidance related to revenue recognition based on interpretations and practices followed by the SEC. SAB 101 was effective the first fiscal quarter of fiscal years beginning after December 15, 1999 and requires companies to report any changes in revenue recognition as a cumulative change in accounting principle at the time of implementation in accordance with Accounting Principles Board Opinion 20, "Accounting Changes". In March 2000, the SEC issued SAB 101A, "Amendment: Revenue Recognition in Financial Statements," which delays implementation of SAB 101 until June 30, 2000. Subsequently the SEC issued SAB 101B, which further delays the implementation of SAB 101 to no later than the 4th quarter of the fiscal year beginning after December 31, 1999. The Group will adopt SAB 101 and is currently in the process of evaluating the impact, if any, SAB 101 will have on its financial position or results of operations.

1.5.3    INTANGIBLE FIXED ASSETS:  ACQUISITIONS

At 30 April 1998 a wholley owned subsidiary of Kwatrobox B.V., Palm Veilingsystemen B.V., purchased 100% of the issued share capital of Nieaf Systems B.V. (the "acquired company"). The acquired company specialises in the manufacture and servicing of "auction clock" systems which are used in the auction of perishable goods.

Details of the assets and liabilities acquired and goodwill are as follows :

                                                                          NLG
                                                                      -------
Cash and cash equivalents                                             353,212
Accounts receivable                                                 1,325,294
Inventories                                                         1,069,266
Property and equipment                                                 68,881
Accounts Payable                                                    (560,441)
Other liabilities                                                 (1,665,049)
Deferred revenue                                                  (1,026,163)
Goodwill                                                            1,026,250
                                                                    ---------
Total purchase consideration discharged by cash                       591,250
Less : Cash and cash equivalents in subsidiary acquired             (353,212)
                                                                    ---------
Cash outflow on acquisition                                           238,038
                                                                    ---------

KWATROBOX B.V.

--------------------------------------------------------------------------------

1.5         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS(CONTINUED)

The acquisition has been accounted for under the purchase method of accounting and, accordingly, the purchase price has been allocated to the tangible and intangible assets acquired and liabilities assumed on the basis of their respective fair values at the acquisition date. As a result of these acquisitions, the Company has recorded goodwill of NLG 1.026.250, which is the excess cost of net assets acquired and is being amortized over a useful life of 5 years.

The amortization period was re-assessed at December 1999, being the first period subsequent to the first year of acquisition. Nieaf Systems B.V. had incurred losses during 1999 and further losses were projected for 2000. These losses resulted from the fact that no contracts to install new auctioning systems had been established since the date of acquisition. As a result key programmers have left the employ of the company.

It was determined that a permanent diminution in value had occurred. Accordingly the unamortizised balance of goodwill amounting to NLG 889,417 was amortized in one year.

Intangible fixed assets consist of the following :

                                                                  1999            1998
                                                           -----------      ----------
Goodwill                                                       889,417       1,026,250
Less : Accumulated amortization                                      -       (136,833)
Less : Impairment                                            (889,417)               -
                                                           -----------      ----------
                                                                     0         889,417
                                                           -----------      ----------

1.5.4    ACCOUNTS RECEIVABLE

Accounts receivable is shown net of allowance for doubtful accounts of NLG
56,134. (1998 : NLG 75,690). Accounts receivable has been pledged as security for the credit facilities set out in note 1.5.7.

1.5.5    INVENTORIES

Inventories consist of the following :
                                                               1999            1998

Finished goods                                            1,238,210       1,171,496
Work in progress                                            243,332         132,382
                                                        -----------      ----------
                                                          1,481,542       1,303,878
                                                        -----------      ----------
Allowance for obsolete inventory                          (508,778)       (654,131)
                                                        -----------      ----------

                                      F-47

KWATROBOX B.V.

--------------------------------------------------------------------------------

1.5         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS(CONTINUED)


                                                            972,764         649,747
                                                        -----------      ----------


Inventories have been pledged as security for the credit facilities set out in note 1.5.7.

1.5.6    PROPERTY AND EQUIPMENT

Property and equipment consist of the following :

                                                1999           1998
                                           ---------      ---------
COST
Buildings                                    948,904        948,904
Computer equipment                           821,567        996,328
Office equipment                             659,939        429,511
                                           ---------      ---------
                                           2,430,410      2,374,743
Accumulated depreciation                  (1,168,843)    (1,193,576)
                                           ---------      ---------
NET PROPERTY AND EQUIPMENT                 1,261,567      1,181,167
                                           =========      =========


The building and equipment have been pledged as security for the credit facilities set out in note 1.5.7.

1.5.7  BANK OVERDRAFT


The group's bankers have extended credit facilities of NLG 2,116,250 (1998 : NLG 1,493,250) to the group in the form of a bank overdraft and mortgage loan. These facilities have been secured by a first and second mortgage on the building as well as by the accounts receivable, inventories and equipment of Nieaf Systems B.V. and Automatiseringsbureau Palm B.V. . Interest on the bank overdraft is determined at 6,25%, payable quarterly in arrears. Un-utilised facilities amounted to NLG 416,673 (1998: NLG 795,251).

1.5.8  ACCOUNTS PAYABLE AND ACCRUED EXPENSES


Accounts payable and accrued expenses consists of the following:

                                               1999              1998
                                          ---------         ---------
Accounts payable                          1,066,143          633,089
Provision for warranty                      148,811          104,764
Accruals                                    378,639          460,914
                                          ---------        ---------
                                          1,593,593        1,198,767
                                          =========        =========

KWATROBOX B.V.

--------------------------------------------------------------------------------
1.5         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS(CONTINUED)


1.5.9 INCOME TAXES


Taxation from ordinary activities is calculated at the current taxation rate in the Netherlands of 35%. The taxation expense consists of the following:

Current  taxation                                       -          34,952
Deferred taxation                                (108,498)       (166,423)
                                                 --------        --------
                                                 (108,498)       (131,471)
Valuation allowance                               108,498         166,423
                                                 --------        --------
                                                        -           34,952
                                                 --------        --------

From August 14, 1998 Kwatrobox B.V. formed a fiscal unity with group company PalmVeilingsystemen B.V.. From January 1, 1999 Kwatrobox B.V. also formed a fiscal unity with all other group companies with the exception of Scoop B.V. . Estimated losses which may be utilised for tax amounted to NLG 71,576 (1998 :
Nil). These losses do not expire. Provisional payments in respect of taxes amounted to NLG 157,159 (1998 : NLG 64,401).

The tax effects of temporary differences that give rise to a significant portion of the net deferred income tax assets (liabilities) are as follows:

                                                                    1999            1998
                                                                --------        --------
Differences between fiscal and US GAAP reporting :
  Provisions                                                      80,885         135,078
  Fixed assets depreciation                                       48,195          31,345
  Intangible amortization (tax ruling obtained for portion)      110,833               -
Effect of estimated losses to be utilised for tax                 25,052               -
Other                                                              9,955               -
Net current deferred tax assets                                  274,920         166,423
                                                               --------         --------
Valuation allowance                                            (274,920)        (166,423)
                                                               --------         --------
                                                                      -                -
                                                               --------         --------

Deferred taxation has arisen mainly due to differences between the results reported for statutory and fiscal purposes and the results reported for US GAAP purposes. Deferred tax assets reflect the net tax effects of the tax credits, net operating loss carry forwards and temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and amounts used for income tax purposes.

KWATROBOX B.V.

--------------------------------------------------------------------------------
1.5         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS(CONTINUED)

The ultimate realization of the deferred tax assets is dependent upon the generation of sufficient future taxable income. A valuation allowance has been raised for the realisation of deferred tax assets due to the uncertainty that sufficient future taxable income will be generated to realize these assets. This uncertainty stems from the fact that losses were incurred in both 1998 and 1999. Management expects that losses will continue for the foreseeable future.

A reconciliation of the difference between the statutory Dutch income tax rate and the Group's effective tax rate follows:

                                                                                        1999            1998
                                                                                     -------         -------
Statutory income tax rate                                                               -35%            -35%
Capital investment deduction                                                             -2%             -1%
Schooling deduction                                                                      -2%             -1%
Intangible amortization                                                                  23%              6%
Other                                                                                     1%              1%
Effective tax rate before provision for impairment of deferred
tax assets                                                                              -15%            -30%
Valuation allowance                                                                      15%             38%
Effective tax rate                                                                        0%              8%


1.5.10  LONG-TERM LIABILITIES

Long term liabilities comprise:

                                                                                       1999             1998
                                                                                     -------         -------

Loan Tele Flower Auction                                                   i         750,000         875,000
Loan to companies under the control of the directors                      ii         284,000         388,000
Mortgage                                                                 iii         466,250         493,250
                                                                                   ---------       ---------
                                                                                   1,500,250       1,756,250
Less : Short term portion                                                          (248,000)       (256,000)
                                                                                   ---------       ---------
                                                                                   1,252,250       1,500,250
                                                                                   ---------       ---------

i On 22 May 1998, Tele Flower Auction B.V. provided the Group with a loan of NLG 1 million repayable in equal instalments of NLG 125,000 over 8 years and bearing interest at a rate of 5%, payable annually.

KWATROBOX B.V.

--------------------------------------------------------------------------------
1.5      NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS(CONTINUED)

         In addition to the interest, Tele Flower Auction BV is also entitled to 10% of the annual after-tax profit of one of the Group companies (Nieaf Systems B.V.) during the term of the loan. Payments in this regard amounted to NLG nil in 1999 (1998 : NLG 8,838)

ii Loans from companies under the control of the directors can be summarised as follows :

                                                                                        1999            1998

                                                                                      71,000          97,000
         Van Veen Boy's B.V.
         Peces B.V.                                                                   71,000          97,000
         Rendex B.V.                                                                  71,000          97,000
         Wodan B.V.                                                                   71,000          97,000
                                                                                     -------         -------
                                                                                     284,000         388,000
                                                                                     =======         =======

         These loans were received in terms of a loan agreement dated May 30, 1995; bear interest at a rate of 6% and are repayable in equal monthly instalments of NLG 2,000 per loan.

iii The mortgage concerns a loan from the group's bankers and is included in the credit facilities of the group as set out in note 1.5.7. The loan bears interest at 4,5% and is repayable in monthly instalments of NLG 2,250 (exclusive of interest).

         Maturities of long-term debt are as follows :

                                                                         NLG
                                                             ---------------
         2000                                                         27,000
         2001                                                         27,000
         2002                                                         27,000
         2003                                                         27,000
         2004                                                         27,000
         Thereafter                                                  331,250
                                                             ---------------
                                                                     466,250
                                                             ---------------
1.5.11 STOCKHOLDER'S EQUITY


         The authorised share capital amounts to NLG 200,000 divided into 2,000 shares of NLG 100 each. Of the authorised share capital 400 shares have been issued and paid in (1998 : 400).

KWATROBOX B.V.

--------------------------------------------------------------------------------
1.5      NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS(CONTINUED)

1.5.12 REVENUE

         Revenue is generated as follows :

                                                             % of total      % of total
                                                             ----------      ----------

Netherlands                                                          93              88
Rest of Europe                                                        7               1
Other                                                                 0              11
                                                             ----------      ----------
                                                                    100             100
                                                             ----------      ----------

Revenue can be categorised as follows:
                                                                   1999            1998

Hardware                                                      5,544,694       4,356,131
Software                                                      2,581,508       2,207,546
Project                                                       3,560,762       3,683,434
                                                             ----------      ----------
                                                             11,686,694      10,247,111
                                                             ----------      ----------


1.5.13   COST OF SALES

Cost of sales can be categorised as follows:
                                                                   1999            1998
                                                             ----------      ----------
Hardware                                                      5,169,247       4,207,303
Software                                                        913,896         703,592
Project                                                       1,183,963       2,184,211
                                                             ----------      ----------
                                                              7,267,106       7,095,106
                                                             ----------      ----------

1.5.14   PENSION PLANS

One of the group companies, Nieaf Systems B.V., contributes to a multi-employer defined contribution pension plan. The plan is administered by the Foundation for the Metal and Electro-technical Industry and covers all of the 20 (1998 :
19) employees of the group company. Premiums paid to the fund have been recognised as costs and amounted to NLG 123,363 (1998 : NLG 94,131).

KWATROBOX B.V.

--------------------------------------------------------------------------------
1.5      NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS(CONTINUED)


1.5.15   COMMITMENTS AND CONTINGENCIES

Operating leases

Commitments under operating leases which cannot be cancelled in respect of premises amounted to NLG 868,098 at December 1999. These commitments expire as follows :

                                                                       NLG
                                                            --------------

2000                                                               208,488
2001                                                               196,804
2002                                                               196,804
2003                                                               190,402
2004                                                                75,600
                                                            --------------
                                                                   868,098
                                                            --------------

Total payments under operating lease in respect of motor vehicles (cancellable leases) and property amounted to NLG 559,017 (1998 : NLG 456,547).

1.5.16   RELATED PARTY TRANSACTIONS

Kwatrobox B.V. has received loans from companies under the control of the directors as set out in note 1.5.10 amounting to NLG 284,000 (1998: NLG 388,000). Management fees paid to these companies for the years ended December 1998 and 1999 amounted to NLG 638,660 (1998: NLG 617,848).

1.5.17   SUBSEQUENT EVENTS

In January 2000, e-Auction Global Trading Inc. through a wholly owned subsidiary, V-Wholesaler.com B.V., entered into negotiations to purchase all the shares of Kwatrobox B.V.. Management expect that this transaction will be finalised by November 2000. By September 2000 e-Auction Global Trading Inc. had lent funds totalling NLG 1,7 million to the Kwatrobox Group. In addition, it provided a letter of support in terms of which it commits itself to fund the Group's expected working capital requirements to September 30, 2001.

                          E-AUCTION GLOBAL TRADING INC.
                             (A NEVADA CORPORATION)
                     PRO FORMA CONSOLIDATED INCOME STATEMENT
                          YEAR ENDED DECEMBER 31, 2000

                                                   E-AUCTION         KWATROBOX         PROFORMA          PROFORMA
                                                                                    ADJUSTMENTS
Revenue                                            4,858,963         3,176,078                -         8,035,041
Cost of sales                                    (1,969,666)       (2,546,279)                -       (4,515,945)
                                          ------------------------------------------------------------------------
                                                   2,889,297           629,799                -         3,519,096

OPERATING EXPENSES
 Sales, general and administrative                 5,698,828         1,929,564                -         7,628,392
 Depreciation and amortization                     1,749,312            98,961          827,473         2,675,746


                                          ------------------------------------------------------------------------
Total operating expenses                           7,448,140         2,028,525          827,473        10,304,138

LOSS FROM OPERATIONS                             (4,558,844)       (1,398,726)        (827,473)       (6,785,042)
Non-controlling interest                               1,417                 -                -             1,417
Share of loss of equity investment                 (193,168)                                            (193,168)
Net interest expense                               (189,392)            23,595                -         (165,797)
                                          ------------------------------------------------------------------------
Loss before income taxes                         (4,561,203)       (1,422,321)        (827,473)       (6,810,997)
Provision for income taxes                           104,731                 -                -           104,731

                                          ------------------------------------------------------------------------
NET LOSS                                         (4,665,934)       (1,422,321)        (827,473)       (6,915,728)
Accretion on mandatorily redeemable                (938,000)                 -                -         (938,000)
common stock
                                          ------------------------------------------------------------------------
Loss available to common shareholders            (5,603,934)       (1,422,321)        (827,473)       (7,853,728)

Unrealized foreign exchange gain                   (124,822)                 -                -         (124,822)
                                          ------------------------------------------------------------------------
COMPREHENSIVE LOSS                               (4,790,756)       (1,422,321)        (827,473)       (7,040,550)
                                          ------------------------------------------------------------------------

Proforma                                                                                                   (0.13)


                          E-AUCTION GLOBAL TRADING INC.
                             (A NEVADA CORPORATION)
               NOTE TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                          YEAR ENDED DECEMBER 31, 2000

                                 (IN U.S. FUNDS)

1.       BASIS OF PRESENTATION

These financial statements have been prepared in connection with the purchase Kwatrobox B.V. ("Kwatrobox") by the Company in a purchase agreement dated November 1, 2000.

The condensed pro forma income statement reflects the combined operations for the year ended December 31, 2000 as if the acquisition had taken place at January 1, 1999. The goodwill on the acquisition is calculated as follows:

Effective November 1, 2000, the company acquired 100% of the issued and outstanding shares of Kwatrobox B.V. (Kwatrobox), a provider of electronic auction infrastructure and enterprise resource planning software, for cash and shares of the company. The consideration includes cash of $1,573,250 and 1,250,000 shares of common stock of the company, plus performance related contingent consideration of up to 200,000 shares of common stock of the company. The total consideration, excluding the contingently issuable shares is $2,883,250.

An additional 750,000 shares were issued upon closing on November 1, 2000, and will be held in escrow subject to the time release included in the table below. The remaining cash payments included in the table below are recorded as due to related party at the year-end, based on year-end exchange rates.

The performance shares are contingent upon Kwatrobox and its subsidiaries earning combined pre-tax income of not less than $1.4 million for the period commencing on June 5, 2000 through to July 4, 2003 (the three-year period). To the extent that the earnings are less than $1.4 million but greater than $1 million for the three-year period, the performance payment shall be reduced by the deficit between earnings and $1.4 million. No additional consideration is required where pre-tax earnings are less than $1 million for the three-year period. The performance shares have not been included in the purchase consideration at this time. Any additional consideration arising in the future will be based on the fair value of the shares issued at that time and will be recorded as an increase in goodwill.

The following table summarizes the transaction:

  Consideration received                                                     $
        Goodwill, representing excess of consideration period over
             identifiable net assets acquired                         4,137,369
        Net identifiable tangible liabilities                        (1,254,119)
                                                                  --------------
                                                                      2,883,250
                                                                  --------------
Goodwill is to be amortized on a straight-line basis over 5 years

-----------------------------------------------------------------------          -------------------------------------------------
NO DEALER,  SALESPERSON,  OR OTHER PERSON HAS BEEN  AUTHORIZED TO GIVE
ANY INFORMATION OR TO MAKE ANY  REPRESENTATIONS  NOT CONTAINED IN THIS                          43,064,567 SHARES
PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR  REPRESENTATIONS
NOT  CONTAINED   HEREIN  MUST  NOT  BE  RELIED  UPON  AS  HAVING  BEEN
AUTHORIZED  BY THE  COMPANY OR BY ANY OTHER  PERSON.  THIS  PROSPECTUS
DOES NOT  CONSTITUTE AN OFFER TO SELL, OR A  SOLICITATION  OF AN OFFER
TO BUY, ANY SECURITIES  OTHER THAN THE COMMON SHARES  OFFERED  HEREBY,                          E-AUCTION GLOBAL
NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION  OF AN OFFER                            TRADING INC.
TO BUY ANY OF THE SECURITIES OFFERED HEREBY, TO ANY PERSON IN ANY
JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION
TO SUCH PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE
HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE
INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE
HEREOF.

TABLE OF CONTENTS                                             Page
                                                              ----
Prospectus Summary..............................................2
Selected Consolidated Financial Data............................3
Risk Factors....................................................5
Cautionary Statement Regarding Forward
Looking Statements.............................................13
Market Price of Common Stock...................................14
Use of Proceeds................................................14
Our Company....................................................15
Plan of Operations.............................................31
Management/Executive Compensation..............................35
Certain Relationships and Related Transactions.................42                                   PROSPECTUS
Principal Stockholders.........................................44
Selling Shareholders...........................................46
Plan of Distribution...........................................51
Description of Capital Stock...................................52
Shares Eligible for Future Sale................................53
Changes in Accountants.........................................54
Experts........................................................54
Transfer Agent and Registrar...................................55
Where you can get more information.............................55
Index to Financial Statements.................................F-1

Until____________(25  days  after  the  date of  this  prospectus), all                             MAY 22, 2001
dealers  effecting  transactions in our common shares,  whether or not participating  in this  distribution,  may be  required  to  deliver a
prospectus.   This  delivery   requirement   is  in  addition  to  the
obligation  of  dealers  to  deliver  a  prospectus   when  acting  as
underwriters   and  with  respect  to  their  unsold   allotments   or
subscriptions.
-----------------------------------------------------------------------          -------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under Nevada Revised Statutes Section 78.7502 and 78.751, our articles of incorporation and bylaws provide us with the power to indemnify any of our directors, officers, employees or agents. The director, officer, employ or agent must have conducted himself in good faith and reasonably believe that his conduct was in, or not opposed to our best interests. In a criminal action the director, officer, employee or agent must not have had a reasonable cause to believe his conduct was unlawful. Advances for expenses may be made if the director affirms in writing that he believes he has met the standards and that he will personally repay the expense if it is determined he did not meet the standards.

         We will not indemnify a director or officer adjudged liable due to his negligence or willful misconduct toward us, adjudged liable to us, or if he improperly received personal benefit. Indemnification in a derivative action is limited to reasonable expenses incurred in connection with the proceeding.

         Article V of our articles of incorporation of Registrant provided that the personal liability of the directors of the corporation is hereby eliminated to the fullest extent permissible under the General Corporation Law of the State of Nevada, as the same may be amended and supplemented. Article VI of our articles of incorporation of Registrant provide that the corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented (the "Law") indemnify and any all persons whom it shall have power to indemnify under the Law from and again stay and all of the expenses, liabilities, or other matters referred to in or covered by the Law. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators.

         Furthermore, Section 9 of e-Auction's Bylaws, which reads as follows, provides for the indemnification of agents of and the purchase of liability insurance:

         For purposes of this Section 9, "agent" means any person who is or was a director, officer, employee or other agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation; "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" included without limitation, attorneys' fees and any expenses of establishing a right to indemnification under this Section 9.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the costs and expenses, payable by the Registrant in connection with the sale of Common Shares being registered. All amounts are estimates except the SEC registration fee.

         SEC registration fee.................................

         Printing and engraving costs.........................

         Legal fees and expenses..............................

         Accounting fees and expenses.........................

         Blue Sky fees and expenses...........................

         Miscellaneous expenses...............................

         Total................................................

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

         Since the date of its incorporation, the following transactions were effected by the Registrant in reliance upon exemptions from registration under the Securities Act of 1933, as amended, (the "1933 Act"). Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Act and setting forth the restrictions on the transferability and the sale of the securities.

         On January 8, 1998, the Registrant issued 1,250,000 shares of common stock equally to Fred Tham, Kam Chun Hui, Noni Wee, Kar Chun Chow and AiNgoh Chiam for an aggregate and net purchase price of $1,250.00 pursuant to the exemption from registration provided under Rule 504 of Regulation D promulgated under the 1933 Act.

         On January 30, 1998, the Registrant issued 4,000,000 shares of common stock for an aggregate and net purchase price of $40,000.00 through an offering circular under Rule 504 of Regulation D promulgated under the 1933 Act. Registrant believes that the investors had knowledge and experience in financial and business matters which allowed them to evaluate the merits and risks of the receipt of these securities and that they were knowledgeable about the Registrant's operations and financial condition.

         On April 26, 1998, Registrant issued 70,000 shares of common stock at a purchase price of three dollars ($3.00) per share for an aggregate purchase price of $210,000.00 and net proceeds of $200,000.00 pursuant to an offering under Rule 504 of Regulation D promulgated under the 1933 Act. The Registrant believes that the investors had knowledge and experience in financial and business matters which allowed them to evaluate the merits and risks of the receipt of these securities and that they were knowledgeable about the Registrant's operations and financial condition.

         On February 26, 1999, the Registrant entered into a stock exchange agreement with the stockholders of e-Auction (Barbados). The Registrant issued a total of 34,500,000 shares of its common stock pursuant to Regulation S promulgated under the 1933 Act to the e-Auction (Barbados) stockholders in exchange for all of the outstanding shares of e-Auction (Barbados). There was no cash exchanged in this transaction. The share exchange took place on a one-for-one basis. The Registrant believes that the stockholders of e-Auction (Barbados) had knowledge and experience in financial and business matters which allowed them to evaluate the merits and risks of the receipt of these securities and that they were knowledgeable about the Registrant's operations and financial condition.

         On August 13, 1999, in consideration for a loan of $1 million from Millennium Advisors Inc. to the Registrant, Millennium received 197,219 common shares of the Registrant, having a deemed value of $1,000,000, as a financing and interest fee. The deemed price of the shares was based on the weighted average closing price over the five (5) trading days immediately preceding the date the loan was granted. The Registrant issued these shares in January 2000 to Millennium Advisors Inc., which is a non-US person. In connection with the above issuance, the Registrant relied on the exemption from registration afforded by
Section 4(2) of the Securities Act of 1933, as amended (the "Act"), as transactions by an issuer not involving any public offering, and Regulation S promulgated under the Act, as an offshore transaction with a non-U.S. person ("Regulation S").

         On January 7, 2000, the Registrant issued 8,965,899 special warrants to various non-US purchasers. Each special warrant entitled the holder thereof to acquire one (1) share of the Registrant's common stock for no additional consideration. The holders of the special warrants exercised their special warrants immediately following their issuance, pursuant to which exercise the Registrant issued an aggregate of 8,965,899 shares of its common stock to such holders. The offering of the special warrants and the issuance of the shares of common stock of the Registrant resulting from the subsequent exercise of the special warrants were made in reliance of the exemption from registration afforded by Section 4(2) of the 1933 Act and Regulation S with respect to offshore transactions to non-U.S. purchasers. Each such purchaser certified that it (i) was not a U.S. person, (ii) was not acquiring the securities for the account or benefit of any U.S. person, (iii) was an accredited investor and (iv) had the requisite sophistication. Each such purchaser further agreed not to resell the securities other than in compliance with Regulation S. The purchase price for the special warrants was US$0.50, resulting in approximately $4,482,948 in new capital to the Registrant.

         In connection with the foregoing, the Registrant issued an additional 327,878 shares of its common stock to various non-U.S. entities as commissions. The issue price of the common shares used to pay the commissions was $0.50, for a deemed value of $163,939. The issuance of such additional shares of the Registrant's common stock was also made in reliance of Section 4(2) of the 1933 Act and Regulation S.

         During the first quarter of the fiscal year 2000, the Registrant settled various outstanding liabilities by issuing an aggregate of 7,625,916 shares of its common stock. The issuance price for the common stock was US $0.50 per share and the Registrant retired approximately $3,812,958 in outstanding liabilities. All of the recipients of these shares were non-US persons, having the requisite knowledge and experience in financial and business matters to evaluate the merits and risks of the receipt of the Registrant's securities in lieu of repayment in cash. In issuing these securities, the Registrant relied on the exemption from registration afforded by Section 4(2) of the 1933 Act and Regulation S.

         On January 10, 2000, the Registrant issued 3,636,364 shares of its common stock to the former shareholders of Schelfhout Computer Systemen, N.V., as partial consideration for the purchase by the Registrant's Belgium subsidiary of all of the outstanding shares of capital stock of Schelfhout. For accounting purposes, the purchase price per share was deemed to be $1.00. There was no cash paid for the shares by Schelfhout. The offering was made in an offshore transaction to foreign individual purchasers who each certified that they (i) were not U.S. persons; (ii) were not acquiring the securities for the account or benefit of any U.S. person, (iii) were an accredited or sophisticated purchaser; and (iv) would resell the securities only in compliance with Regulation S. The Registrant further believes that the stockholders of Schelfhout had knowledge and experience in financial and business matters which allowed them to evaluate the merits and risks of the receipt of these securities and that they were knowledgeable about the Registrant's operations and financial condition. The issuance of shares of the Registrant's common stock for and in consideration for all of the outstanding capital stock of Schelfhout was made in reliance of the exemption afforded by Section 4(2) of the 1933 Act and Regulation S, as transactions by an issuer not involving any public offering to non US persons in an offshore transaction.

         On June 22, 2000, the Registrant issued 4,072,639 shares of common stock to ABN AMRO Capital Investments(Belgie) N.V. The purchase price for the shares of the common stock was $1.842, resulting in proceeds to the Registrant of approximately $7,500,000. The offering was made in an offshore transaction to the purchaser who certified that it (i) was not a U.S. person,(ii) was not acquiring the securities for the account or benefit of any U.S. person,(iii) was an accredited or sophisticated purchaser and (iv) agreed to resell the securities only in compliance with Regulation S. The purchaser understands that it must hold the shares for an indefinite period of time unless the sale or other transfer there of is subsequently registered under the 1933 Act or an exemption from such registration is available at that time. In issuing the above referenced securities, the Registrant relied on the exemption afforded by
Section 4(2) of the 1933 Act and Regulation S, as transactions by an issuer not involving any public offering to a non-US person in an offshore transaction.

         On November 1, 2000, the Registrant issued an aggregate of 1,100,000 shares of common stock to the stockholders of Kwatrobox B.V. as partial consideration for the purchase of all of the outstanding shares of capital stock of Kwatrobox N.V. In connection with its purchase of the capital stock, the Registrant paid a cash sum of 4,000,000 Guilders and granted options exercisable at the three (3) year anniversary to purchase up to an additional number of shares of common stock having an aggregate value equal to 1,000,000 Guilders, based upon and subject to the future earnings of Kwatrobox B.V. An additional 150,000 shares of common stock were issued to the stockholders of Kwatrobox B.V. at the purchase date. In issuing the above referenced securities, the Registrant relied on the exemption afforded by Section 4(2) of the 1933 Act and Regulation S, as transactions by an issuer not involving any public offering to a non-US person in an offshore transaction.

         On December 14, 2000, the Registrant issued an aggregate of 450,000 shares of common stock to the stockholders of i-Three, Inc. as partial consideration for the purchase of all of the outstanding shares of capital stock of i-Three, Inc. An additional 5,000 shares of common stock were issued at the purchase date in lieu of certain fees incurred in connection with the purchase. In issuing the above referenced securities, the Registrant relied on the exemption afforded by Section 4(2) of the 1933 Act and Regulation D, as transactions by an issuer not involving any public offering.

ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

            (a)         Exhibits

NUMBER      DESCRIPTION
------      -----------
3.1(i)      Articles of Incorporation of the Company, dated January 8, 1998
3.1(ii)     Articles of Incorporation, as amended, of the Company (Incorporated by reference to Exhibit 2(i) of the Registrant's Amended
            Registration Statement on Form 10-SB12g/A (No. 00028741) filed with the Securities and Exchange Commission on September 29, 2000.)
3.2         Bylaws of the Company (Incorporated by reference to Exhibit 3(ii) of the Registrant's Amended Registration Statement on Form 10-SB12g/A
            (No. 00028741) filed with the Securities and Exchange Commission on September 29, 2000.)
4.1         Specimen Common Stock Certificate (Incorporated by reference to
            Exhibit 4 of the Registrant's Amended Registration Statement on Form
            10-SB12g/A (No. 00028741) filed with the Securities and Exchange
            Commission on September 29, 2000.)
5.1         Opinion of the Law Office of Kirk Schumacher, Esq. regarding the validity of the securities being registered.
10.1        Share Exchange Agreement dated as of February 26, 1999 between
            Kazari International Inc. (now e-Auction Global Trading Inc.) and
            QFG Holdings Limited, Inc. (Incorporated by reference to the
            Registrant's Amended Registration Statement on Form 10-SB12g/A (No.
            00028741) filed with the Securities and Exchange Commission on September 29, 2000. Exhibit 6(i))
10.2        Share Purchase Agreement dated January 17, 2000 between e-Auction
            Global Trading Inc., e-Auction Belgium N.V., Luc Schelfhout, and
            Hilde De Laet (Incorporated by reference to Exhibit 6(iv) of the
            Registrant's Amended Registration Statement on Form 10-SB12g/A (No.
            00028741) filed with the Securities and Exchange Commission on September 29, 2000.)
10.3        Pledge Agreement dated January 10, 2000 between e-Auction Belgium
            N.V., Luc Schelfhout, and Hilde DeLaet*
10.4        Share Purchase Agreement dated November 1, 2000 between
            v-Wholesaler.com and each of Peces B.V., Rendex B.V., Van Veen Boys
            B.V. and Wodan B.V., as shareholders of Kwatrobox B.V. (Incorporated by reference to Exhibit 2.1/A of the Registrant's Amended Current
            Report on Form 8-K/A (No. 0001102233) filed with the Securities and
            Exchange Commission on November 1, 2000. )
10.5        Agreement re: Postponement Signing SPA and Transfer Shares Kwatrobox
            B.V. dated as of August 29, 2000 between e-Auction Global Trading
            Inc. and each of Peces B.V., Rendex B.V., Van Veen Boys B.V. and
            Wodan B.V., as shareholders of Kwatrobox B.V. (Incorporated by reference to Exhibit 2.1/A of the Registrant's Amended Current
            Report on Form 8-K/A (No. 0001102233) filed with the Securities and
            Exchange Commission on November 1, 2000. )
10.6        Pledge Agreement dated as of June 5, 2000, between e-Auction Global
            Trading Inc. and each of Peces B.V., Rendex B.V., Van Veen Boys B.V.
            and Wodan B.V., as shareholders of Kwatrobox B.V. (Incorporated by reference to Exhibit 2.1/A of the Registrant's Amended Current
            Report on Form 8-K/A (No. 0001102233) filed with the Securities and
            Exchange Commission on November 1, 2000. )
10.7        Share Purchase Agreement dated as of December 14, 2000 between
            e-Auction Global Trading Inc. and i-Three, Inc.
10.8        Stock Option Plan, adopted March 1, 1999 and amended March 13, 2000 of the Company (Incorporated by reference to Exhibit 99.1 of the Registrant's Registration Statement on Form S-8 (No. 333-50440) filed with the Securities and Exchange Commission on November 21, 2000.)
10.9        Stock Purchase Agreement dated June 21, 2000 between e-Auction
            Global Trading, Inc. and ABN AMRO Capital Investments (Incorporated by reference to Exhibit 6(v) of the Registrant's Amended
            Registration Statement on Form 10-SB12g/A (No. 00028741) filed with the Securities and Exchange Commission on September 29, 2000.)
10.10       Amended and Restated Employment Agreement dated December 30, 2000 between David Hackett and the Company (Incorporated by reference to Exhibit 10.10 of the Registrant's Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on March 30, 2001.)

            (a)         Exhibits

NUMBER      DESCRIPTION
------      -----------

10.11 Employment Agreement dated December 30, 2000 between Daniel McKenzie and the Company (Incorporated by reference to Exhibit 10.11 of the Registrant's Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on March 30, 2001.)
10.12 Services Agreement dated February 16, 2001 between Aucxis Corp. (Canada) and Electronic Data Systems (Incorporated by reference to
            Exhibit 10.12 of the Registrant's Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on March 30, 2001.)
10.13 Addendum to Share Purchase Agreement dated as of December 1, 2000 between e-Auction Global Trading Inc., e-Auction Belgium N.V., Luc Schelfhout, and Hilde De Laet (Incorporated by reference to Exhibit
            10.1 of the Registrant's Report on Form 10-QSB filed with the Securities and Exchange Commission on May 15, 2001.)
21.1        Subsidiaries of the Company
23.1        Consent of PricewaterhouseCoopers Bedrijfsrevisorenbcvba
23.2        Consent of PricewaterhouseCoopers N.V.
23.3        Consent of Dale, Matheson, Carr-Hilton

         *Previously filed as an exhibit to the Registrant's Registration Statement on Form S1 (No. 33331276) to which this registration statement prospectus is an amendment.

            (b)         Financial Statement Schedules

         All schedules are omitted because they are inapplicable or the requested information is shown in the financial statements of the Registrant or related notes thereto contained elsewhere in this prospectus.

ITEM 28. UNDERTAKINGS

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"),

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that clauses (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SBA and authorized this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Canada on the 21st day of May, 2001.

                                             E-AUCTION GLOBAL TRADING INC.

                                             By:/s/ David W.A. Hackett
                                                ----------------------
                                             David W.A. Hackett,
                                             Chief Financial Officer
                                             (duly authorized officer)